                                                                     EXHIBIT 2.1

                           FIRST AMENDED AND RESTATED
                             AGREEMENT AND PLAN OF
                           MERGER AND REORGANIZATION
                                     AMONG
                               724 SOLUTIONS INC.
                           SAPPHIRE MERGER SUB, INC.
                               EZLOGIN.COM, INC.
                                      AND
                            ALEXANDRE BALKANSKI, AS
                              SHAREHOLDERS' AGENT
                            DATED AS OF MAY 9, 2000

                            MORRISON & FOERSTER LLP
                               425 MARKET STREET
                            SAN FRANCISCO, CA 94105
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                               TABLE OF CONTENTS

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
 ARTICLE I  THE MERGER...................................................                 1
         1.1            The Merger..................................................      1
         1.2            Closing; Effective Time.....................................      2
         1.3            Effect of the Merger........................................      2
         1.4            Articles of Incorporation; Bylaws...........................      2
         1.5            Directors and Officers......................................      2
         1.6            Effect on Capital Stock.....................................      2
         1.7            Surrender of Certificates...................................      4
         1.8            No Further Ownership Rights in Ezlogin Capital Stock........      6
         1.9            Lost, Stolen or Destroyed Certificates......................      6
         1.10           Tax and Accounting Consequences.............................      6
         1.11           Fairness Hearing and Exemption from Registration; Legends...      6
         1.12           Taking of Necessary Action; Further Action..................      7

 ARTICLE II  REPRESENTATIONS AND WARRANTIES OF Ezlogin...................                 7
         2.1            Organization, Standing and Power............................      7
         2.2            Capital Structure...........................................      8
         2.3            Authority...................................................      9
         2.4            Financial Statements........................................      9
         2.5            Absence of Certain Changes..................................     10
         2.6            Absence of Undisclosed Liabilities..........................     10
         2.7            Litigation..................................................     10
         2.8            Restrictions on Business Activities.........................     10
         2.9            Governmental Authorization..................................     11
         2.10           Title to Personal Property..................................     11
         2.11           Intellectual Property.......................................     11
         2.12           Environmental Matters.......................................     12
         2.13           Taxes.......................................................     12
         2.14           Employee Benefit Plans......................................     13
         2.15           Certain Agreements Affected by the Merger...................     15
         2.16           Employee Matters............................................     15
         2.17           Interested Party Transactions...............................     16
         2.18           Insurance...................................................     16
         2.19           Compliance With Laws........................................     16
         2.20           Minute Books................................................     16
         2.21           Complete Copies of Materials................................     16
         2.22           Brokers' and Finders' Fees..................................     17
         2.23           Voting Agreements; Irrevocable Proxies......................     17
         2.24           Vote Required...............................................     17
         2.25           Inventory...................................................     17
         2.26           Accounts Receivable.........................................     17
         2.27           Board Approval..............................................     17
         2.28           Customers and Suppliers.....................................     17
         2.29           Material Contracts..........................................     17
         2.30           No Breach of Material Contracts.............................     18
         2.31           Material Third Party Consents...............................     18
         2.32           Real Property...............................................     18
         2.33           Product Releases............................................     19
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
         2.34           Year 2000...................................................     19
         2.35           Hearing Documents; Rule 506 Documents.......................     19
         2.36           Waiver of Right of First Refusal............................     19
         2.37           Assets and Revenues.........................................     19
         2.38           Ezlogin Transaction Expenses................................     19
         2.39           Representations Complete....................................     19

 ARTICLE III  REPRESENTATIONS AND WARRANTIES OF 724 SOLUTIONS AND MERGER SUB...
                                                                                         19
         3.1            Organization, Standing and Power............................     19
         3.2            Capital Structure...........................................     20
         3.3            Authority...................................................     20
         3.4            SEC Documents; Financial Statements.........................     20
         3.5            Absence of Certain Changes..................................     21
         3.6            Absence of Undisclosed Liabilities..........................     21
         3.7            Litigation..................................................     21
         3.8            Broker's and Finders' Fees..................................     21
         3.9            Board Approval; No Shareholder Approval Required............     22
         3.10           Interim Operations of Merger Sub............................     22
         3.11           Hearing Documents; Rule 506 Documents.......................     22
         3.12           Representations Complete....................................     22

 ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME.........................                22
         4.1            Conduct of Business of Ezlogin..............................     22
         4.2            Restriction on Conduct of Business of Ezlogin...............     22
         4.3            No Solicitation.............................................     25

 ARTICLE V  ADDITIONAL AGREEMENTS........................................                25
         5.1            Registration Exemption; Fairness Hearing....................     25
         5.2            Transfer Restrictions and Holders' Agreements...............     26
         5.3            Access to Information; Confidentiality......................     27
         5.4            Public Disclosure...........................................     27
         5.5            Consents; Cooperation.......................................     27
         5.6            Affiliates..................................................     28
         5.7            Legal Requirements..........................................     28
         5.8            Shareholder Approval........................................     28
         5.9            Ezlogin Options and Ezlogin Convertible Securities..........     29
         5.10           Termination of Employee Plans...............................     32
         5.11           Granting of 724 Solutions Options...........................     32
         5.12           Escrow Agreement............................................     33
         5.13           Expenses....................................................     33
         5.14           Best Efforts and Further Assurances.........................     33
         5.15           Employment and Non-Compete Agreements.......................     33
         5.16           Notices.....................................................     33
         5.17           Notification; Updates to Disclosure Schedule................     33
         5.18           Director and Officer Indemnification........................     34
         5.19           Employee Benefit Plans......................................     34
         5.20           Issuance of Restricted Securities...........................     35
         5.21           Amendment of Bonus Share Agreements.........................     35
         5.22           Other Actions...............................................     36
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 ARTICLE VI  CONDITIONS TO THE MERGER....................................                37
         6.1            Conditions to Obligations of Each Party to Effect the
                          Merger....................................................     37
         6.2            Additional Conditions to Obligations of Ezlogin.............     37
         6.3            Additional Conditions to the Obligations of 724 Solutions...     38

 ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER..........................                41
         7.1            Termination.................................................     41
         7.2            Effect of Termination.......................................     41
         7.3            Expenses....................................................     41
         7.4            Amendment...................................................     41
         7.5            Extension; Waiver...........................................     41

 ARTICLE VIII  ESCROW AND INDEMNIFICATION................................                42
         8.1            Escrow Fund and Subject Options.............................     42
         8.2            Indemnification and Survival................................     42
         8.3            Payment for 724 Solutions Damages...........................     43
         8.4            Escrow Period...............................................     43
         8.5            Claims upon Escrow Fund.....................................     44
         8.6            Objections to Claims........................................     44
         8.7            Resolution of Conflicts; Arbitration........................     45
         8.8            Shareholders' Agent.........................................     45
         8.9            Actions of the Shareholders' Agent..........................     46
         8.10           Third-Party Claims..........................................     46

 ARTICLE IX  GENERAL PROVISIONS..........................................                46
         9.1            Non-Survival at Effective Time..............................     46
         9.2            Notices.....................................................     47
         9.3            Interpretation..............................................     48
         9.4            Counterparts; Facsimile Delivery............................     48
         9.5            Entire Agreement; Nonassignability; Parties in Interest.....     48
         9.6            Severability................................................     48
         9.7            Remedies Cumulative.........................................     49
         9.8            Governing Law...............................................     49
         9.9            Rules of Construction.......................................     49
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
ANNEXES
Annex I              --      Definitions

SCHEDULES
Ezlogin Disclosure Schedule
Ezlogin Disclosure Schedule Update

Other Schedules
Schedule 4.2(o)      --      Restrictions on Conduct of Business -- Employee Bonuses
Schedule 5.2(b)      --      Non-Employee Shareholders
Schedule 5.6         --      Affiliates
Schedule 5.15(a)     --      Key Employees
Schedule 5.15(b)     --      Other Employees
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                                      iii
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
EXHIBITS
Exhibit A            --      Agreement of Merger
Exhibit B            --      Voting Agreement
Exhibit C-1          --      Employee Holders' Agreement
Exhibit C-2          --      Non-Employee Shareholder Agreement
Exhibit D            --      Registration Rights Agreement
Exhibit E            --      Escrow Agreement
Exhibit F            --      Employment and Non-Competition Agreement
Exhibit G            --      Employment Agreement
Exhibit H            --      FIRPTA Notice
Exhibit I            --      IRS Notice
Exhibit J            --      Form of Ezlogin Stock Option Agreement (Immediately
                               Exercisable)
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                                       iv

                           FIRST AMENDED AND RESTATED
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    THIS FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made as of May 9, 2000 by and among 724 SOLUTIONS INC., a corporation amalgamated under the laws of Ontario
("724 Solutions"), SAPPHIRE MERGER SUB, INC., a California corporation ("Merger Sub"), EZLOGIN.COM, INC., a California corporation ("Ezlogin"), and Alexandre Balkanski, as Shareholders' Agent. As used in this Agreement, certain terms shall have the meanings set forth in Annex I.

                                    RECITALS

    A. The parties hereto have entered into that certain Agreement and Plan of Merger and Reorganization (the "Original Merger Agreement"), dated as of
March 30, 2000, which provided for the Merger (as defined below) and the exercise (whether or not then vested) or termination at the Effective Time of all Ezlogin Options.

    B. The parties hereto desire to amend and restate the Original Merger Agreement as set forth herein to allow the assumption by 724 Solutions of the Ezlogin Stock Option Plan, subject to confirmation that no shareholder vote of 724 Solutions is required in connection with such assumption.

    C. The Boards of Directors of 724 Solutions, Merger Sub and Ezlogin each have determined that the acquisition of Ezlogin by 724 Solutions through the merger of Merger Sub with and into Ezlogin pursuant to the terms and subject to the conditions set forth herein (the "Merger") is in the best interests of their respective companies and shareholders.

    D.  Merger Sub is a wholly-owned subsidiary of 724 Solutions.

    E. Pursuant to the Merger, each outstanding share of capital stock of Ezlogin ("Ezlogin Capital Stock") shall be converted into common shares of 724 Solutions, at the rate set forth herein.

    F. Ezlogin and 724 Solutions desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

    G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

    H. As an inducement to 724 Solutions to enter into the Original Merger Agreement, the officers and directors and certain Shareholders previously entered into the Voting Agreement to vote the shares of Ezlogin Capital Stock owned by such persons to approve the Merger, each Shareholder who entered into the Voting Agreement also entered into a Holders' Agreement, the Key Employees of Ezlogin entered into Employment and Non-Competition Agreements with Ezlogin and certain Other Employees entered into Employment Agreements with Ezlogin. As an inducement to 724 Solutions to enter into this Agreement, each Shareholder who entered into an Employee Shareholders' Agreement has entered into an Employee Holders' Agreement, which Employee Holders' Agreement amends and restates in its entirety the Employee Shareholders' Agreement previously entered into by such Shareholder.

    NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER.

    (a) Subject to and in accordance with the terms and conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into Ezlogin, which shall be the surviving corporation (the "Surviving Corporation") in the Merger, and the separate existence of Merger Sub shall thereupon cease. The

                                       1
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name of the Surviving Corporation shall remain "Ezlogin." The Merger shall have the effects set forth in the applicable provisions of the California Business Corporations Code ("California Law") and the law of the jurisdiction of incorporation of any Replacement Merger Sub, if applicable.

    (b) The parties hereto acknowledge and agree that, any time prior to the Effective Time, Merger Sub may transfer and assign to any other wholly-owned subsidiary of 724 Solutions ("Replacement Merger Sub") all of its right and interest in and to, and all of its obligations and liabilities under, this Agreement, without any additional consent or approval by Ezlogin or the Ezlogin Shareholders, and upon such transfer or assignment, Replacement Merger Sub shall be deemed to be the Merger Sub for all purposes under this Agreement.

    1.2 CLOSING; EFFECTIVE TIME. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable, but not later than the second business day, after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree in writing (the "Closing Date"). The Closing shall take place at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California, or at such other location as the parties hereto agree in writing. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing an agreement of merger, in the form to be attached hereto as Exhibit A at the Closing ("Agreement of Merger"), together with the required officers' certificates, with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law, and filing any other documents of merger as may be required by the jurisdiction of incorporation of any Replacement Merger Sub, if applicable (the time of such filing with the Secretary of State of California being the "Effective Time").

    1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of California Law and the law of the jurisdiction of incorporation of any Replacement Merger Sub, if applicable. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Ezlogin and the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Ezlogin and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.4 ARTICLES OF INCORPORATION; BYLAWS.

    (a) At the Effective Time, the Articles of Incorporation of Ezlogin, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by California Law and such Articles of Incorporation; provided, that such Articles of Incorporation shall be amended and restated as of the Effective Time in form and substance satisfactory to 724 Solutions.

    (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

    1.5 DIRECTORS AND OFFICERS. At the Effective Time, the directors of Merger Sub, as in effect immediately prior to the Effective Time, shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub, as in effect immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

    1.6 EFFECT ON CAPITAL STOCK.

    (a) CONVERSION OF EZLOGIN CAPITAL STOCK. By virtue of the Merger and without any action on the part of 724 Solutions, Ezlogin, Merger Sub or the holders of any of Ezlogin's securities, at the Effective Time, each share of Ezlogin Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares cancelled pursuant to Section 1.6(b) and excluding any Dissenting Shares) will be cancelled and extinguished and automatically converted into the right to receive the number of shares of 724 Solutions Common Stock equal to the Exchange Ratio; provided that the maximum number of shares of 724 Solutions Common Stock to be issued in exchange for the acquisition by 724 Solutions of all outstanding shares of Ezlogin Capital Stock and all Ezlogin Convertible Securities (including, if applicable, 724 Solutions Common Stock to be reserved for issuance upon exercise of Ezlogin Options assumed by 724 Solutions), and, if applicable, the termination of all outstanding Ezlogin Options, shall be Eight Hundred Eighty-Eight Thousand Nine Hundred

Thirty-Four (888,934), reduced as a result of any Dissenting Shares and shares cancelled pursuant to Section 1.6(b), and increased as a result of the issuance of any Additional Ezlogin Options or shares of Ezlogin Common Stock issuable upon the early exercise thereof in accordance with Section 4.2(e)(iv) (the "Merger Consideration"). The shares of 724 Solutions Common Stock issued as Merger Consideration shall be subject to the transfer restrictions described in
Section 5.2 and to the provisions for Escrow Shares described in Section 1.7(d) and Article VIII.

    (b) CANCELLATION OF EZLOGIN CAPITAL STOCK OWNED BY EZLOGIN. At the Effective Time, all shares of Ezlogin Capital Stock that are owned by Ezlogin as treasury stock shall be cancelled and extinguished without any conversion thereof.

    (c) EXERCISE OR TERMINATION, OR ASSUMPTION, OF EZLOGIN OPTIONS; CONVERSION OF EZLOGIN CONVERTIBLE SECURITIES. As provided in Section 5.9 hereof, and subject to Section 5.2 hereof, at the Effective Time, the Ezlogin 1999 Stock Option Plan (the "Ezlogin Stock Option Plan") shall:

         (i) if, prior to the Closing Date, 724 Solutions shall have received written confirmation from the Nasdaq National Market, reasonably satisfactory to 724 Solutions and Ezlogin, that no shareholder vote will be required in connection with such assumption, and such confirmation shall not have been rescinded (the "Nasdaq Confirmation"), be assumed by 724 Solutions in accordance with Section 5.9; or

        (ii) if, prior to the Closing Date, 724 Solutions shall not have received the Nasdaq Confirmation, be terminated, and each option agreement covering all Ezlogin Options then outstanding under the Ezlogin Stock Option Plan shall be amended in accordance with Section 5.9(c)(ii), and all such Ezlogin Options shall be exercised by the holders thereof, or, if not exercised prior to or at the Effective Time, be terminated.

Immediately prior to the Effective Time, all Ezlogin Convertible Securities, whether or not presently convertible or vested, shall be automatically converted into shares of Ezlogin Common Stock. All Bonus Shares, to the extent not accrued or paid prior to the Effective Time, shall be treated in accordance with
Section 5.21.

    (d) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or general distribution of securities convertible into or exchangeable for 724 Solutions Common Stock or Ezlogin Capital Stock), reorganization, recapitalization or other like change with respect to 724 Solutions Common Stock or Ezlogin Capital Stock occurring after March 30, 2000 and prior to the Effective Time.

    (e) FRACTIONAL SHARES. No fraction of a share of 724 Solutions Common Stock will be issued, but in lieu thereof each holder of shares of Ezlogin Capital Stock who would otherwise be entitled to a fraction of a share of 724 Solutions Common Stock (after aggregating all fractional shares of 724 Solutions Common Stock to be received by such holder) shall receive from 724 Solutions an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the 724 Solutions Stock Price, less any amount required to be withheld under foreign, federal, state or local tax laws.

    (f) DISSENTERS' RIGHTS. Any Dissenting Shares shall not be converted into the right to receive 724 Solutions Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. Ezlogin agrees that, except with the prior written consent of 724 Solutions, or as required under California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of California Law, becomes entitled to payment of the fair value for shares of Ezlogin Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions of California law). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, 724 Solutions shall issue and deliver, upon surrender by such Shareholder of certificate or certificates representing shares of Ezlogin Capital Stock, the number of shares of 724 Solutions Common Stock to which such Shareholder would otherwise be entitled under this Section 1.6 and the Agreement of Merger less the number of shares allocable to such Shareholder that have been deposited in the Escrow Fund (as defined below) in respect of such shares of 724 Solutions Common Stock pursuant to Section 1.7(d) and
Article VIII hereof.

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
    (g) CONSIDERATION FOR 724 SOLUTIONS COMMON STOCK. Immediately prior to the Effective Time, Merger Sub shall, in consideration for 724 Solutions' issuance and delivery of 724 Solutions Common Stock in the Merger in accordance with
Section 1.6(a), validly issue 9,000 fully paid and nonassessable shares of common stock of Merger Sub to 724 Solutions; provided that such shares shall be deemed fully paid for upon 724 Solutions issuance of the 724 Solutions Common Stock in the Merger.

    (h) CAPITAL STOCK OF MERGER SUB. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

    1.7 SURRENDER OF CERTIFICATES.

    (a) EXCHANGE AGENT. 724 Solutions' transfer agent shall act as exchange agent (the "Exchange Agent") in the Merger.

    (b) 724 SOLUTIONS TO PROVIDE COMMON STOCK AND CASH. Promptly after the Effective Time, 724 Solutions shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as 724 Solutions may adopt, (i) the shares of 724 Solutions Common Stock issuable pursuant to Section 1.6(a) (provided that delivery of any shares that are subject to vesting shall be in book entry form only until such vesting restrictions have lapsed, following which time such shares shall be delivered promptly to the holder thereof) in exchange for shares of Ezlogin Capital Stock outstanding immediately prior to the Effective Time (less the number of shares of 724 Solutions Common Stock to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Article VIII), and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to
Section 1.6(e), less any amount required to be withheld from such cash under foreign, federal, state or local tax laws.

    (c) EXCHANGE PROCEDURES. Subject to Section 1.6(f), promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Ezlogin Capital Stock, whose shares were converted into the right to receive shares of 724 Solutions Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as 724 Solutions may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates (or book entries in the case of Unvested Shares and the Shareholders shall not call for certificates to be issued for such Unvested Shares) representing shares of 724 Solutions Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by 724 Solutions, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate (or a book entry in the case of Unvested Shares and the Shareholders shall not call for certificates to be issued for such Unvested Shares) representing the number of whole shares of 724 Solutions Common Stock (less the number of shares of 724 Solutions Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof) and payment in lieu of fractional shares (less any amount required to be withheld from such cash under foreign, federal, state or local tax laws) that such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Ezlogin Capital Stock will be deemed from and after the Effective Time, for all corporate purposes to evidence the ownership of the number of full shares of 724 Solutions Common Stock into which such shares of Ezlogin Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

    (d) ESCROW SHARES AND SUBJECT OPTIONS.

        (i) As security for the Holders' indemnity obligations as set forth in
    Article VIII, (i) ten percent (10%) of the shares of 724 Solutions Common Stock issued in the Merger in respect of Ezlogin Capital

    Stock outstanding at the Effective Time (the "Escrow Shares") shall be subject to the escrow described below, and (ii) if 724 Solutions assumes the Ezlogin Stock Option Plan in connection with the Merger, ten percent (10%) of the Assumed Options (the "Subject Options") shall be subject to cancellation as provided below. The Escrow Shares, along with the Subject Options, shall be available to compensate 724 Solutions for certain damages as provided in Article VIII; provided, to the extent not used to compensate 724 Solutions for such damages, the Escrow Shares and Subject Options shall be released, all as provided in Article VIII hereof and the Escrow Agreement.

        (ii) As soon as reasonably practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, 724 Solutions shall distribute to the Escrow Agent a certificate or certificates representing the Escrow Shares. The Escrow Shares shall be registered in the name of the Escrow Agent, as nominee for the holders of Certificates cancelled pursuant to this Section 1.7. The Escrow Shares shall be withheld on a pro rata basis from the shares of 724 Solutions Common Stock issuable in respect of each share of Ezlogin Capital Stock pursuant to
    Section 1.6 hereof.

       (iii) If applicable, the Assumed Options that will be Subject Options will be determined on a pro rata basis amongst the Optionholders, and shall consist of ten percent (10%) of all Assumed Options resulting from the assumption of Ezlogin Options that were vested as of the Closing Date and ten percent (10%) of all Assumed Options vesting on each vesting date thereafter (whether or not such vesting would occur prior to or after the termination of the Escrow Period). The shares of 724 Solutions Common Stock that will be Escrow Shares will be determined on a pro rata basis amongst the Holders, and shall consist of ten percent (10%) of all shares of 724 Solutions Common Stock not subject to an Unvested Share Repurchase Option as of the Closing Date, and, if applicable, ten percent (10%) of all shares of 724 Solutions Common Stock for which the Unvested Share Repurchase Option will lapse on each lapsing date thereafter (whether or not such lapsing would occur prior to or after the termination of the Escrow Period).

        (iv) If any Subject Option is exercised prior to the termination of the Escrow Period (or after the Escrow Period, if such Subject Option has been subject to cancellation to satisfy any unsatisfied claims specified in any Officers' Certificate delivered to the Escrow Agent and the Shareholders' Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the expiration of the Escrow Period and until such claims have been resolved), the resulting shares of 724 Solutions Common Stock (the "Subject Shares") shall be delivered to the Escrow Fund in the name of the Escrow Agent as nominee for the Holder and shall be treated as Escrow Shares hereunder and under the Escrow Agreement. As soon as reasonably possible after any delivery of Subject Shares to the Escrow Agent, 724 Solutions and the Shareholders' Agent will deliver to the Escrow Agent a new Schedule 1 to the Escrow Agreement, reflecting the additional Subject Shares and the change in each Holder's pro rata portion of the Escrow Fund.

    (e) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to 724 Solutions Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of 724 Solutions Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of 724 Solutions Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(e)) with respect to such shares of 724 Solutions Common Stock.

    (f) TRANSFERS OF OWNERSHIP. If any certificate for shares of 724 Solutions Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to 724 Solutions or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of 724 Solutions Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the reasonable satisfaction of 724 Solutions or any agent designated by it that such tax has been paid or is not payable.

    (g) NO LIABILITY.  Notwithstanding anything to the contrary in this
Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (h) DISSENTING SHARES. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of 724 Solutions under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of 724 Solutions Common Stock and cash in lieu of any fractional shares to which such holder is entitled pursuant to Section 1.6 hereof, subject to the provision for Escrow Shares in
Section 1.7(d) and Article VIII.

    1.8 NO FURTHER OWNERSHIP RIGHTS IN EZLOGIN CAPITAL STOCK. All shares of 724 Solutions Common Stock issued upon the surrender for exchange of shares of Ezlogin Capital Stock in accordance with the terms hereof (including any Escrow Shares and any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Ezlogin Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Ezlogin Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    1.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of 724 Solutions Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that 724 Solutions may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against 724 Solutions, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    1.10 TAX AND ACCOUNTING CONSEQUENCES. The parties intend that the Merger shall (a) constitute a reorganization within the meaning of Section 368 of the Code and (b) qualify for accounting treatment as a purchase transaction under U.S. GAAP.

    1.11 FAIRNESS HEARING AND EXEMPTION FROM REGISTRATION; LEGENDS.

    (a) As provided in, and subject to, Section 5.1 hereof, 724 Solutions intends to apply for a permit to be issued by the California Commissioner of Corporations after a public hearing on the fairness of the terms and conditions of the Merger (the "Fairness Hearing") in order to issue the shares of 724 Solutions Common Stock to the Ezlogin Shareholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") provided by Section 3(a)(10) thereof (the "3(a)(10) Exemption"). In the event 724 Solutions shall not have received a favorable determination in the Fairness Hearing and a Permit covering all of the shares of 724 Solutions Common Stock to be issued in the Merger such that the issuance qualifies for exemption under the 3(a)(10) Exemption, the 724 Solutions Common Stock shall, provided such exemption is available for the shares of 724 Solutions Common Stock to be issued in the Merger, be issued in a private placement as "restricted securities" as defined under Rule 144 of the Securities Act and will be subject to the following legend, which legend is subject to approval by The Toronto Stock Exchange:

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, OR (B) A VALID EXEMPTION THEREFROM AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

    724 Solutions agrees that it will not unreasonably require an opinion of counsel for any transfer made pursuant to Rule 144 under the Securities Act. The legend set forth above shall be removed from the certificate representing shares of 724 Solutions Common Stock at the request of the holder thereof at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act, which request shall be accompanied by the favorable opinion of legal counsel, reasonably satisfactory to 724 Solutions, concerning compliance with the conditions of Rule 144(k).

    (b) Regardless of whether 724 Solutions receives a favorable determination in the Fairness Hearing, the shares of 724 Solutions Common Stock to be issued in connection with the Merger will be subject to the following legend, which legend is subject to approval by The Toronto Stock Exchange:

           THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF [AN EMPLOYEE HOLDERS' AGREEMENT] [A NON-EMPLOYEE SHAREHOLDERS'
       AGREEMENT], DATED             , 2000, A COPY OF WHICH MAY BE OBTAINED
       FROM THE COMPANY.

    The legend set forth above shall be removed from the certificate representing shares of 724 Solutions Common Stock at the request of the holder thereof at such time as the restrictions set forth in the applicable Holders' Agreement expire.

    (c) In addition, 724 Solutions may place on the certificates representing shares of 724 Solutions Common Stock issued in the Merger other appropriate legends pursuant to applicable law.

    1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Ezlogin, the officers and directors of Ezlogin and the Surviving Corporation are fully authorized in the name of their respective corporation or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF EZLOGIN

    Except as disclosed in a document dated March 30, 2000 attached as a schedule to the Original Agreement and delivered by Ezlogin to 724 Solutions prior to the execution and delivery of the Original Agreement, the parts of which are numbered according to the relevant sections of this Agreement, as updated in a document of even date herewith attached as a schedule to this Agreement, the paragraphs of which are numbered according to the sections of the original document being updated (as so updated, the "Ezlogin Disclosure Schedule"), Ezlogin represents and warrants to 724 Solutions as follows:

    2.1 ORGANIZATION, STANDING AND POWER.

    (a) Ezlogin is a corporation duly organized, validly existing and in good standing under the laws of California. Ezlogin has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed by Ezlogin to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect. Ezlogin has delivered a true and correct copy of the Articles of Incorporation and Bylaws of Ezlogin, each as amended to March 30, 2000, to 724 Solutions. Ezlogin is not in violation of any of the provisions of its Articles of Incorporation or Bylaws, as both are amended through March 30, 2000.

    (b) Except as set forth on Schedule 2.1 to the Ezlogin Disclosure Schedule, Ezlogin currently does not, directly or indirectly, own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, nor has Ezlogin ever, directly or indirectly, owned such interests.

    (c) Ezlogin is not conducting, and has never conducted, its business or any of its operations under any names other than Ezlogin.com, Inc. or ePorter, Inc. or substantially similar variations thereof.

    2.2 CAPITAL STRUCTURE.

    (a) The authorized capital stock of Ezlogin consists of (i) 25,000,000 shares of Common Stock, par value $0.001 per share ("Ezlogin Common Stock"), and
(ii) 9,100,000 shares of preferred stock, par value $0.001 per share, of which 2,400,000 shares have been designated as Series A Preferred Stock and 6,700,000 shares have been designated as Series B Preferred Stock. As of May 9, 2000, there are (i) 7,262,990 shares of Ezlogin Common Stock issued and outstanding,
(ii) 2,400,000 shares of Series A Preferred Stock issued and outstanding, and
(iii) 3,701,665 shares of Series B Preferred Stock issued and outstanding. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities, other than pursuant to the exercise of options outstanding as of May 9, 2000 under the Ezlogin Stock Option Plan or the conversion of Preferred Stock outstanding on May 9, 2000 into Ezlogin Common Stock. Attached to or as set forth in Schedule 2.2 to the Ezlogin Disclosure Schedule is a true and correct list of Ezlogin's Shareholders, Optionholders and any persons with rights to acquire Ezlogin securities (showing the name of each holder, they type of right, the number of shares subject to the right, and the exercise price, vesting and other restrictions applicable to each such right), including, without limitation, any rights to acquire Ezlogin securities held by employees, consultants or other third parties, as compensation for services rendered, upon the achievement of predetermined goals, upon termination of agreements between Ezlogin and such persons, or for any other reason ("Bonus Shares"), which list will be updated prior to Closing to reflect any changes thereto (which changes are in any event subject to the restrictions imposed under Section 4.2 below). All outstanding shares of Ezlogin Capital Stock are duly authorized, validly issued, fully paid and non-assessable, are free of any liens or encumbrances (other than any liens or encumbrances created by the holder thereof), and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Ezlogin or, except as set forth on
Schedule 2.2 of the Ezlogin Disclosure Schedule, any agreement to which Ezlogin is a party or by which it is bound.

    (b) Ezlogin has reserved 3,000,000 shares of Common Stock for issuance to employees, consultants and directors, pursuant to the Ezlogin Stock Option Plan, of which as of May 9, 2000, 226,000 shares have been issued pursuant to option exercises or direct stock purchases, 1,974,833 shares are subject to outstanding, unexercised options, and 799,167 shares are available for future grant thereunder. Except for (i) the rights created pursuant to this Agreement,
(ii) Ezlogin's right to repurchase any unvested shares under the Ezlogin Stock Option Plan, to the extent indicated on Schedule 2.2 (showing the repurchase price and the schedule for the lapsing of any repurchase right), and (iii) as otherwise set forth on Schedule 2.2 of the Ezlogin Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Ezlogin is a party or by which it is bound obligating Ezlogin to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Ezlogin or obligating Ezlogin to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

    (c) Except for the agreements contemplated by this Agreement, or as otherwise set forth on Schedule 2.2 of the Ezlogin Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of Ezlogin's capital stock (i) between or among Ezlogin and any of its securityholders or (ii) to Ezlogin's Knowledge, between or among any of Ezlogin's securityholders.

    (d) The terms of the Ezlogin Stock Option Plan and the applicable stock option agreements permit the termination or assumption of the options to purchase Ezlogin Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Ezlogin Shareholders, or otherwise. Except as contemplated hereby or as otherwise set forth on
Schedule 2.2 of the Ezlogin Disclosure Schedule, none of the outstanding options permit any accelerated vesting or exercisability of those options by reason of the Merger or any other transactions contemplated by this Agreement. True and complete copies of all agreements and instruments relating to or issued under the Ezlogin Stock Option Plan or relating to any other Ezlogin Convertible Securities have been made available to 724 Solutions and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to 724 Solutions, except as contemplated by
Section 5.9 of this Agreement.

    (e) All outstanding shares of Ezlogin Capital Stock and all outstanding Ezlogin Options were issued in compliance with all applicable federal, state and foreign securities laws.

    2.3 AUTHORITY.

    (a) Ezlogin has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Ezlogin (other than the approval of the Shareholders of Ezlogin described in Section 5.8 or Section 5.20). This Agreement has been duly executed and delivered by Ezlogin and, assuming the due authorization, execution and delivery of this Agreement by 724 Solutions or Merger Sub, constitutes the valid and binding obligation of Ezlogin enforceable against Ezlogin in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity.

    (b) The execution and delivery of this Agreement by Ezlogin does not, and the execution by Ezlogin of the agreements contemplated by this Agreement and the consummation by Ezlogin and the Shareholders and Optionholders of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Ezlogin, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Ezlogin or any of its properties or assets except, in the case of clause (ii) for any such conflict, violation, default, termination, cancellation, acceleration or loss which is set forth on Schedule 2.3. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Ezlogin in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2 and any other merger documents required to be filed by the law of the jurisdiction of incorporation of any Replacement Merger Sub, if applicable; (ii) any filings as may be required under applicable state, provincial, federal, local or foreign securities laws and other consents, authorizations, filings, approvals and registrations as may be required by NASDAQ or The Toronto Stock Exchange or other applicable stock exchanges, (iii) the filing by 724 Solutions of an application for qualification by permit with the State of California pursuant to
Section 25121 of California Law; and (iv) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

    2.4 FINANCIAL STATEMENTS. Ezlogin has delivered to 724 Solutions its unaudited financial statements as at and for the period from January 21, 1999 (date of inception) to December 31, 1999 and for the two-month period ending February 29, 2000 (the "Financial Statements"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements do not have all required GAAP disclosures or a statement of shareholders' equity. The Financial Statements were complete (except for omitted GAAP disclosures and the statement of shareholders' equity) and correct in all material respects as of their respective dates, and fairly present the financial condition and operating results of Ezlogin, as of the dates, and for the periods, indicated therein, subject to normal audit adjustments, which, as of March 30, 2000, are not expected to be material, and which, as of the Effective Time, will not be material. Ezlogin maintains and will continue to maintain an adequate system of internal controls established and administered in accordance with GAAP; provided, that the accounting software used by Ezlogin in connection with its maintenance of such system is as appropriate for companies at a comparable stage of development. As of March 30, 2000, Ezlogin has provided to 724 Solutions' accountants all information reasonably requested by such accountants as of March 30, 2000 in connection with the conduct of their audit of Ezlogin. As of the Effective Time, Ezlogin shall have provided to 724 Solutions' accountants all information reasonably requested by such accountants, in connection with the conduct of their audit of Ezlogin, and shall not have failed to provide any information that could reasonably considered to be material to such audit, whether or not such information was specifically requested by the accountants.

    2.5 ABSENCE OF CERTAIN CHANGES. Since December 31, 1999 (the "Ezlogin Balance Sheet Date"), except as listed on Schedule 2.5 of the Ezlogin Disclosure Schedule, Ezlogin has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Ezlogin;
(ii) any acquisition, sale or transfer of any material asset of Ezlogin;
(iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Ezlogin or any revaluation by Ezlogin of any of its respective assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Ezlogin, or any direct or indirect redemption, purchase or other acquisition by Ezlogin of any of its shares of capital stock, other than repurchases of stock as a result of termination of employees in accordance with the Ezlogin Stock Option Plan; (v) any amendment or change to the Articles of Incorporation or Bylaws of Ezlogin; (vi) any increase in or modification of the compensation or benefits payable or to become payable by Ezlogin to any of its respective directors or employees or (vii) any oral or written agreement or understanding by Ezlogin to do any of the things described in the preceding clauses (i) through (vi) (other than negotiations with 724 Solutions and its representatives regarding the transactions contemplated by this Agreement).

    2.6 ABSENCE OF UNDISCLOSED LIABILITIES. Ezlogin has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent), other than (i) those set forth or adequately provided for in the Balance Sheet included in the Financial Statements as of December 31, 1999 (the "Ezlogin Balance Sheet"), (ii) those incurred in the ordinary course of business since the Ezlogin Balance Sheet Date and consistent with past practice; and
(iii) those incurred in connection with the execution of this Agreement.

    2.7 LITIGATION.

    (a) Except as set forth in Schedule 2.7 of the Ezlogin Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to Ezlogin's Knowledge, threatened, against Ezlogin or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Ezlogin or any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could be reasonably likely to have a Material Adverse Effect on Ezlogin. Schedule 2.7 of the Ezlogin Disclosure Schedule also lists all litigation that Ezlogin has pending against other parties.

    (b) To the Knowledge of Ezlogin, there are no claims, demands, damages, actions, causes of action, suits or proceedings, fixed or contingent, matured or unmatured, of whatever nature, character, type or description that have been or in the future might be asserted by Shareholders, Optionholders, or other holders of other rights or interests in the Ezlogin Capital Stock (or by any other person as successor to such Shareholders, optionholders or other holders) against Ezlogin or against 724 Solutions or Merger Sub, or any of their respective predecessors, successors or assigns, any past or present, direct or indirect, partner, subsidiary, or affiliated entity or corporation, or any past or present employee, agent, representative, attorney, officer, director or stockholder of any of them acting in its capacity as such an employee, agent, representative, attorney, officer, director or stockholder, arising out of facts or circumstances occurring at any time on or prior to March 30, 2000 and relating to such person's ownership of Ezlogin Capital Stock or any rights or options to acquire Ezlogin Capital Stock (either beneficially or of record), whether based on tort, contract (express or implied), or any federal, state or local law, statute or regulation, at law or in equity, or any act or omission on the part of such parties, other than any matters relating to Dissenting Shares.

    2.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Ezlogin that has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Ezlogin, as currently conducted or as currently proposed to be conducted by Ezlogin, any acquisition of property by Ezlogin, or the conduct of business by Ezlogin as currently conducted or as currently proposed to be conducted by Ezlogin.

    2.9 GOVERNMENTAL AUTHORIZATION. Ezlogin has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Ezlogin currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Ezlogin's business or the holding of any such interest
((i) and (ii) herein collectively called "Ezlogin Authorizations"), and all of such Ezlogin Authorizations are in full force and effect, expect where the failure to obtain or have any such Ezlogin Authorizations could not reasonably expected to have a Material Adverse Effect on Ezlogin.

    2.10 TITLE TO PERSONAL PROPERTY. Ezlogin has good and marketable title to, or with respect to leased properties and assets, valid leasehold interests in, all of its personal properties, interests in personal properties and assets, reflected in the Ezlogin Balance Sheet, or acquired after the Ezlogin Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Ezlogin Balance Sheet Date, in the ordinary course of business), which assets and properties are listed on Schedule 2.10 hereof (other than any individual asset or property with a cost of less than $5,000), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise impair business operations involving such properties and (iii) liens securing debt that is reflected on the Ezlogin Balance Sheet ("Permitted Liens"). The plants, property and equipment of Ezlogin that are used in the operations of its business are in good operating condition and repair, subject to normal wear and tear. All personal properties used in the operations of Ezlogin are reflected in the Ezlogin Balance Sheet to the extent United States GAAP require the same to be reflected.

    2.11 INTELLECTUAL PROPERTY.

    (a) Ezlogin owns, licenses or has valid and marketable title in or rights to use all the U.S. or foreign patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, domain name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered and whether or not relating to a published work), copyright registration application, maskwork, maskwork registration application, trade secret, know how, rights in data or databases, invention, or other proprietary right, all licenses, sublicenses and agreements related to the foregoing, and any other intellectual property right ("Intellectual Property") that are used, currently proposed by Ezlogin to be used, or necessary for the conduct of the business of Ezlogin as currently conducted or currently proposed to be conducted by Ezlogin, free and clear of all liens and encumbrances other than Permitted Liens. Ezlogin has not (i) licensed any of its Intellectual Property in source code form to any party; (ii) entered into any exclusive agreements relating to its Intellectual Property with any party; or (iii) entered into any source code escrow agreements. The source code and system documentation relating to any software included in the Intellectual Property have at all times been maintained in confidence and have been disclosed only to employees and consultants having a "need to know" of the contents thereof in connection with their duties to Ezlogin, and who have executed appropriate confidentiality agreements in connection therewith.

    (b) Schedule 2.11 lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered copyrights and maskworks, and all applications therefor, included in the Intellectual Property of Ezlogin, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Ezlogin is a party and pursuant to which any person is authorized to use any Intellectual Property of Ezlogin, and (iii) all licenses, sublicenses and other agreements as to which Ezlogin is a party and pursuant to which Ezlogin is authorized to use any third party Intellectual Property, other than end user licenses entered into in the ordinary course of business relating to off-the-shelf "shrinkwrap" software with a purchase price per copy of less than $5,000 ("Third Party Intellectual Property Rights").

    (c) To Ezlogin's Knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Ezlogin or any Third Party Intellectual Property Rights by any third party, including by any employee or former employee of Ezlogin. Ezlogin has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business, containing such terms as are typical for the business, products and services of Ezlogin.

    (d) Ezlogin is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in material breach of any license, sublicense or other agreement relating to the Intellectual Property of Ezlogin or Third Party Intellectual Property Rights.

    (e) All patents and registered trademarks, service marks and copyrights held by Ezlogin are valid and subsisting. Ezlogin is not infringing and has not at any time infringed (either through the conduct of its business or by the manufacturing, marketing, licensing, use or sale of its products and services) any license, patent, copyright, service mark, trademark, trade name, trade secret or other Intellectual Property or proprietary rights of any other person or third party. Ezlogin has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of any Intellectual Property or other proprietary right owned or licensed to any other person or third party. Ezlogin has not been sued or threatened to be sued in any suit, action or proceeding that involves a claim of infringement or violation of any Intellectual Property or other proprietary right of any third party. Ezlogin has not brought any action, suit or proceeding for infringement of Intellectual Property of Ezlogin or breach of any license or agreement involving Intellectual Property of Ezlogin against any third party.

    (f) Ezlogin has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of Ezlogin of all rights to such contributions that Ezlogin does not already own by operation of law.

    (g) Ezlogin has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property of Ezlogin not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Ezlogin by or to a third party has been pursuant to the terms of a written agreement between Ezlogin and such third party. All use, disclosure or appropriation of Confidential Information not owned by Ezlogin has been pursuant to the terms of a written agreement between Ezlogin and the owner of such Confidential Information, or is otherwise lawful.

    (h) Except as set forth on Schedule 2.11 of the Ezlogin Disclosure Schedule, there are no actions that must be taken by Ezlogin within one hundred twenty
(120) days after March 30, 2000 that, if not taken, will result in the loss of any Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Intellectual Property of Ezlogin.

    (i) Ezlogin is the sole owner of all "Propriete Industrielle" (as defined in the "Altran Agreement" (as defined below)) developed by ALTRAN Technologies or its employees, under or pursuant to that certain Proposition Technique & Financiere (the "Altran Agreement"), between Ezlogin and ALTRAN Technologies, dated March 12, 1999 (the "Altran IP"). For all purposes under this Agreement, the Intellectual Property of Ezlogin (or a like phrase) shall be deemed to include the Altran IP.

    2.12 ENVIRONMENTAL MATTERS. Ezlogin has not caused or allowed toxic or other hazardous wastes or other like materials to be stored, spilled or otherwise released on any property or location where Ezlogin currently conducts or previously conducted its business, nor does Ezlogin have Knowledge of the presence of any such toxic or other hazardous wastes or like materials on such premises, including the existence of storage tanks on such property.

    2.13 TAXES.

    (a) Except as disclosed on Schedule 2.13, Ezlogin has timely filed all Tax Returns that it was required to file, and such Tax Returns are true, correct and complete. All Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Ezlogin with respect to any period ending prior to the date of the Original Merger Agreement, whether or not shown due or reportable on such Tax Returns, other than Taxes for which adequate accruals have been provided in its Financial Statements. Ezlogin has no material liability for unpaid Taxes accruing after the date of its latest Financial Statements except for Taxes incurred in the ordinary course of business. There are no liens for Taxes on the properties of Ezlogin, other than liens for Taxes not yet due and payable.

    (b) Ezlogin has received extensions of time (a copy of such extension being attached hereto as Schedule 2.13) to file all US federal or state income Tax Returns required to be filed by it for any taxable period ending on or before March 30, 2000 and as such has not filed any such Tax Returns and has no income Tax Returns that have been audited or that currently are the subject of audit.
Schedule 2.13 lists all other Tax Returns filed by Ezlogin since its inception and none of these returns have been or are currently the subject of an audit. Ezlogin has delivered or made available to 724 Solutions correct and complete copies of all such Tax Returns filed and any examination reports or statement of deficiencies assessed or agreed to by Ezlogin in connection therewith. Except as disclosed on Schedule 2.13 of the Ezlogin Disclosure Schedule, Ezlogin has not waived any statute of limitations in respect of any Tax or agreed to an extension of time with respect to any Tax assessment or deficiency.

    (c) Ezlogin is not a party to or bound by any tax indemnity agreement, tax sharing agreement or similar contract. Ezlogin is not a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership or "disregarded entity" for United States federal income tax purposes.

    (d) Ezlogin is not obligated under any agreement, contract or arrangement that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code (whether as a result of the transactions contemplated by this Agreement or otherwise).

    (e) Ezlogin has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Ezlogin has not filed or will not file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Ezlogin. Ezlogin has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Ezlogin is not currently and has not been a United States real property holding corporation (within the meaning of Section 897(c)(2) of the Code) during the applicable periods specified in
Section 897(c)(1)(A)(ii) of the Code.

    (f) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means
(i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

    2.14 EMPLOYEE BENEFIT PLANS.

    (a) Schedule 2.14 of the Ezlogin Disclosure Schedule lists, with respect to Ezlogin and any trade or business (whether or not incorporated) that is treated as a single employer with Ezlogin (an "ERISA Affiliate") within the meaning of
Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any equivalent thereof under applicable French law, (ii) each loan to a non-officer employee in excess of $10,000 (other than loans made by Ezlogin pursuant to Section 5.9, if applicable), loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125 or any equivalent thereof under applicable French law) or dependent care (Code Section 129 Code or any equivalent thereof under applicable French law), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Ezlogin and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Ezlogin of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Ezlogin (together, the "Ezlogin Employee Plans").

    (b) Ezlogin has made available to 724 Solutions a copy of each of the Ezlogin Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any written material employee communications from Ezlogin relating thereto) and has, with respect to each Ezlogin Employee Plan that is subject to ERISA reporting requirements, made available copies of the Form 5500 reports filed for the last three plan years (or if the plan has been in existence for less than three years, for all years of existence for which Form 5500 is due). Any Ezlogin Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Ezlogin has also made available to 724 Solutions the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Ezlogin Employee Plan, and nothing has occurred since the issuance of each such letter that could reasonably be expected to result in the loss of the tax-qualified status of any Ezlogin Employee Plan subject to Code
Section 401(a). Ezlogin has also made available to 724 Solutions all registration statements and prospectuses prepared in connection with each Ezlogin Employee Plan.

    (c) (i) None of the Ezlogin Employee Plans promises or provides retiree medical benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or comparable state or foreign law; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, (other than an exempt prohibited transaction under Section 408 of ERISA or Section 4975 of the Code or one for which an administrative class exemption is available) with respect to any Ezlogin Employee Plan, that could reasonably be expected to have, in the aggregate, a Material Adverse Effect on Ezlogin; (iii) each Ezlogin Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code and any comparable foreign statutes, rules and regulations), except as would not have, in the aggregate, a Material Adverse Effect on Ezlogin, and Ezlogin or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no Knowledge of any material default or violation by any other party to, any of the Ezlogin Employee Plans; (iv) neither Ezlogin nor any ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Ezlogin Employee Plans; (v) all material contributions required to be made and all insurance premiums required to be paid by Ezlogin or ERISA Affiliate to any Ezlogin Employee Plan have been made or paid on or before their due dates and a reasonable amount has been accrued for contributions to each Ezlogin Employee Plan, in accordance with Ezlogin's ordinary accounting and business practices, for the current plan years and any previous plan years as to which all contributions have not yet been made;
(vi) with respect to each Ezlogin Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Ezlogin Employee Plan is covered by, and neither Ezlogin nor any ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Ezlogin Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to 724 Solutions (other than ordinary administrative expenses typically incurred in a termination event).

With respect to each Ezlogin Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Ezlogin has prepared in good faith and timely filed all requisite governmental reports, including any such reports required to be filed in connection with any applicable foreign laws (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Ezlogin Employee Plan except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on Ezlogin. No suit, administrative proceeding, action or other litigation has been brought, or to the best Knowledge of Ezlogin is threatened, against or with respect to any such Ezlogin Employee Plan, including any audit or other material written or oral inquiry by the IRS or United States Department of Labor, or an audit or other material written or oral inquiry by any applicable foreign authority. No payment or benefit that will or may be made by Ezlogin to any Employee will be characterized as an "excess parachute payment" within the meaning of
Section 280G(b)(1) of the Code.

    (d) With respect to each Ezlogin Employee Plan, Ezlogin has complied with
(i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on Ezlogin, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on Ezlogin, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on Ezlogin, and (iv) in each instance above, any comparable foreign laws which are applicable to the Ezlogin Employee Plans.

    (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Ezlogin, any ERISA Affiliate relating to, or change in participation or coverage under, any Ezlogin Employee Plan that would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Ezlogin's financial statements.

    (f) Ezlogin does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

    (g) Neither Ezlogin nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

    (h) Neither Ezlogin nor any ERISA Affiliate has any liability or is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) to a fine under Section 502 of ERISA.

    (i) Ezlogin has duly fulfilled on a timely basis all its affiliation, payment and reporting obligations under applicable French social security laws and regulations, and under any voluntary French complementary health, unemployment or retirement insurance plans (copies of which have been made available to 724 Solutions) which Ezlogin has subscribed for the benefit of its employees.

    2.15 CERTAIN AGREEMENTS AFFECTED BY THE MERGER. Except as otherwise contemplated by this Agreement or as otherwise set forth on Schedule 2.15, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, agent or employee of Ezlogin or any other third party, (ii) materially increase any benefits otherwise payable by Ezlogin, or (iii) result in the acceleration of the time of payment or vesting of any such benefits except as required under Code
Section 411(d)(3).

    2.16 EMPLOYEE MATTERS. Ezlogin is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Ezlogin has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Ezlogin is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Ezlogin under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the Knowledge of Ezlogin, threatened, between Ezlogin and any of its employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. Ezlogin is not a party to any collective bargaining agreement or other labor unions contract nor does Ezlogin know of any activities or proceedings of any labor union or organize any such employees. To Ezlogin's Knowledge, no employees of Ezlogin are in violation of any term of any employment contract, patent disclosure agreement, enforceable noncompetition or nonsolicitation agreement, or any enforceable restrictive covenant to a former employer relating to the right of any such employee to be employed by Ezlogin because of the nature of the business conducted or presently proposed to be conducted by Ezlogin or to the use of trade secrets or proprietary information of others. As of the date of the Original Merger Agreement, no employees of Ezlogin have given notice to Ezlogin, nor is Ezlogin otherwise aware, that any such employee intends to terminate his or her employment with Ezlogin. To the Knowledge of Ezlogin, except as disclosed on Schedule 2.16, all employees of Ezlogin, to the extent applicable, have duly issued and valid visas permitting such employees to fully render such services and perform such duties and obligations as presently, or presently contemplated to be, rendered or performed by such employee for Ezlogin and such visas will be in full force and effect as of the Effective Time and will not be adversely affected by the Merger or the transactions contemplated by this Agreement.

    2.17 INTERESTED PARTY TRANSACTIONS. Ezlogin is not indebted to any of its directors, officers, employees or agents (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to either Ezlogin, except, if applicable, for loans by Ezlogin to employees, consultants or directors to exercise Ezlogin Options in connection with this Agreement, pursuant to Section 5.9.

    2.18 INSURANCE. Ezlogin has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Ezlogin at a comparable stage of development. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Ezlogin is otherwise in compliance with the terms of such policies and bonds. Ezlogin has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

    2.19 COMPLIANCE WITH LAWS. Ezlogin has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Ezlogin.

    2.20 MINUTE BOOKS. All minute books of Ezlogin have been made available to 724 Solutions and the minute books contain a complete and accurate summary of all meetings of its directors and shareholders or actions by written consent since the time of incorporation of Ezlogin through the date of the Original Merger Agreement, and reflect all transactions referred to in such minutes accurately in all material respects. There are no material actions taken by Ezlogin or its board of directors or shareholders that are not summarized or described in the minutes of Ezlogin provided to 724 Solutions.

    2.21 COMPLETE COPIES OF MATERIALS. Ezlogin has delivered true and complete copies of each document that has been requested by 724 Solutions or its counsel in writing in connection with their legal and accounting review of Ezlogin and has delivered all materials and documents that could reasonably be deemed to be necessary or appropriate to the due diligence conducted by 724 Solutions (whether or not requested by 724 Solutions) in connection with the Merger.

    2.22 BROKERS' AND FINDERS' FEES. Ezlogin has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    2.23 VOTING AGREEMENTS; IRREVOCABLE PROXIES. All of the persons and/or entities deemed "Affiliates" of Ezlogin within the meaning of Rule 145 promulgated under the Securities Act, Intuit, Inc. and certain Shareholders of Ezlogin who collectively hold more than (i) 50% of each class or series of outstanding Ezlogin Capital Stock, and (ii) 50% of the Ezlogin Capital Stock voting together as a single class, have agreed in writing, among other things, to vote for approval of the Merger pursuant to a Voting Agreement attached hereto as Exhibit B ("Voting Agreement"), and pursuant to Irrevocable Proxies attached thereto as Exhibit A ("Irrevocable Proxies").

    2.24 VOTE REQUIRED. The affirmative vote of the holders of at least 50% of each class or series of Ezlogin Capital Stock outstanding on the record date set for the Ezlogin Shareholders Meeting and at least 50% of the Ezlogin Capital Stock voting together as a single class is the only vote or other approval of the holders of any of Ezlogin's Capital Stock necessary to approve this Agreement and the transactions contemplated thereby and hereby.

    2.25 INVENTORY. Ezlogin has no assets which are required to be classified as "inventory" on a balance sheet prepared in accordance with U.S. GAAP.

    2.26 ACCOUNTS RECEIVABLE. Ezlogin has no assets which are required to be classified as "accounts receivable" on a balance sheet prepared in accordance with U.S. GAAP.

    2.27 BOARD APPROVAL. The Board of Directors of Ezlogin has (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the Shareholders of Ezlogin and is on terms that are fair to such Shareholders and (iii) recommended that the Shareholders of Ezlogin approve this Agreement and the Merger.

    2.28 CUSTOMERS AND SUPPLIERS. No customer that individually accounted for more than 5% of Ezlogin's gross revenues during the period covered by the Financial Statements, and no material supplier of Ezlogin has canceled or otherwise terminated, or made any written threat to Ezlogin to cancel or otherwise terminate, its relationship with Ezlogin, or has decreased materially its services or supplies to Ezlogin in the case of any such supplier, or its usage of the services or products of Ezlogin in the case of such customer, except at the decision of Ezlogin, and no such supplier or customer has otherwise notified Ezlogin that it intends to cancel or otherwise terminate its relationship with Ezlogin or to decrease materially its services or supplies to Ezlogin or its usage of the services or products of Ezlogin, as the case may be.

    2.29 MATERIAL CONTRACTS. Except for the contracts and agreements described in Schedule 2.29 (collectively, the "Material Contracts"), Ezlogin is not a party to or bound by any material contract, including without limitation:

        (a) any distributor, sales, agency or manufacturer's representative contract;

        (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $50,000 over the life of the contract;

        (c) any contract that expires, or may be renewed at the option of any person other than Ezlogin, as the case may be, so as to expire more than one year after the date of the Original Merger Agreement;

        (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

        (e) any contract for capital expenditures in excess of $50,000 in the aggregate;

        (f) any contract limiting the freedom of Ezlogin to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act, as defined herein;

        (g) any confidentiality, secrecy or non-disclosure contract, which individually or in the aggregate, materially affect or could be reasonably anticipated to materially affect the business or operations of Ezlogin;

        (h) any contract pursuant to which Ezlogin is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such contact more than $50,000 over the life of the contract;

        (i) any contract with any person with whom Ezlogin does not deal at arm's length; or

        (j) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

    2.30 NO BREACH OF MATERIAL CONTRACTS. All Material Contracts are in written form. Ezlogin has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, in all material respects, and, except as disclosed on
Schedule 2.29, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Ezlogin or to Ezlogin's Knowledge with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to 724 Solutions.

    2.31 MATERIAL THIRD PARTY CONSENTS. Schedule 2.31 lists all contracts that require a novation, or consent to the Merger or change of control, as the case may be, prior to the Effective Time so that such contracts may remain in full force and effect after the Closing and sets forth every contract requiring novation or consent to change of control that, if no novation occurs or if no consent to the Merger or change of control is obtained, would have a Material Adverse Effect on 724 Solutions' ability to operate the business in the same manner as the business was operated by Ezlogin prior to the Effective Time.

    2.32 REAL PROPERTY.

    (a) Ezlogin has never owned any real property.

    (b) Schedule 2.32(b) sets forth a list of all leases, licenses or similar agreements to which Ezlogin is a party, that are for the use or occupancy of real estate owned by a third party ("Leases") (copies of which have previously been furnished to 724 Solutions), in each case, setting forth: (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Leases, and (ii) the street address or legal description of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect in all material respects and have not been amended except as disclosed in
Schedule 2.32(b), and no party thereto is in default or breach under any such Lease. No event has occurred that, with the passage of time or the giving of notice or both, would cause a breach of or default under any of such Leases. Ezlogin has valid leasehold interests in each of the Leased Premises, which leasehold interest is free and clear of any liens, covenants and easements or title defects of any nature whatsoever other than Permitted Liens.

    (c) With respect to the Leased Premises, (i) there are no pending or, to the Knowledge of Ezlogin, threatened condemnation proceedings, suits or administrative actions relating to any such parcel or other matters affecting adversely the current use, occupancy or value thereof, (ii) all improvements, buildings and systems on any such parcel are in good repair and safe for their current occupancy and use, (iii) there are no contracts or agreements (whether oral or written) granting to any party or parties the right of use or occupancy of any such parcel, and there are no parties (other than Ezlogin) in possession of any such parcel; (iv) there are no outstanding options or rights of first refusal or similar rights to purchase any such parcel or any portion thereof or interest therein, (v) all facilities located on each such parcel are supplied with utilities and other services necessary for their ownership, operation or use, currently or as currently proposed by Ezlogin, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and (vi) each such parcel abuts on and has adequate direct vehicular access to a public road and there is no pending or, to the Knowledge of Ezlogin, threatened termination of such access.

    2.33 PRODUCT RELEASES. Ezlogin has provided 724 Solutions a Schedule of Product Releases of Ezlogin, which Schedule is attached hereto as
Schedule 2.33. Ezlogin has a good faith reasonable belief that it can achieve the release of products on the schedule described in Schedule 2.33 and is not currently aware of any change in its circumstances or other fact that has occurred that would cause it to believe that it will be unable to meet such release schedule.

    2.34 YEAR 2000. None of the products and services sold, licensed, rendered, or otherwise provided by Ezlogin in the conduct of its businesses have malfunctioned, ceased to function, generated materially incorrect data or produced materially incorrect results (nor has Ezlogin received any notice or other communication regarding such a malfunction) when processing, providing or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries, or (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries causing a Material Adverse Effect on Ezlogin.

    2.35 HEARING DOCUMENTS; RULE 506 DOCUMENTS. The information relating to Ezlogin included in the Hearing Documents and the Rule 506 Documents, if applicable, shall not, at the time the Hearing Documents, and the Rule 506 Documents, if applicable, are mailed to Shareholders of Ezlogin and at all times subsequent thereto (through and including the Effective Date), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    2.36 WAIVER OF RIGHT OF FIRST REFUSAL. Intuit, Inc. has executed and delivered an enforceable waiver of its right of first refusal pursuant to
Section 5 of the Amended and Restated Rights Agreement, dated October 8, 1999, and a copy of such waiver has been delivered to 724 Solutions.

    2.37 ASSETS AND REVENUES. Ezlogin is its own "ultimate parent entity" as such term is defined in 16 C.F.R. Section 801.1(a)(3). Ezlogin, on a consolidated basis, does not (i) have assets having an aggregate book value of $10 million or more based on its most recent regularly prepared balance sheet or
(ii) sales of $10 million or more in its most recent fiscal year.

    2.38 EZLOGIN TRANSACTION EXPENSES. Ezlogin's legal, accounting and investment banking fees and expenses, and all other fees and expenses incurred in connection with the Merger ("Ezlogin Transaction Expenses"), shall not exceed $400,000. If the Ezlogin Transaction Expenses are in excess of $400,000, such excess shall be considered a 724 Solutions Damage that is not subject to the Indemnification Threshold or Indemnification Cap pursuant to Section 8.2.

    2.39 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Ezlogin herein or in any Schedule hereto, including the Ezlogin Disclosure Schedule, or certificate furnished by Ezlogin pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF 724 SOLUTIONS AND MERGER SUB

    724 Solutions and Merger Sub represent and warrant to Ezlogin as follows:

    3.1 ORGANIZATION, STANDING AND POWER. 724 Solutions and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization. 724 Solutions and Merger Sub have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted and as proposed to be conducted and are duly qualified to do business and are in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on 724 Solutions or Merger Sub. Neither
724 Solutions nor Merger Sub is in violation of any of the provisions of their respective Articles of Incorporation, Articles of Amalgamation, Bylaws or equivalent organizational documents.

    3.2 CAPITAL STRUCTURE.

    (a) The authorized capital stock of 724 Solutions consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares, of which there were issued and outstanding as of the close of business on March 20, 2000, 36,487,758 Common Shares and no Preferred Shares. The shares of 724 Solutions Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable.

    (b) 724 Solutions has reserved (i) 3,200,000 Common Shares for issuance to employees, consultants and directors, pursuant to the Stock Option Plan Dated September 1997 for Canadian Employees and the US 1999 Stock Incentive Plan, of which, as of March 20, 2000, 185,332 shares have been issued pursuant to option exercises or direct stock purchases, 2,998,270 shares are subject to outstanding, unexercised options, and no shares are available for future grant thereunder due to certain undertakings with The Toronto Stock Exchange;
(ii) 2,000,000 Common Shares for issuance to employees, consultants and directors, pursuant to the 2000 Stock Option Plan, of which, as of March 27, 2000, no shares have been issued pursuant to option exercises or direct stock purchases, 155,450 shares are subject to outstanding, unexercised options, and 1,844,550 shares are available for future grant thereunder.

    3.3 AUTHORITY.

    (a) Both 724 Solutions and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of 724 Solutions and Merger Sub, subject to the proviso to Section 3.9. This Agreement has been duly executed and delivered by 724 Solutions and Merger Sub and constitutes the valid and binding obligations of 724 Solutions and Merger Sub enforceable against 724 Solutions and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity.

    (b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation, Articles of Amalgamation, Bylaws or other organizational documents of 724 Solutions or Merger Sub, as amended, or
(ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to 724 Solutions or Merger Sub or their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to 724 Solutions or Merger Sub in connection with the execution and delivery of this Agreement by 724 Solutions and Merger Sub or the consummation by 724 Solutions and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in
Section 1.2 and any other merger documents required to be filed by the law of the jurisdiction of incorporation of any Replacement Merger Sub, if applicable,
(ii) any filings as may be required under applicable state, provincial, federal, local or foreign securities laws and other consents, authorizations, filings, approvals and registrations as may be required by NASDAQ or The Toronto Stock Exchange or other applicable stock exchanges, (iii) the filing by 724 Solutions of an application for qualification by permit with the State of California pursuant to Section 25121 of California Law, and (iv) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Material Adverse Effect on 724 Solutions or Merger Sub and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

    3.4 SEC DOCUMENTS; FINANCIAL STATEMENTS.

    (a) 724 Solutions has made available to Ezlogin the final registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act) on Form F-1 and the final Prospectus, dated January 27, 2000, filed with each of the Canada Securities Administrators, used for the initial public offering of 724 Solutions securities (the "IPO"), and other filings filed with the SEC by 724 Solutions since the effective date of the F-1 (collectively, the "724 Solutions SEC Documents") and prior to March 30, 2000. In addition,

724 Solutions will promptly make available to Ezlogin all additional
724 Solutions SEC Documents filed after March 30, 2000 and prior to the Effective Time. As of their respective filing dates, the 724 Solutions SEC Documents, in each case, as subsequently amended (i) complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act or the Ontario Securities Act, as applicable, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of 724 Solutions' subsidiaries is required to file any reports or other documents with the SEC.

    (b) The financial statements of 724 Solutions, including the notes thereto, included in the 724 Solutions SEC Documents (the "724 Solutions Financial Statements"), in each case, as subsequently amended, were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and were prepared in accordance with Canadian GAAP and reconciled into U.S. GAAP, applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 6K, as permitted by Form 6K of the SEC). The 724 Solutions Financial Statements fairly present the consolidated financial condition and operating results of 724 Solutions as of the dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments; and provided that such quarterly statements should be read in conjunction with the notes and disclosures in the audited annual statements).

    3.5 ABSENCE OF CERTAIN CHANGES. Since January 27, 2000 (the "724 Solutions Balance Sheet Date"), 724 Solutions has conducted its business as described and proposed to be conducted in the 724 Solutions SEC Documents and there has not occurred: (i) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by 724 Solutions or any revaluation by 724 Solutions of any of its assets; (ii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of 724 Solutions, or any direct or indirect redemption, purchase or other acquisition by 724 Solutions of any of its shares of capital stock, other than repurchases of stock as a result of termination of employees; (iii) any agreement by 724 Solutions to do any of the things described in the preceding clauses (i) through (ii).

    3.6 ABSENCE OF UNDISCLOSED LIABILITIES. 724 Solutions has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in the Financial Statements contained in the latest
724 Solutions SEC Document (the "724 Solutions Balance Sheet"), (ii) those incurred in the ordinary course of 724 Solutions' business as is described in and proposed to be conducted in the 724 Solutions SEC Documents since the 724 Solutions Balance Sheet Date; (iii) those incurred in connection with the execution and performance of this Agreement and the Original Merger Agreement; and (iv) those incurred in the ordinary course of 724 Solutions' business as is described in and proposed to be conducted in the 724 Solutions SEC Documents since the 724 Balance Sheet Date, that, in accordance with GAAP, were not required to be recorded thereon, and that, in the aggregate, are not material.

    3.7 LITIGATION. Except as set forth in the 724 Solutions SEC Documents, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to 724 Solutions' Knowledge, threatened, against 724 Solutions or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against 724 Solutions or any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on 724 Solutions.

    3.8 BROKER'S AND FINDERS' FEES. Except for such fees due Credit Suisse First Boston Corporation, 724 Solutions has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    3.9 BOARD APPROVAL; NO SHAREHOLDER APPROVAL REQUIRED. The Board of Directors of 724 Solutions has approved this Agreement and the Merger. The shareholders of 724 Solutions are not required to approve this Agreement and the Merger, provided that 724 Solutions makes no representation as to any 724 Solutions shareholder approval that may be required by Nasdaq in connection with the assumption of the Ezlogin Stock Option Plan and Ezlogin Options as provided in Section 1.6(c), except to the extent the Nasdaq Confirmation has been received.

    3.10 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. For the purposes of this Section 3.10, Merger Sub shall not be deemed to include any Replacement Merger Sub.

    3.11 HEARING DOCUMENTS; RULE 506 DOCUMENTS.  The information relating to
724 Solutions included in the Hearing Documents, and the Rule 506 Documents, if applicable, shall not, at the time the Hearing Documents, and the Rule 506 Documents, if applicable, are mailed to Shareholders of Ezlogin and at all times subsequent thereto (through and including the Effective Date), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    3.12 REPRESENTATIONS COMPLETE. None of the representations or warranties made by 724 Solutions or Merger Sub herein or in any Schedule hereto, or certificate furnished by 724 Solutions pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

    4.1 CONDUCT OF BUSINESS OF EZLOGIN. During the period from the date of the Original Merger Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Ezlogin agrees, and shall cause its Shareholders, officers and directors (except to the extent expressly contemplated by this Agreement or as consented to in writing by 724 Solutions), to carry on Ezlogin's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Ezlogin further agrees to pay all debts and Taxes when due (subject (i) to good faith disputes over such debts or Taxes, and (ii) to 724 Solutions' consent to the filing of material Tax Returns (which consent shall not be unreasonably withheld or delayed)), pay or perform all other obligations when due, and use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Ezlogin agrees to promptly notify 724 Solutions of any event, fact or circumstance that could reasonably be expected to have a Material Adverse Effect on Ezlogin.

    4.2 RESTRICTION ON CONDUCT OF BUSINESS OF EZLOGIN. During the period from the date of the Original Merger Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Ezlogin Disclosure Schedule and except as expressly contemplated by the Original Merger Agreement, Ezlogin shall not do, cause or permit any of the following, without the prior written consent of 724 Solutions:

        (a) CHARTER DOCUMENTS. Cause or permit any amendments to its Articles of Incorporation or Bylaws;

        (b) DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, other than repurchases of stock as a result of termination of employment in accordance with the Ezlogin Stock Option Plan. Without limiting the generality of the foregoing, no distributions or dividends shall be paid from any proceeds received as a result of the exercise of Ezlogin Options.

        (c) STOCK OPTIONS, ETC. Accelerate, amend or change the period of exercisability or vesting of Ezlogin Options or other rights granted under its stock plans, except as specifically contemplated hereby, or authorize cash payments in exchange for any options or other rights granted under any of such plans;

        (d) MATERIAL CONTRACTS. Enter into any contract or commitment which would be required to be listed on Schedule 2.29 hereof as a Material Contract, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts; provided however, that Ezlogin shall not enter into any agreement or commitment for the purchase of products or supplies in an amount in excess of $25,000 in any one case or $75,000 in the aggregate; and, provided, further, that Ezlogin shall not enter into any contract, commitment or agreement (i) which grants any third party exclusive rights, (ii) which provides any third party with equity, as compensation or otherwise, or (iii) with any third party which could reasonably be deemed to be a competitor of 724 Solutions.

        (e) ISSUANCE OF SECURITIES. Issue, deliver or sell, or authorize the issuance, delivery or sale, of any shares of its capital stock or securities convertible into or exchangeable for, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Ezlogin Common Stock pursuant to the exercise or conversion of Ezlogin Options outstanding as of the date of the Original Merger Agreement or thereinafter granted pursuant to clause (v), (ii) the issuance of shares of Ezlogin Common Stock pursuant to other stock options, warrants or other rights therefor outstanding as of the date of the Original Merger Agreement, (iii) the issuance of no more than 100,000 Ezlogin Options, in the aggregate, each with an exercise price per share of the greater of (1) fair market value at the time of the grant or
    (2) $2.30 or (3) the product of the closing price of 724 Solutions' Common Stock on the Nasdaq National Market on the first trading day prior to the date of the grant times the Exchange Ratio (based on the capitalization of Ezlogin on the first trading day prior to the date of grant) times eighty percent (80%), if the resulting exercise price is greater than $2.53, to not more than 5 new non-executive level employee hires, and with each option being subject to Ezlogin's typical vesting schedule consistent with prior practices ("Original Ezlogin Options"); (iv) after, and only after, the issuance of all Original Ezlogin Options pursuant to (iii) above, the issuance of additional Ezlogin Options to additional new hires ("Additional Ezlogin Options"), or the agreement to issue, after the Closing, options under the 2000 Stock Option Plan, or another plan maintained by 724 Solutions, in each instance, subject to the prior written consent of 724 Solutions, which consent may be withheld in its sole and absolute discretion, and (iv) the issuance of shares of Ezlogin Common Stock upon the conversion of Preferred Stock outstanding on the date of the Original Merger Agreement.

        (f) INTELLECTUAL PROPERTY. Transfer to any person or entity any rights to its Intellectual Property, except (i) for non-exclusive, no royalty, end-user licenses granted to third parties through Ezlogin's website, in the ordinary course of business consistent with past practices, provided that the number of end-users who download or access such Intellectual Property from Ezlogin's website may vary from time to time, and (ii) subject to
    Section 4.2(d) above, that Ezlogin may negotiate and pursue those agreements under negotiation by Ezlogin as of the date of the Original Merger Agreement and listed on Schedule 2.11 hereof; provided, further, that Ezlogin may not enter into any of these agreements without the prior written consent of 724 Solutions, which will not be unreasonably withheld.

        (g) EXCLUSIVE RIGHTS. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

        (h) DISPOSITIONS. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets that are material, individually or in the aggregate, to its business, taken as a whole, except for sales, leases or licenses of products in the ordinary course;

        (i) INDEBTEDNESS. Incur any indebtedness for borrowed money under existing credit lines or otherwise, except as reasonably necessary for the operation of its business in a manner, and in amounts, consistent with past practices, or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

        (j) LEASES.  Enter into any operating lease;

        (k) PAYMENT OF OBLIGATIONS. Pay, discharge or satisfy, in an amount in excess of $10,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities reflected or reserved against in the Ezlogin Financial Statements or arising after the date of such statements in the ordinary course of business;

        (l) CAPITAL EXPENDITURES. Make any capital expenditures, capital additions or capital improvements, except in the ordinary course of business and consistent with past practice;

        (m) INSURANCE. Materially reduce the amount of any insurance coverage provided by existing insurance policies;

        (n) TERMINATION OR WAIVER. Terminate or waive any right of substantial value;

        (o) EMPLOYEE BENEFIT PLANS; NEW HIRES; PAY INCREASES. Except as specifically contemplated herein, adopt, terminate or amend any employee benefit or stock purchase or option plan (including the Ezlogin Stock Option
    Plan), except as required under ERISA or except as necessary to maintain the qualified status of such plan under the Code, or hire any new executive level employee, or, other than in the ordinary course of business consistent with past practices for non-executive level employees, increase the annual level of compensation of any employee, or grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, other than such increases in compensation or bonuses listed on Schedule 4.2(o);

        (p) SEVERANCE ARRANGEMENTS.  Grant any severance or termination pay
    (i) to any director or officer or (ii) to any other employee, except payments made pursuant to written agreements outstanding on March 30, 2000;

        (q) LAWSUITS. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with 724 Solutions prior to the filing of such a suit, or (iii) for a breach of this Agreement;

        (r) ACQUISITIONS. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to its business, taken as a whole;

        (s) TAXES. Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

        (t) REVALUATION. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

        (u) OTHER. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (t) above, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder.

    4.3 NO SOLICITATION. Ezlogin shall not, and shall cause its officers, directors, employees, shareholders and other agents to not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to Ezlogin, or afford access to the properties, books or records of Ezlogin, to any person that has advised Ezlogin that it may be considering making, or that has made, a Takeover Proposal. Ezlogin shall not, and shall not permit any of its officers, directors, employees, shareholders or other representatives to agree to or endorse any Takeover Proposal. Ezlogin will promptly notify 724 Solutions after receipt of any Takeover Proposal or any request for nonpublic information relating to Ezlogin or for access to the properties, books or records of Ezlogin by any person that has advised Ezlogin that it may be considering making, or that has made, a Takeover Proposal and will keep 724 Solutions informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide 724 Solutions with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a written summary thereof, if it is not in writing.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.1 REGISTRATION EXEMPTION; FAIRNESS HEARING.

    (a) Ezlogin shall cooperate with 724 Solutions with respect to any qualification for exemption from registration under federal securities laws, or for qualification or exemption under state securities or "blue sky" laws, pursued by 724 Solutions with respect to the shares of 724 Solutions Common Stock to be issued pursuant to this Agreement. Without limiting the generality of the foregoing, Ezlogin shall:

    promptly provide to 724 Solutions all pertinent information concerning Ezlogin, its capital stock and the Shareholders and Optionholders;

    promptly review and comment on any documents or drafts supplied by 724 Solutions;

    promptly take all other actions as 724 Solutions may reasonably request; and

    promptly inform 724 Solutions, at any time prior to the Effective Time, of any event or information discovered by Ezlogin that should be set forth in an amendment to the Hearing Documents.

    (b) The information provided by Ezlogin and 724 Solutions shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Whenever Ezlogin obtains any Knowledge of any event that causes any of such information provided by Ezlogin to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Ezlogin shall promptly inform 724 Solutions. Ezlogin shall promptly inform 724 Solutions if it obtains any Knowledge of any event or occurrence that should be set forth in an amendment or a supplement to any application or other documents relating to the exemption from registration, and will cooperate in mailing to the Shareholders and Optionholders such amendments or supplements as may be appropriate.

    (c) All parties hereto acknowledge that 724 Solutions intends to apply to the California Commissioner of Corporations for a permit (the "Permit"), which may only be issued after a public hearing on the fairness of the terms and conditions of the Merger (the "Fairness Hearing"), in order to be eligible to issue 724 Solutions Common Stock to the Shareholders of Ezlogin pursuant to an exemption from the registration requirements of the Securities Act, provided by
Section 3(a)(10) of the Securities Act. As soon as reasonably practicable following the date of the Original Merger Agreement, 724 Solutions, with the full cooperation and assistance of Ezlogin, shall prepare and file with the California Department of Corporations an Application for Qualification of Securities by Permit under Section 25121 of the California Corporate Securities Law of 1968, as amended, and related materials required to be filed in connection with such Application (collectively, the "Hearing Documents"). 724 Solutions and Ezlogin will thereafter endeavor in good faith to obtain a finding of fairness and the issuance of a Permit to such effect by the California Department of Corporations as a result of such hearing, but they shall in no event be required to alter the terms of the Merger or this Agreement in order to obtain such finding and issuance. All parties hereto shall proceed expeditiously and cooperate fully in making available all information necessary to complete the Permit application and to participate as may be necessary or appropriate at the Fairness Hearing.

    (d) In the event 724 Solutions shall not have received a favorable determination in the Fairness Hearing and a Permit covering all of the shares of 724 Solutions Common Stock to be issued in the Merger such that the issuance qualifies for exemption under the 3(a)(10) Exemption, the Closing of the Merger and the other transactions contemplated by this Agreement will take place as provided in Section 1.2 hereof, provided that the shares of 724 Solutions Common Stock to be issued to the Ezlogin Shareholders hereunder shall, provided such exemption is available for the shares of 724 Solutions Common Stock issued in the Merger, be issued in a private placement as "restricted securities" as defined under Rule 144 of the Securities Act, and the parties shall comply with
Section 5.20 hereof.

    5.2 TRANSFER RESTRICTIONS AND HOLDERS' AGREEMENTS.

    (a) EMPLOYEE RESTRICTIONS. Each share of 724 Solutions Common Stock issued at the Closing or upon the exercise of an Assumed Option, to any Holder, other than a Non-Employee Shareholder (each, an "Employee Holder"), shall be subject to the transfer restrictions described, and all other provisions set forth, in the form of the Employee Holders' Agreement attached hereto as Exhibit C-1 (the "Employee Holders' Agreement"), as if all such restrictions and provisions were set forth in full in the body of this Agreement, whether or not an Employee Holder executes and delivers an Employee Holders' Agreement.

    (b) NON-EMPLOYEE RESTRICTIONS. Each share of 724 Solutions Common Stock issued at the Closing to a Shareholder listed on Schedule 5.2(b) hereof (each, a "Non-Employee Shareholder") shall be subject to the transfer restrictions described, and all other provisions set forth, in the form of Non-Employee Shareholders' Agreement attached hereto as Exhibit C-2 (the "Non-Employee Shareholders' Agreement"), as if all such restrictions and provisions were set forth in full in the body of this Agreement, whether or not a Non-Employee Shareholder executes and delivers a Non-Employee Shareholders' Agreement.

    (c) REPURCHASE OF UNVESTED SHARES. If 724 Solutions does not assume the Assumed Options in connection with the Merger, each share of 724 Solutions Common Stock issued at the Closing to an Employee Holder in exchange for an Unvested Share shall be subject to the Unvested Share Repurchase Option, in favor of 724 Solutions, described and set forth in the Employee Holder Agreement (the "Unvested Share Repurchase Option") as if all of such Unvested Share Repurchase Option was set forth in full in the body of this Agreement, whether or not an Employee Holder executes and delivers an Employee Holder Agreement. For purposes of the foregoing, "Unvested Share" shall mean any shares of Ezlogin Capital Stock issued upon the early exercise of an Ezlogin Option as contemplated by Section 5.9 hereof, or that were subject to a right of repurchase by Ezlogin immediately prior to the Closing.

    (d) EXECUTION OF HOLDERS' AGREEMENTS. Ezlogin will use its best efforts to cause each Holder to execute and deliver to 724 Solutions an Employee Holders' Agreement or a Non-Employee Shareholders' Agreement (including the delivery of all documents requested therein), as the case may be, on or prior to the Closing Date. Any such Employee Holders' Agreement or a Non-Employee Shareholders' Agreement (collectively, the "Holders' Agreements") which will disclose any liens or other encumbrances on such Holder's shares of Ezlogin Capital Stock shall be delivered to 724 Solutions no later than ten (10) business days prior to the Closing Date.

    (e) COMPLIANCE WITH LAWS. Notwithstanding anything herein to the contrary, no Shareholder or Optionholder may transfer any shares of 724 Solutions Common Stock other than in compliance with all applicable federal, state and foreign securities laws, including any laws relating to registration or qualification or the qualification for exemption therefrom, and, without limiting the generality of the foregoing, all "Affiliates" of Ezlogin may not transfer the 724 Solutions Common Stock issued to Shareholders in the Merger or to any Optionholder upon the exercise of any Assumed Options, unless such transfer is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act.

    (f) CANADIAN SECURITIES LAWS; EXEMPTION. 724 Solutions will use its commercially reasonable efforts to obtain, and will provide such evidence as is reasonably available and reasonably requested by Ezlogin of, all necessary rulings or orders of Canadian securities regulatory authorities exempting the distribution by 724 Solutions of the 724 Solutions Common Stock and options to purchase 724 Solutions Common Stock pursuant to the Merger, and the resale of such shares of 724 Solutions Common Stock in the United States (including shares to be issued under 724 Solutions' 2000 Stock Option Plan), from the registration and prospectus requirements under applicable Canadian securities laws on terms reasonably satisfactory to 724 Solutions and Ezlogin.

    5.3 ACCESS TO INFORMATION; CONFIDENTIALITY.

    (a) Ezlogin shall afford 724 Solutions and its accountants, counsel and other representatives, reasonable access during normal business hours upon reasonable prior notice and in a manner so as not to unreasonably interfere with Ezlogin's normal business operations, during the period prior to the Effective Time to (i) all of Ezlogin's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Ezlogin as 724 Solutions may reasonably request. Ezlogin agrees to promptly make available to 724 Solutions and its accountants, counsel and other representatives copies of internal financial statements and other information promptly upon request. Any such information shall constitute "Confidential Information" pursuant to the Mutual Non-Disclosure Agreement between 724 Solutions and Ezlogin dated as of February 2, 2000 (the "NDA"), the terms of which shall remain in effect pursuant to its terms during and after the term hereof.

    (b) Subject to compliance with applicable law, from March 30, 2000 until the Effective Time, each of 724 Solutions and Ezlogin shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

    (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    (d) Ezlogin shall promptly provide 724 Solutions and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of Ezlogin's Tax Returns and other records and workpapers relating to Taxes, including the following: (i) the types of Tax Returns being filed by Ezlogin in each taxing jurisdiction, (ii) the year of the commencement of the filing of each such type of Tax Return, (iii) all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iv) all material Tax elections filed in each jurisdiction by Ezlogin, (v) any deferred intercompany gain with respect to transactions to which Ezlogin has been a party, and (vi) receipts for any Taxes paid to foreign Tax authorities.

    (e) Ezlogin shall ensure that prior to the Effective Time, Ezlogin and its representatives shall keep strictly confidential the existence and terms of this Agreement, the other Transaction Agreements and the Merger, all of which shall constitute "Confidential Information" under the NDA, except to the extent necessary to comply with its obligations hereunder, and as otherwise provided in the NDA.

    5.4 PUBLIC DISCLOSURE. 724 Solutions and, with 724 Solutions' prior written consent, Ezlogin may issue press releases or otherwise make any public statement or make any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby.

    5.5 CONSENTS; COOPERATION.

    (a) Each of 724 Solutions and Ezlogin shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger. Ezlogin shall use its commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of the contracts listed on Schedule 2.31 hereof in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under any federal or state antitrust or fair trade law.

    (b) Each of 724 Solutions and Ezlogin shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of 724 Solutions and Ezlogin shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement 724 Solutions and Ezlogin decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither party shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction. Each of 724 Solutions and Ezlogin shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under applicable Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

    (c) Notwithstanding anything to the contrary in Section 5.5(a) or (b),
(i) 724 Solutions shall not be required to divest any of its or its subsidiaries businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on 724 Solutions or on the Surviving Corporation after the Effective Time.

    5.6 AFFILIATES. Schedule 5.6 sets forth those persons who may be deemed "Affiliates" of Ezlogin within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). Ezlogin shall provide 724 Solutions such information and documents as 724 Solutions shall reasonably request for purposes of reviewing such list. As provided in the Voting Agreement, the 724 Solutions Common Stock issued to Affiliates hereunder shall be subject restrictions on transfer pursuant to Rule 145 under the Securities Act and 724 Solutions shall be entitled to place appropriate legends on the certificates evidencing any 724 Solutions Common Stock to be received by such Affiliates pursuant to the terms of this Agreement and the Voting Agreement and to issue appropriate stock transfer instructions to the transfer agent for 724 Solutions Common Stock.

    5.7 LEGAL REQUIREMENTS. Each of 724 Solutions and Ezlogin shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

    5.8 SHAREHOLDER APPROVAL.

    (a) Ezlogin shall promptly after the date of the Original Merger Agreement take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to call, give notice of, convene and hold the Ezlogin Shareholders meeting or, if requested by 724 Solutions, to secure the written consent of its Shareholders as soon as possible, but in no event later than five
(5) days or such later date as may be required by the California Commissioner of Corporations, after the date of a favorable determination in the Fairness Hearing and the issuance of the Permit. Ezlogin shall consult with 724 Solutions regarding the date of the Ezlogin Shareholders Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Ezlogin Shareholders Meeting without the consent of 724 Solutions. Ezlogin shall use its reasonable best efforts to solicit from Shareholders of Ezlogin proxies or consents in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of Shareholders required to effect the Merger.

    (b) Without limiting the generality of the foregoing, promptly after the execution of this Agreement, Ezlogin, in consultation with 724 Solutions, will prepare an Information Statement (the "Fairness Hearing Information Statement") to be used in connection with obtaining the approval by the Shareholders of this Agreement. Ezlogin shall not distribute the Fairness Hearing Information Statement without 724 Solutions' approval; provided, that 724 Solutions shall in no way be responsible for any of the content of the Fairness Hearing Information Statement except as it pertains to and is supplied by 724 Solutions. Each of Ezlogin and 724 Solutions shall ensure that the Fairness Hearing Information Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to Ezlogin or 724 Solutions, as the case may be. Whenever either of Ezlogin or 724 Solutions, as the case may be, obtains any Knowledge of any event that should be set forth in an amendment or a supplement to the Fairness Hearing Information Statement or 724 Solutions disclosure documents, Ezlogin or 724 Solutions, as the case may be, will promptly inform 724 Solutions or Ezlogin, as the case may be, and will cooperate in mailing to the Shareholders or the Optionholders as requested by 724 Solutions such amendment or supplement.

    (c) Ezlogin, acting through its Board of Directors, shall, in accordance with all applicable legal requirements and Ezlogin's charter and bylaws:

    cause the Fairness Hearing Information Statement and any other disclosure documents deemed appropriate by 724 Solutions to be mailed to the Shareholders and Optionholders of Ezlogin promptly upon completion thereof and duly call, give notice of, convene and hold as soon as practicable a meeting (or, if requested by 724 Solutions, solicit an action by written consent in lieu thereof) (the "Ezlogin Shareholders Meeting") of the Shareholders for the purpose of voting to approve and adopt this Agreement (and the 280G Payments, to the extent applicable), to the extent required in accordance with legal requirements, and use its best efforts to obtain such Shareholder approval;

    recommend approval and adoption of this Agreement (and the 280G Payments, to the extent applicable) and the other transaction agreements to which Ezlogin is a party by the Shareholders of Ezlogin, and include in the Fairness Hearing Information Statement such recommendation, and take all lawful action to solicit such approval; and

    to the extent that the Merger and the transactions contemplated by this Agreement result in the acceleration of vesting of stock options and restricted stock awards with respect to Ezlogin's stock which may cause an excise tax under Section 4999 of the Code or the nondeductibility of a deduction under Section 280G of the Code (the "280G Payments"), Ezlogin shall include in the disclosure documents to be mailed to the Shareholders pursuant to subsection (i) above, a golden parachute disclosure (which shall be subject to the approval of 724 Solutions, not to be unreasonably withheld), for the purpose of soliciting the vote of the Shareholders (or, if requested by 724 Solutions, an action by written consent in lieu thereof) to approve the 280G Payments such that they shall not constitute "parachute payments" for purposes of Sections 280G and 4999 of the Code, by such vote as is required by the Code and any other applicable legal requirements, and Ezlogin shall use its best efforts to obtain such Shareholder approval.

    724 Solutions may at its discretion request Ezlogin to pursue either a Shareholder Meeting or a solicitation of written consents, and 724 Solutions' requesting of either such method shall not preclude a request for the other.

    (d) The timing and procedures of such meeting (or consent solicitation) shall be subject to the reasonable approval of 724 Solutions and, if applicable, shall be completed as promptly as practicable after the issuance of the Permit.

    5.9 EZLOGIN OPTIONS AND EZLOGIN CONVERTIBLE SECURITIES.

    (a) OUTSTANDING OPTIONS. Schedule 2.2 of the Ezlogin Disclosure Schedule sets forth a true and complete list as of May 9, 2000 of all holders of outstanding options under the Ezlogin Stock Option Plan, including the number of shares of Ezlogin Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Ezlogin shall deliver to 724 Solutions an updated
Schedule 2.2 current as of such date.

    (b) ASSUMPTION OF EZLOGIN STOCK OPTION PLAN.  If, pursuant to
Section 1.6(c) hereof, 724 Solutions assumes Ezlogin Stock Options in connection with the Merger:

        (i) At the Effective Time, the Ezlogin Stock Option Plan and each outstanding Ezlogin Option, whether vested or unvested, will be assumed by 724 Solutions. Each such Ezlogin Option so assumed by 724 Solutions (as so assumed, the "Assumed Options") shall continue to have, and be subject to, the same terms and conditions set forth in the Ezlogin Stock Option Plan and the applicable stock option agreement immediately prior to the Effective Time, except that:

           a. such option will be exercisable for that number of whole shares of 724 Solutions Common Stock equal to the product of the number of shares of Ezlogin Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time, multiplied by the Exchange Ratio, and rounded down to the nearest whole number of shares of 724 Solutions Common Stock; and

           b. the per share exercise price for the shares of 724 Solutions Common Stock issuable upon exercise of such assumed option will be equal to the quotient of the exercise price per share of Ezlogin Common Stock at which such option was exercisable immediately prior to the Effective Time, divided by the Exchange Ratio, rounded up to the nearest whole cent.

The date of grant of each Assumed Option shall be the date on which such Ezlogin Option was originally granted. Consistent with the terms of the Ezlogin Stock Option Plan and the documents governing the Ezlogin Options, the Merger will not terminate any of the outstanding options under the Ezlogin Stock Option Plan or, except as disclosed in Schedule 2.2 hereof, accelerate the vesting of such Ezlogin Options. It is the intention of the parties that the Ezlogin Options so assumed by 724 Solutions qualify, to the maximum extent permissible, following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time.

        (ii) NOTICE OF ASSUMPTION. As soon as reasonably practical after the Effective Time, 724 Solutions will deliver to each person who, at the Effective Time, was a holder of an outstanding Ezlogin Option a notice stating that:

           a. such Ezlogin Option has been assumed by 724 Solutions and shall continue in effect subject to the terms and conditions applicable thereto immediately prior to the Effective Time, except as otherwise provided herein;

           b. the number of shares of 724 Solutions Common Stock covered by such Ezlogin Option and the per share exercise price for such shares of 724 Solutions Common Stock;

           c. and the number and identification of Ezlogin Options which are Subject Options.

        (iii) ASSIGNMENT OF REPURCHASE RIGHT. All outstanding rights of Ezlogin immediately prior to the Effective Time to repurchase shares of Ezlogin Common Stock under the Ezlogin Stock Option Plan and pursuant to any Ezlogin Options shall be assigned to 724 Solutions in the Merger and shall thereafter be exercisable by 724 Solutions upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to such right and the purchase price per share shall be adjusted to reflect the Exchange Ratio.

        (iv) AMENDMENT OF EZLOGIN STOCK OPTION PLAN. Prior to Closing, Ezlogin shall take all necessary or appropriate actions (including amending the Ezlogin Stock Option Plan and any option agreements, if required, and soliciting the consent of the Optionholders) to:

           a. make such amendments as 724 Solutions shall reasonably determine are necessary to comply with Canadian securities laws that will become applicable to the Ezlogin Stock Option Plan at the Effective Time or otherwise by reason of the Merger; and

           b. provide for the cancellation or termination of Subject Options to satisfy any indemnity obligation of the Optionholders pursuant to
       Article VIII hereof, and the distribution of Subject Shares to the Escrow Agent, to the extent applicable, pursuant to Article VIII of this Agreement.

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
        (v) REGISTRATION. 724 Solutions shall use reasonable best efforts to file (provided that 724 Solutions has received all option documentation relating to the outstanding Ezlogin Options):

           a. no later than one day following the termination of the IPO Lockup (as defined in the Holders' Agreements), a registration statement on Form S-8 under the Securities Act covering the shares of 724 Solutions Common Stock issuable pursuant to outstanding Assumed Options granted to individuals then providing services to Ezlogin as employees or consultants; and

           b. no later than February 1, 2001, a registration statement on Form S-3 under the Securities Act covering the shares of 724 Solutions Common Stock issuable pursuant to outstanding Assumed Options granted to entities or to individuals not then providing services to Ezlogin as employees or consultants under the Ezlogin Stock Option Plan assumed by 724 Solutions or otherwise issued in compensatory transactions to entities or to individuals not then providing services to Ezlogin as employees or consultants.

           (c) EXERCISE OR TERMINATION OF EZLOGIN OPTIONS.  If, pursuant to
       Section 1.6(c), 724 Solutions does not assume the Assumed Options in connection the Merger:

        (i) Immediately prior to the Effective Time, all Ezlogin Options then outstanding under the Ezlogin Stock Option Plan, whether or not vested, may be exercised in full by the holders thereof. Any Ezlogin Option outstanding under the Ezlogin Stock Option Plan will be terminated at the Effective Time if not exercised prior to the Effective Time.

        (ii) AMENDMENT OF EZLOGIN STOCK OPTION PLAN.

           a. Subject to Section 5.9(c)(ii)(b) below, immediately following the execution and delivery of a Holders' Agreement by each holder of an unvested Ezlogin Option, Ezlogin shall cause (x) each Ezlogin Option (and, to the extent necessary, the Ezlogin Stock Option Plan) held by a non-United States taxpayer to be amended to allow (1) the immediate exercise of such Ezlogin Option (including as to unvested shares) and
       (2) payment of the exercise price of such Ezlogin Option with a full-recourse promissory note (with such terms as are described below and in a form reasonably satisfactory to 724 Solutions); and (y) each Ezlogin Option (and, to the extent necessary, the Ezlogin Stock Option Plan) held by a United States taxpayer to be amended to allow the immediate exercise of such Ezlogin Option (including as to unvested shares). Each promissory note shall (A) be secured by the 724 Solutions Common Stock to be received by such holder in the Merger and any other shares of 724 Solutions Common Stock which may be received by such holder in the future (excluding shares purchased by such Shareholder on the open market), (B) have an interest rate equal to the lowest interest rate prescribed by such holder's income tax law to avoid the imputation of interest income; (C) mature on the one (1) year anniversary of the Closing; (D) provide that if at any time while such note is outstanding the holder debtor sells his shares of 724 Solutions Common Stock received in the Merger, all amounts owing under such promissory note shall accelerate and become due and payable on the tenth (10th) day following any such sale and if the holder debtor voluntarily terminates his employment with Ezlogin (or its successor) or is terminated by Ezlogin (or its successor) "for cause," all amounts owing under such promissory note shall accelerate and become due and payable on the fifth (5th) day following any such termination; and (E) have such other terms as may be reasonably required by Ezlogin. The promissory notes issued pursuant to this Section 5.9(c)(ii) shall not exceed US $528,000 in the aggregate. Also, in furtherance of the above, Ezlogin shall amend and restate each option agreement entered into by an Optionholder pursuant to the Ezlogin Stock Option Plan in the form of the Ezlogin Stock Option Agreement (Immediately Exercisable), attached hereto as Exhibit J.

           b. If any holder of an unvested Ezlogin Option does not execute and deliver a Holders' Agreement on or prior to the Closing Date, such holder's option agreement(s) covering the unvested Ezlogin Options held by such holder shall not be amended as provided in Section 5.9(c)(ii)(a) hereof, and all of such holder's unvested Ezlogin Options shall not be assumed by 724 Solutions and shall terminate as of the Effective Time and such holder shall not be entitled to receive any Merger Consideration or other consideration therefor.

        (iii) POST CLOSING LOANS TO EZLOGIN OPTIONHOLDERS. After January 1, 2001, but not later than April 1, 2001, the Surviving Corporation shall extend loans to no more than 16 Shareholders, in an aggregate amount not to exceed US $666,000.00. Each such loan shall be fully secured by the shares of 724 Solutions Common Stock received by such Shareholder in the Merger and any other shares of 724 Solutions Common Stock which may be received by such Shareholder in the future (excluding shares purchased by such Shareholder on the open market), and evidenced by a full-recourse promissory note, with a term which shall not extend past the two (2) year anniversary of the Closing Date, with interest at the "prime rate" as published by the Wall Street Journal (or, if the Wall Street Journal no longer publishes such rate, a comparable publication) on the day of the loan, and such other terms as may be reasonably required by the Surviving Corporation and 724 Solutions. Each promissory note shall also provide that if at any time while such note is outstanding the Shareholder debtor sells his shares of 724 Solutions Common Stock received in the Merger, all amounts owing under such promissory note shall accelerate and become due and payable on the tenth (10th) day following any such sale and if the Shareholder debtor voluntarily terminates his employment with Surviving Corporation (or its successor) or is terminated by Surviving Corporation (or its successor) "for cause," all amounts owing under such promissory note shall accelerate and become due and payable on the fifth (5th) day following any such termination.

    (d) CONVERTIBLE SECURITIES. Immediately prior to the Effective Time, all Ezlogin Convertible Securities, whether or not presently convertible shall be converted into shares of Ezlogin Common Stock by Ezlogin or exercised by the holders thereof, as applicable.

    5.10 TERMINATION OF EMPLOYEE PLANS. At or prior to the Closing, Ezlogin shall execute and deliver all necessary instruments and documents and do and perform such other acts to terminate the Ezlogin Employee Plans (except insofar as Section 5.9(b) applies to the Ezlogin Stock Option Plan, which in such event shall be assumed by 724 Solutions as of the Effective Time) listed on
Schedule 2.14 other than employee welfare benefit plans (as defined in Section 3(1) of ERISA).

    5.11 GRANTING OF 724 SOLUTIONS OPTIONS.

    (a) At the Effective Time, 724 Solutions shall grant the following options to purchase 724 Solutions Common Stock under 724 Solutions' 2000 Stock Option Plan, or another plan maintained by 724 Solutions which comports with the requirements of applicable French law to allow the favorable treatment for such options issued to French employees, which options will be subject to 724 Solutions' standard terms and conditions, including vesting, provided such terms are allowed under the requirements of applicable French law to allow the favorable treatment for such options issued to French employees (the "724 Solutions Options"): (i) 100,000 724 Solutions Options to selected key Ezlogin employees (such allocation to be mutually agreed upon by 724 Solutions and Ezlogin); and (ii) 75,000 724 Solutions Options to Jean-Noel Lebrun. The exercise price for the 724 Solutions Stock Options shall be the closing price for a share of 724 Solutions Common Stock as quoted on the Nasdaq Stock Market for the trading day immediately preceding the Closing. The number of 724 Solutions Options granted hereunder shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exchangeable for 724 Solutions Common Stock), reorganization, recapitalization or other like change with respect to 724 Solutions Common Stock occurring after March 30, 2000 and prior to the Effective Time.

    (b) Ezlogin employees after the Closing will be eligible to receive additional options to purchase 724 Solutions Common Stock pursuant to existing option plans of 724 Solutions. The number, vesting and timing of grants of such options shall be based on criteria applied to other similarly situated 724 Solutions employees.

    (c) The 724 Solutions Common Stock to be issued upon the exercise of such 724 Solutions Options has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of 724 Solutions' 2000 Stock Option Plan, or any such other plan, will be duly and validly issued, fully paid, nonassessable, free of any liens or encumbrances (other than any liens or encumbrances created by the holder thereof) and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable Canadian Securities Laws and United States state and federal securities laws or other applicable French laws.

    (d) 724 Solutions shall use reasonable best efforts to file, no later than the day following the termination of the IPO Lockup (as defined in the Holders' Agreements) a registration statement on Form S-8 under the

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
Securities Act covering the shares of 724 Solutions Common Stock issuable pursuant to the 724 Solution Options.

    5.12 ESCROW AGREEMENT. On or before the Effective Time, the Escrow Agent, the Shareholders' Agent (as defined in Article VIII hereto), Ezlogin and 724 Solutions will execute the Escrow Agreement contemplated by Article VIII in substantially the form attached hereto as Exhibit E ("Escrow Agreement").

    5.13 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense; provided, however, that if the Merger is not consummated, 724 Solutions shall pay all tax liabilities of Merger Sub.

    5.14 BEST EFFORTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its reasonable best efforts to obtain the signatures of key Ezlogin management and Shareholders on all agreements, and effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

    5.15 EMPLOYMENT AND NON-COMPETE AGREEMENTS.

    (a) Set forth on Schedule 5.15(a) is a list of key employees of Ezlogin to whom Surviving Corporation will make an offer of employment ("Key Employees"). Each Key Employee shall execute and deliver an Employment and Non-Competition Agreement substantially in the form of Exhibit F attached hereto ("Employment and Non-Competition Agreement"). Ezlogin shall cooperate with 724 Solutions to assist Surviving Corporation in entering into an Employment and Non-Competition Agreement with such Key Employees.

    (b) Set forth on Schedule 5.15(b) is a list of other employees of Ezlogin to whom 724 Solutions will make an offer of employment ("Other Employees"). Certain of the Other Employees, as indicated on Schedule 5.15(b), shall execute and deliver an Employment Agreement substantially in the form of Exhibit G attached hereto ("Employment Agreement"). Ezlogin shall cooperate with 724 Solutions to assist 724 Solutions in entering into an Employment Agreement with such Other Employees.

    (c) 724 Solutions shall have no obligation to make an offer of employment to any employee of Ezlogin except those listed on Schedule 5.15(a) and
Schedule 5.15(b).

    5.16 NOTICES. Ezlogin shall give all notices and other information required to be given to the employees of Ezlogin under the WARN Act and the Consolidated Omnibus Budget Reconciliation Act of 1985 in connection with the transactions provided for in this Agreement.

    5.17 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

    (a) Ezlogin shall promptly notify 724 Solutions in writing of:

    the discovery by Ezlogin of any event, condition, fact or circumstance that occurred or existed on or prior to the date of the Original Merger Agreement and that caused or constitutes a material breach of any representation or warranty made by Ezlogin in this Agreement;

    any event, condition, fact or circumstance that occurs, arises or exists after the date of the Original Merger Agreement and that would cause or constitute a material breach of any representation or warranty made by Ezlogin in this Agreement if (1) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (2) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of the Original Merger Agreement;

    any material breach of any covenant or obligation of Ezlogin; and

    any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article VI impossible or unlikely.

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    (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.17(a) results in a material change to any representation or warranty in the Ezlogin Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Ezlogin Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Ezlogin shall promptly deliver to 724 Solutions an update to the Ezlogin Disclosure Schedule specifying such change (a "Disclosure Schedule Update"); provided, that no such update shall be deemed to supplement or amend the Ezlogin Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Ezlogin in this Agreement or
(ii) determining whether any of the conditions set forth in Article VI has been satisfied. On the Closing Date, Ezlogin shall deliver to 724 Solutions an update of the Ezlogin Disclosure Schedule, current as of such date.

    5.18 DIRECTOR AND OFFICER INDEMNIFICATION. The certificate of incorporation and bylaws of the Surviving Corporation after the Effective Time shall contain provisions no less favorable with respect to indemnification of directors and officers than are set forth in the certificate of incorporation and bylaws of Merger Sub as of March 30, 2000, which provisions shall not be amended, repealed or otherwise modified for a period of three years from the Effective Date in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were directors and officers of Ezlogin, unless such modification shall be required by applicable law. The provisions of this
Section 5.18 shall survive the consummation of the Merger and are expressly intended to benefit each of the individuals who at the Effective Time were directors and officers of Ezlogin.

    5.19 EMPLOYEE BENEFIT PLANS. Following the Effective Time and until at least December 31, 2000, 724 Solutions, in its sole and absolute discretion, shall either: (a) continue (or cause Ezlogin to continue) to maintain the Ezlogin Employee Plans (excluding the Ezlogin Stock Option Plan and any bonus, referral bonus or incentive payment arrangements (other than with respect to amounts accrued or earned prior to the Effective Time)) (the "Ezlogin Welfare Plans") on substantially the same terms in the aggregate as in effect immediately prior to the Effective Time, or (b) arrange for each participant in the Ezlogin Welfare Plans ("Ezlogin Participants") to participate in 724 Solutions' (or its applicable subsidiary's) plans which are, in the aggregate, and taking into account benefits provided pursuant to the provisions of applicable law, in substance no less favorable, on a plan-by-plan basis, than those provided to other similarly situated (as to seniority, job description and salary, not as to location) employees of 724 Solutions and its other subsidiaries from time to time ("724 Solutions Plans"), or (c) a combination of clauses (a) and (b). Each Ezlogin Participant who continues to be employed by 724 Solutions (or any of its subsidiaries) immediately following the Effective Time shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, receive credit for all purposes, including without limitation, for eligibility to participate and vesting under 724 Solutions Plans for years of service with Ezlogin prior to the Effective Time. If option (b) or (c) is elected and subject to the approval of any insurance carrier and to the extent consistent with law and applicable tax qualification requirements, 724 Solutions shall then cause any and all pre-existing condition (or actively-at-work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to such Ezlogin Participants and their eligible dependents and shall provide them with credit for any co-payments, deductibles, and offsets (or similar payments) prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any 724 Solutions Plans in which they are eligible to participate after the Effective Time. Provided, however, that Ezlogin (or its successor entity) or the applicable insurance carrier shall make available a HIPAA Certificate evidencing prior coverage under the corresponding Ezlogin Welfare Plan. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any Ezlogin Participant or the funding of any such benefit. Further and in no way in limitation of the foregoing, 724 Solutions and its subsidiaries shall provide benefit programs to employees of Ezlogin that are subject to the laws in France that comply with the rules, regulations, and laws of that country. Nothing in this Section 5.19 shall be construed to entitle any employee to continue his or her employment for any period of time, nor to interfere with the rights of 724 Solutions or Ezlogin to discharge or discipline any employee, to change the terms of any employee's employment, or to amend or terminate employee benefit plans or programs at any time (subject to Section 5.10).

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
    5.20 ISSUANCE OF RESTRICTED SECURITIES. In the event, and only in the event, 724 Solutions shall not have received a favorable determination in the Fairness Hearing and a Permit covering all of the shares of 724 Solutions Common Stock to be issued in the Merger such that the issuance qualifies for exemption under the 3(a)(10) Exemption:

        (a) SHAREHOLDERS' CONSENT.

           (i) Ezlogin shall immediately after the date of 724 Solutions' receipt of an unfavorable determination in the Fairness Hearing take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to call, give notice of, convene and hold the Ezlogin Shareholders Meeting or, if requested by 724 Solutions, to secure the written consent of its Shareholders as soon as possible, but in no event later than five (5) days, after the date of such unfavorable determination in the Fairness Hearing. Ezlogin shall consult with 724 Solutions regarding the date of the Ezlogin Shareholders Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Ezlogin Shareholders Meeting without the consent of 724 Solutions. Ezlogin shall use its reasonable best efforts to solicit from Shareholders of Ezlogin proxies or consents in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of Shareholders required to effect the Merger.

           (ii) Without limiting the generality of the foregoing, immediately after 724 Solutions' receipt of an unfavorable determination in the Fairness Hearing, Ezlogin, in consultation with 724 Solutions, will prepare an Information Statement in compliance with the requirements under the California Corporations Code and Rule 506 under the Securities Act (the "Rule 506 Information Statement"), which shall also include an offering circular prepared by 724 Solutions, which shall comply as to form and substance in all material respects with the applicable provisions of the Securities Act, the Blue Sky Laws and all rules and regulations promulgated thereunder (the "Offering Circular," and, collectively with the Rule 506 Information Statement, the "Rule 506 Documents") to be used in connection with obtaining the approval by the Shareholders of this Agreement. Ezlogin shall not distribute the Rule 506 Documents without 724 Solutions' approval; provided, that 724 Solutions shall in no way be responsible for any of the content of the Rule 506 Documents except for the Offering Circular and content in the Rule 506 Information Statement as it pertains to and is supplied by 724 Solutions. Each of Ezlogin and 724 Solutions shall ensure that the Rule 506 Documents do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to Ezlogin or 724 Solutions, as the case may be. For these purposes, Ezlogin, may in consultation with 724 Solutions, amend or supplement the Fairness Hearing Information Statement, to the extent necessary, to incorporate all information and disclosures required by Rule 506 promulgated under the Securities Act. Whenever either of Ezlogin or 724 Solutions, as the case may be, obtains any Knowledge of any event that should be set forth in an amendment or a supplement to the Rule 506 Documents or 724 Solutions disclosure documents, Ezlogin or 724 Solutions, as the case may be, will promptly inform 724 Solutions or Ezlogin, as the case may be, and will cooperate in mailing to the Shareholders and Optionholders as requested by 724 Solutions such amendment or supplement.

           (iii) Ezlogin, acting through its Board of Directors, shall, in accordance with all applicable legal requirements and Ezlogin's charter and bylaws:

               a. cause the Rule 506 Information Statement, the Offering Circular, and any other disclosure documents deemed appropriate by 724 Solutions to be mailed to the Shareholders and Optionholders of Ezlogin promptly upon completion thereof and duly call, give notice of, convene and hold as soon as practicable a meeting (or, if requested by 724 Solutions, solicit an action by written consent in lieu thereof) of such Shareholders for the purpose of voting to approve and adopt this Agreement (and the 280G Payments, to the extent applicable), to the extent required in accordance with legal requirements, and use its best efforts to obtain such Shareholder approval;

               b. recommend approval and adoption of this Agreement (and the 280G Payments, to the extent applicable) and the other transaction agreements to which Ezlogin is a party by the

           Shareholders of Ezlogin, and include in the Rule 506 Information Statement such recommendation, and take all lawful action to solicit such approval; and

               c. to the extent that the Merger and the transactions contemplated by this Agreement result in the acceleration of vesting of stock options and restricted stock awards with respect to Ezlogin's stock which may constitute 280G Payments, Ezlogin shall include in the disclosure documents to be mailed to the Shareholders pursuant to subsection (a) above, a golden parachute disclosure (which shall be subject to the approval of 724 Solutions, not to be unreasonably withheld), for the purpose of soliciting the vote of the Shareholders (or, if requested by 724 Solutions, an action by written consent in lieu thereof) to approve the 280G Payments such that they shall not constitute "parachute payments" for purposes of Sections 280G and 4999 of the Code, by such vote as is required by the Code and any other applicable legal requirements, and Ezlogin shall use its best efforts to obtain such Shareholder approval.

    724 Solutions may at its discretion request Ezlogin to pursue either a Shareholder meeting or a solicitation of written consents, and 724 Solutions' requesting of either such method shall not preclude a request for the other.

           (iv) The timing and procedures of such meeting (or consent solicitation) shall be subject to the reasonable approval of 724 Solutions and, if applicable, shall be completed as promptly as practicable after the issuance of the unfavorable determination in the Fairness Hearing.

        (b) REGISTRATION RIGHTS AGREEMENT. 724 Solutions and each Ezlogin Shareholder shall execute and deliver a Registration Rights and Investment Representations Agreement in the form of Exhibit D attached hereto ("Registration Rights Agreement").

    5.21 AMENDMENT OF BONUS SHARE AGREEMENTS. Ezlogin shall, on or prior to Closing, use its reasonable best efforts to enter into an amendment to each agreement to which Ezlogin is a party and which provides for the payment of any Bonus Shares to any employee, consultant or other third party (the "Bonus Share Agreements") with the other parties thereto to allow for the payment of, at the option of 724 Solutions, (a) 724 Solutions Common Stock, as adjusted for the Exchange Ratio, or (b) cash having a value equal to the number of shares of Ezlogin Common Stock otherwise payable thereunder multiplied by the 724 Solutions Stock Price, in substitution for such shares. The Bonus Share Agreements shall also be amended to provide that such employees, consultants or other third parties will enter into such agreements and deliver reasonable investment representations, to the extent required by 724 Solutions, in connection with the issuance of the 724 Solutions Common Stock under such amended Bonus Share Agreements.

    5.22 OTHER ACTIONS. Ezlogin shall use its reasonable best efforts to cause each of Vincent Guesdon and Lance Mayfield to execute and deliver an Employee Inventions and Proprietary Assignment Agreement with Ezlogin, in Ezlogin's standard form.

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                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of 724 Solutions and Ezlogin:

        (a) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Ezlogin Shareholders and, to the extent applicable, the Ezlogin Shareholders shall have approved the 280G Payments such that they shall not constitute "parachute payments" for purposes of Sections 280G and 4999 of the Code, by such vote as is required by the Code and any other applicable legal requirements.

        (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, that makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

        (c) GOVERNMENTAL APPROVAL. 724 Solutions and Ezlogin shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, Canadian securities laws and stock exchange listing requirements.

        (d) ESCROW AGREEMENT. 724 Solutions, Ezlogin, Escrow Agent and the Shareholders' Agent (as defined in Article VIII hereto) shall have entered into the Escrow Agreement.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF EZLOGIN. The obligations of Ezlogin to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Ezlogin:

        (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of 724 Solutions in this Agreement shall be true and correct in all respects as of the Effective Time (or, to the extent such representations and warranties speak as of an earlier date, they shall be true in all respects as of such earlier date), except (x) as otherwise contemplated by this Agreement and (y) for such failures to be true and correct which in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on 724 Solutions without giving regard to materiality qualifiers in any individual representation, and
    (ii) 724 Solutions shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

        (b) CERTIFICATE OF 724 SOLUTIONS. Ezlogin shall have been provided with a certificate executed on behalf of 724 Solutions by an authorized officer to the effect set forth in Section 6.2(a).

        (c) TAX OPINION. Ezlogin shall have received a written opinion of Ezlogin's legal counsel in form and substance reasonably satisfactory to Ezlogin, and dated on or about the Closing Date, to the effect that (i) the Merger will constitute a reorganization within the meaning of
    Section 368(a) of the Code, and (ii) each of Ezlogin, 724 Solutions and Merger Sub shall be a party to the reorganization within the meaning of
    Section 368(b) of the Code. The parties to this Agreement agree to make such reasonable representations as requested by the legal counsel of Ezlogin for the purpose of rendering such opinion. In connection with the above, but without limiting the foregoing, 724 Solutions shall deliver to Ezlogin and Wilson Sonsini Goodrich & Rosati a certificate, dated as of the Effective Time, certifying that, to

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
    724 Solutions' Knowledge neither 724 Solutions nor any of its Affiliates has taken or agreed to take any action, nor does 724 Solutions have Knowledge of any fact or circumstance relating to 724 Solutions, that would prevent
    (i) the Merger from qualifying as a reorganization within the meaning of
    Section 368(a) of the Code, or (ii) the exchange of shares of Ezlogin Capital Stock for shares of 724 Solutions Common Stock from meeting the requirements of Treasury Regulation Section 1.367(a)-3(c)(i).

        (d) LEGAL OPINION. Ezlogin shall have received legal opinions from 724 Solutions' domestic legal counsel, Morrison & Foerster LLP and 724 Solutions' Canadian counsel, Ogilvy Renault, in form and substance reasonably acceptable to Ezlogin, but which shall nevertheless contain opinions as to the enforceability of this Agreement, the valid issuance of the 724 Solutions Common Stock to be issued in the Merger in accordance with all applicable securities laws, and other customary opinions given by the purchaser's counsel in acquisitions of this type.

        (e) EXCHANGE LISTING. Prior to the Effective Time, 724 Solutions shall have filed with the Nasdaq Stock Market a Notification Form For Listing of Additional Shares with respect to the 724 Solutions Common Stock to be issued pursuant to the Merger (including shares to be issued under 724 Solutions' 2000 Stock Option Plan pursuant to Section 5.11 hereof).

        (f) REGISTRATION RIGHTS AGREEMENT. In the event 724 Solutions shall not have received a favorable determination in the Fairness Hearing and a Permit covering all of the shares of 724 Solutions Common Stock to be issued in the Merger such that the issuance qualifies for exemption under the 3(a)(10) Exemption, 724 Solutions shall have executed and delivered to the Shareholders the Registration Rights Agreement.

    6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF 724 SOLUTIONS. The obligations of 724 Solutions to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by 724 Solutions:

        (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as disclosed in the Ezlogin Disclosure Schedule dated the date of the Original Merger Agreement (i) the representations and warranties of Ezlogin in this Agreement shall be true and correct in all respects as of the Effective Time (or, to the extent such representations and warranties speak as of an earlier date, they shall be true in all respects as of such earlier date), except (x) as otherwise contemplated by this Agreement and (y) for such failures to be true and correct which in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on Ezlogin without giving regard to materiality qualifiers in any individual representation, and (ii) Ezlogin shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

        (b) CERTIFICATE OF EZLOGIN. 724 Solutions shall have been provided with a certificate executed on behalf of Ezlogin by its President to the effect set forth in Section 6.3(a).

        (c) THIRD PARTY CONSENTS. 724 Solutions shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any contract listed or required to be listed on Schedule 2.31.

        (d) INJUNCTIONS OR RESTRAINTS ON CONDUCT OF BUSINESS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting 724 Solutions' conduct or operation of the business of Ezlogin following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

        (e) LEGAL OPINION. 724 Solutions shall have received a legal opinion from Ezlogin's legal counsel, Wilson Sonsini Goodrich & Rosati (which opinion may be shared with another law firm reasonably acceptable to 724 Solutions), in form and substance reasonably acceptable to 724 Solutions, but which shall nevertheless contain opinions as to the enforceability of this Agreement, the capitalization of Ezlogin, the valid issuance or grant, as the case may be, of all Ezlogin securities (including Ezlogin Options) in accordance with all applicable securities laws, and other customary opinions given by the target's counsel in acquisitions of this type.

        (f) NO MATERIAL ADVERSE CHANGES. Since the Ezlogin Balance Sheet Date, there shall not have occurred any event, fact or circumstance that has had, or reasonably could be anticipated to have, a Material Adverse Effect with respect to Ezlogin.

        (g) NO CASH DISTRIBUTIONS. Ezlogin shall not have made any material cash distribution or any material compensation adjustments, except as expressly permitted by this Agreement, since the Ezlogin Balance Sheet Date, without the prior approval of 724 Solutions.

        (h) TAX OPINION. 724 Solutions shall have received a written opinion of 724 Solutions' legal counsel in form and substance reasonably satisfactory to 724 Solutions, and dated on or about the Closing Date, to the effect that
    (i) the Merger will constitute a reorganization within the meaning of
    Section 368(a) of the Code, and (ii) each of Ezlogin, 724 Solutions and Merger Sub shall be a party to the reorganization within the meaning of
    Section 368(b) of the Code. The parties to this Agreement agree to make such reasonable representations as requested by the legal counsel of 724 Solutions for the purpose of rendering such opinion. In connection with the above, but without limiting the foregoing, Ezlogin shall deliver to 724 Solutions and Morrison & Foerster LLP a certificate, dated as of the Effective Time, certifying that, to Ezlogin's Knowledge neither Ezlogin nor any of its Affiliates has taken or agreed to take any action, nor does Ezlogin have Knowledge of any fact or circumstance relating to Ezlogin, that would prevent (i) the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) the exchange of shares of Ezlogin Capital Stock for shares of 724 Solutions Common Stock from meeting the requirements of Treasury Regulation Section 1.367(a)-3(c)(i).

        (i) FIRPTA CERTIFICATE. Ezlogin shall, prior to the Closing Date, provide 724 Solutions with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit H attached hereto, which states that shares of capital stock of Ezlogin do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying 724 Solutions' obligations under Treasury Regulation
    Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Ezlogin shall have provided to 724 Solutions, as agent for Ezlogin, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of Exhibit I attached hereto along with written authorization for 724 Solutions to deliver such notice form to the Internal Revenue Service on behalf of Ezlogin upon the Closing of the Merger.

        (j) RESIGNATION OF DIRECTORS AND OFFICERS. The directors and officers of Ezlogin in office immediately prior to the Effective Time shall have resigned as directors and officers, as applicable, of Ezlogin effective as of the Effective Time.

        (k) EZLOGIN OPTIONS AND EZLOGIN CONVERTIBLE SECURITIES. Unless 724 Solutions is assuming Ezlogin Options in connection with the Merger, pursuant to Section 1.6(c), all outstanding Ezlogin Options shall have been exercised or terminated. All Ezlogin Convertible Securities (excluding Bonus Shares, to the extent not accrued or paid prior to the Effective Time) shall have been converted.

        (l) EMPLOYMENT AND NON-COMPETITION AGREEMENTS. Concurrently with the execution of this Agreement, the Key Employees of Ezlogin set forth on
    Schedule 5.15(a) shall have entered into Employment and Non-Competition Agreements with Ezlogin and each Key Employee shall be employed by Ezlogin as of the Effective Time and shall have not notified (whether formally or informally) Ezlogin of such employee's intention to terminate his employment with Ezlogin as of the Effective Time. Concurrently with the execution of this Agreement, certain of the Other Employees, as set forth on
    Schedule 5.15(b), shall have entered into Employment Agreements with Ezlogin, and, on or prior to the Closing, certain of the Other Employees as set forth on Schedule 5.15(b) shall have entered into an Employment Agreement with Ezlogin and each such Other Employee shall be employed by Ezlogin as of the Effective Time and shall have not notified (whether formally or informally) Ezlogin of such employee's intention to terminate his employment with Ezlogin as of the Effective Time; provided, that the failure of one or more Other

    Employees to enter into an Employment Agreement due to death, disability or illness shall not prevent the satisfaction of this condition at the Closing.

        (m) HOLDERS' AGREEMENTS. Each Shareholder and Optionholder shall have delivered an Employee Holders' Agreement or a Non-Employee Shareholders' Agreement, as provided in Section 5.2 hereof and all other documents required to be delivered thereunder, including, without limitation, evidence, reasonably satisfactory to 724 Solutions that (1) each Holder who is not an individual shall have the authority and power to execute each Transaction Agreement to which it is or is to become a party and the individual executing Transaction Agreements has the authority to do so on Holder's behalf, as the case may be; provided that the execution and delivery of a Certificate of Trust by a Holder which is a trust, and an Incumbency Certificate by a Holder which is a corporate entity or partnership (in the forms attached as exhibits to the Holders' Agreements) shall be deemed to satisfy this condition; but provided further, that notwithstanding the above, in the event 724 Solutions has a reasonable belief that such certificate is materially untrue or contains a material misstatement of fact, 724 Solutions may demand additional reasonable evidence from such Holder as to such authority; and (2) any lienholder over shares of Ezlogin Capital Stock or Ezlogin Options shall have agreed to be subject to the transfer restrictions and Unvested Share Repurchase Option set forth in Section 5.2 hereof or the Holder shall have discharged any such lien.

        (n) CERTIFICATES OF GOOD STANDING. Ezlogin shall, prior to the Closing Date, provide 724 Solutions a certificate from the Secretary of State of California as to Ezlogin's good standing and payment of all applicable taxes.

        (o) ISSUANCE OF PARENT COMMON STOCK. Prior to the issuance of the 724 Solutions Common Stock in the Merger, either (i) 724 Solutions shall have received a favorable determination in the Fairness Hearing and have been issued a Permit covering all of the shares of 724 Solutions Common Stock to be issued in the Merger such that the issuance qualifies for exemption under the 3(a)(10) Exemption, or (ii) in the event 724 Solutions shall not have received a favorable determination in the Fairness Hearing and a Permit covering all of the shares of 724 Solutions Common Stock to be issued in the Merger such that the issuance qualifies for exemption under the 3(a)(10)
    Exemption:

           (i) each Shareholder shall have executed and delivered to 724 Solutions a Registration Rights Agreement;

           (ii) the Rule 506 Documents shall have been mailed to the Shareholders of Ezlogin in accordance with Section 5.20(a); and

          (iii) 724 Solutions shall reasonably be satisfied that there are no more than 35 Shareholders who are not "accredited investors," and that each Shareholder who is not an "accredited investor" shall, either alone or through appropriate representation by a "purchaser representative" (as such terms used in the Securities Act and the rules promulgated thereunder), have such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of the prospective investment in the 724 Solutions Common Stock; provided that the execution and delivery of the Registration Rights Agreement with no exceptions to the representations and warranties and a customary investor questionnaire, with reasonably acceptable answers thereon, shall be deemed to satisfy this condition; but provided further, that notwithstanding the above, in the event 724 Solutions has a reasonable belief that any relevant representation or the questionnaire is materially untrue or contains a material misstatement of fact, 724 Solutions may demand additional reasonable evidence from such Shareholder as to such Shareholder's investor status.

        (p) DISSENTERS. The holders of no more than 10% of the outstanding shares of Ezlogin Capital Stock shall have elected to, or otherwise be entitled to, exercise their rights to dissent from the Merger.

        (q) SIDE LETTER. Jonqille Investment Limited shall have executed and delivered the side letter to be entered into with 724 Solutions, in a form reasonably acceptable to 724 Solutions.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    7.1 TERMINATION. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the Shareholders of Ezlogin, this Agreement may be terminated:

        (a) By either Ezlogin or 724 Solutions, if the Closing has not occurred on or prior to June 30, 2000, or such other date, if any, as 724 Solutions and Ezlogin shall agree upon; PROVIDED, that the party seeking to terminate this Agreement pursuant to this Section 7.1(a) shall not have breached in any material respect its obligations under this Agreement;

        (b) by the mutual written consent of 724 Solutions and Ezlogin;

        (c) by 724 Solutions, if Ezlogin shall breach any material representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within thirty (30) business days of receipt by Ezlogin of written notice of such breach such that the conditions set forth in Section 6.3(a) would not be satisfied, provided that the right to terminate this Agreement by 724 Solutions under this Section 7.1(c) shall not be available to 724 Solutions where 724 Solutions is at that time in material breach of this Agreement.

        (d) by Ezlogin, if 724 Solutions shall breach any material representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within thirty (30) days following receipt by 724 Solutions of written notice of such breach such that the conditions set forth in Section 6.2(a) would not be satisfied provided that the right to terminate this Agreement by Ezlogin under this Section 7.1(d) shall not be available to Ezlogin where Ezlogin is at that time in material breach of this Agreement,

    7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of 724 Solutions or Ezlogin or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the intentional, willful or negligent breach by a party hereto of any of its representations or warranties, or any breach of covenants, set forth in this Agreement; provided that the provisions of Section 5.3 (Access to Information; Confidentiality), Section 7.3 (Expenses) and this Section 7.2 and of Article IX shall remain in full force and effect and survive any termination of this Agreement.

    7.3 EXPENSES. Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

    7.4 AMENDMENT. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of this Agreement by the Shareholders of Ezlogin shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Ezlogin Capital Stock, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would materially adversely affect the holders of Ezlogin Capital Stock.

    7.5 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                           ESCROW AND INDEMNIFICATION

    8.1 ESCROW FUND AND SUBJECT OPTIONS.

    (a) As soon as reasonably practicable after the Effective Time, the Escrow Shares shall be registered in the name of, and be deposited with, U.S. Bank Trust, N.A. (or another institution selected by 724 Solutions with the reasonable consent of Ezlogin) as escrow agent (the "Escrow Agent"), such deposit (together with interest and other income thereon) to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit E. The number of Escrow Shares beneficially owned by each Shareholder will be set forth on Schedule 1 to the Escrow Agreement. The Escrow Fund shall be available to compensate 724 Solutions pursuant to the indemnification obligations of the Shareholders of Ezlogin.

    (b) If, pursuant to Section 1.6(c), 724 Solutions assumes the Ezlogin Option Plan in connection with the Merger, the Subject Options shall be held by 724 Solutions and the Subject Shares shall be held in the Escrow Fund as security against the Optionholders' indemnity obligations set forth in this Article VIII and shall be available to compensate 724 Solutions for certain damages, subject to and in accordance with the provisions of this Article VIII and the Employee Holders' Agreements.

    8.2 INDEMNIFICATION AND SURVIVAL.

    (a) Ezlogin's representations and warranties set forth in Article II or in any instrument delivered pursuant to this Agreement will survive until the first anniversary of the Closing, provided, however that Ezlogin's representations and warranties set forth in Sections 2.1, 2.2 and 2.3 shall survive the Closing and continue into perpetuity. All of 724 Solutions' or Merger Sub's representations and warranties contained herein or in any instrument delivered pursuant hereto shall terminate at the Effective Time.

    (b) Subject to the limitations set forth in this Article VIII, the Holders will indemnify and hold harmless 724 Solutions and its officers, directors, agents and employees, and each person, if any, who controls or may control 724 Solutions within the meaning of the Securities Act (hereinafter referred to individually as a "724 Solutions Indemnified Person" and collectively as "724 Solutions Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries by 724 Solutions under existing insurance policies or indemnities from third parties (collectively, "724 Solutions Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Ezlogin in this Agreement, the Ezlogin Disclosure Schedules or any exhibit or schedule to this Agreement; provided, that 724 Solutions Damages arising out of any breach of Ezlogin's representations and warranties in Section 2.11 hereof shall not include losses in the nature of incidental or consequential damages, lost profits, diminution in value, damage to reputation or goodwill or other items of a speculative nature ("Consequential Damages"); and provided, further, that 724 Solutions Damages arising out of any other breach of Ezlogin's representations and warranties herein shall not include Consequential Damages except for losses in the nature of lost profits based on 724 Solution's business history (including its operations, customer base and income streams as of the Effective
Time). It is the intent of the parties that all indemnification obligations of the Holders set forth in this Agreement shall apply without regard to whether or not (i) the Holders are negligent or otherwise at fault in any respect with regard to the existence or occurrence of any of the matters covered by any such indemnification obligation, and (ii) the Holders otherwise caused or created, or are claimed to have caused or created, the existence or occurrence of any of the matters covered by any such indemnification obligation, whether through their own acts or omissions or otherwise.

    (c) Notwithstanding anything herein to the contrary, the Holders' total indemnification obligations pursuant to this Article VIII shall not exceed 10% of the Merger Consideration (the "Indemnification Cap") valued at the 724 Solutions Stock Price, and no Holder shall have liability for any 724 Solutions Damages unless and until Officer's Certificates (as defined in Section 8.5 below) identifying aggregate 724 Solutions Damages in excess of $375,000 (the "Indemnification Threshold") have been received by the Escrow Agent, in which case 724 Solutions shall be entitled to recover all 724 Solutions Damages; provided that all 724 Solutions Damages relating to the representations and warranties set forth in Sections 2.2 and 2.38 (collectively, the "Excluded Damages") shall not be subject to either the Indemnification Cap or the Indemnification Threshold.

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
    (d) The Escrow Fund and, if applicable, the Subject Options shall be the exclusive security for this indemnity obligation of the Holders subject to the limitations in this Agreement. The exclusive remedy for 724 Solutions against any Holder in connection with this indemnity obligation shall be to make a claim against the Escrow (and, if applicable, a corresponding termination of Subject Options) or such Shareholder or Optionholder directly, in accordance with and pursuant to this Article VIII; provided, that, subject to Section 8.2(e) below, 724 Solutions shall not proceed against the Optionholders directly for the recovery of Excluded Damages (but shall be able to proceed against the Optionholders' interests in the Escrow Fund and the Subject Options) and provided, further, that 724 Solutions shall not proceed against the Shareholders directly for Excluded Damages until the earlier of the expiration of the Escrow Period and the distribution of all amounts in the Escrow Fund to 724 Solutions and, if applicable, the cancellation or release of all Subject Options by 724 Solutions in accordance with the Escrow Agreement and this Article VIII. After the earlier of (i) the expiration of the Escrow Period; or (ii) the payment of all amounts in the Escrow Fund to 724 Solutions and the cancellation of all Subject Options by 724 Solutions, subject to Section 8.2(e) below, the Shareholders' liability under this Article VIII shall be several and not joint and limited to the same proportion of the 724 Solutions Damages as such Shareholder's share of the shares of 724 Solutions Common Stock issued to such Shareholder in the Merger bears to all shares of 724 Solutions Common Stock issued to all Shareholders in the Merger. Subject to Section 8.2(e) below, in no event shall 724 Solutions proceed directly against any Optionholder.

    (e) Notwithstanding anything herein to the contrary, nothing in this Agreement shall limit the liability (i) of Ezlogin or 724 Solutions for any breach of any representation, warranty or covenant if the Merger does not close; or (ii) of any Holders in connection with any breach by such Holder (in such Holder's capacity as such) of any Transaction Agreement executed by such Holder, including the Voting Agreement, the Registration Rights Agreement and the applicable Holders' Agreement.

    8.3 PAYMENT FOR 724 SOLUTIONS DAMAGES. Upon 724 Solutions' delivery of an Officer's Certificate or Certificates identifying 724 Solutions Damages to the Escrow Agent and Shareholders' Agent as provided in Section 8.5 below and the determination that such amount is payable pursuant to this Article VIII, 724 Solutions shall receive Escrow Shares from the Escrow Fund and shall terminate Subject Options equal in value to the full amount of 724 Solutions Damages (with such Escrow Shares and Subject Options being valued pursuant to Section 8.5(b) below); provided, however, that in no event shall 724 Solutions receive more than the number of shares of 724 Solutions Common Stock originally placed in the Escrow Fund or added to the Escrow Fund upon the exercise of any Subject Options, or terminate more than the original number of Subject Options, if any. Any Escrow Shares delivered to 724 Solutions from the Escrow Fund and any Subject Options terminated by 724 Solutions in accordance herewith shall be deducted pro-rata from each Shareholder and Optionholder, as the case may be.

    (b) Payment of 724 Solutions Damages shall be taken ratably from Escrow Shares and, if 724 Solutions assumes the Ezlogin Stock Option Plan, the cancellation of Subject Options. For each payment of 724 Solutions Damages satisfied by canceling Subject Options, each Optionholder shall have his pro rata share of Subject Options cancelled with such Optionholder's vested and unvested Subject Options being cancelled ratably (including with respect to vesting dates). If applicable, 724 Solutions shall receive Escrow Shares ratably from the Holders' Escrow Shares not subject to an Unvested Share Repurchase Option and from Escrow Shares subject to an Unvested Share Repurchase Option (including with respect to lapsing dates).

    8.4 ESCROW PERIOD.

    (a) The Escrow shall terminate on the one year anniversary of the Effective Time (the "Escrow Period"); provided, however, that a portion of the Escrow Shares which is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, less a number of Escrow Shares equal to the number of Subject Options that remain subject to cancellation pursuant to the remainder of this clause (a), shall remain in the Escrow Fund until such claims have been resolved. 724 Solutions shall deliver to the Escrow Agent a certificate specifying the Effective Time. 724 Solutions shall release the remaining Subject Options upon the expiration of the Escrow Period; provided, however, that a portion of the Subject Options which is necessary to satisfy the Optionholders' pro rata portion of any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Shareholders' Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period shall remain subject to cancellation pursuant to the provisions of this Article VIII until such claims have been resolved.

    (b) Any amounts remaining in the Escrow Fund after the Escrow Period that are not in dispute relating to the indemnification obligations of the Shareholders arising under this Agreement shall be promptly distributed to the Shareholders (including Shareholders of Subject Shares), and any Subject Options then outstanding that are not in dispute relating to the indemnification obligations of the Optionholders arising under this Agreement shall be promptly released to the Optionholders. As soon as all such disputed claims have been resolved, the Escrow Agent shall deliver to the Shareholders their pro-rata share of all remaining amounts in the Escrow Fund and not required to satisfy such claims and expenses. Each Shareholder shall receive that number of Escrow Shares equivalent to such Shareholder's pro-rata percentage interest in the Escrow Fund as set forth in Schedule 1 attached to the Escrow Agreement. As soon as all such disputed claims have been resolved, 724 Solutions shall release to each Optionholder its Subject Options not otherwise terminated in accordance herewith.

    8.5 CLAIMS UPON ESCROW FUND.

    (a) In order to receive Escrow Shares or cancel Subject Options as compensation for 724 Solutions Damages, 724 Solutions must first deliver to the Escrow Agent and the Shareholders' Agent, on or before the last day of the Escrow Period, a certificate signed by any officer of 724 Solutions (an "Officer's Certificate"), stating that 724 Solutions Damages exist and specifying in reasonable detail the individual items of such 724 Solutions Damages included in the amount so stated, the date each such item was paid, or properly accrued in accordance with U.S. GAAP, or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related and the specific representation, warranty or covenant alleged to have been the subject of such misrepresentation, breach or default. The Officer's Certificate shall also specify the amount of Escrow Shares to be delivered to 724 Solutions and the number of Subject Options, if any, to be cancelled if the claim represented in the Officer's Certificate were to be paid. Upon receipt of the Officer's Certificate, (i) the Escrow Agent shall, subject to the provisions of Sections 8.6 and 8.7 below, deliver to 724 Solutions out of the Escrow Fund, as promptly as practicable, 724 Solutions Common Stock or other assets held in the Escrow Fund having a value equal to the portion of such 724 Solutions Damages attributable to the indemnity obligations of the Shareholders hereunder; and
(ii) 724 Solutions shall, subject to the provisions of Sections 8.6 and 8.7 below, cancel Subject Options equal to the portion of such 724 Solutions Damages attributable to the indemnity obligations of the Optionholders hereunder.

    (b) For the purpose of compensating 724 Solutions for its 724 Solutions Damages pursuant to this Agreement, the Escrow Shares and, if applicable, the Subject Options shall be valued at the 724 Solutions Stock Price.

    (c) If the value to be distributed to 724 Solutions with respect to each Shareholder or Optionholder is not evenly divisible by the 724 Solutions Stock Price, the number of Escrow Shares to be delivered to 724 Solutions and the number of Subject Options to be cancelled will be rounded down to the next highest number of shares or options. The fractional interests remaining will be aggregated with future claims against the Escrow Fund and Subject Options, and will be delivered to 724 Solutions or cancelled when any fractional shares in the aggregate are equal to a whole number of shares or options. Upon the release of the Escrow Fund, 724 Solutions may elect to distribute the fractional interests to the Shareholders and Optionholders or to monetize such fractional interests in exchange for a pro rata payment of the 724 Solutions Stock Price, to be paid as provided with respect to fractional shares in the manner set for in Section 1.6(e).

    8.6 OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent and for a period of forty-five
(45) days after such delivery to the Escrow Agent and the Shareholders' Agent of such Officer's Certificate, (i) the Escrow Agent shall make no delivery of 724 Solutions Common Stock or other property pursuant to Section 8.5 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery; and (ii) 724 Solutions shall not terminate Subject Options pursuant to Section 8.5 hereof unless 724 Solutions shall have received written authorization from the Shareholders' Agent to cancel such Subject Options. After the expiration of such forty-five (45) day period, (i) the Escrow Agent shall make delivery of the 724 Solutions Common Stock or other property in the Escrow Fund, in accordance with Section 8.5 hereof; and (ii) 724 Solutions shall terminate Subject Options, in accordance with Section 8.5 hereof, provided that no such payment, delivery or termination may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to 724 Solutions prior to the expiration of such forty-five (45) day period.

    8.7 RESOLUTION OF CONFLICTS; ARBITRATION.

    (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by 724 Solutions made in any Officer's Certificate, 724 Solutions shall have forty-five (45) days after receipt by the Escrow Agent and 724 Solutions of an objection by the Shareholders' Agent to respond in a written statement to the objection of the Shareholders' Agent. If after such forty-five
(45) day period there remains a dispute as to any claims, the Shareholders' Agent and 724 Solutions shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and 724 Solutions should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the 724 Solutions Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

    (b) If no such agreement can be reached after good faith negotiation, either 724 Solutions or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, 724 Solutions and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund and 724 Solutions shall be entitled to terminate Subject Options, in accordance therewith.

    (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.7(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, 724 Solutions shall be deemed to be the Non-Prevailing Party unless the arbitrators award 724 Solutions more than one-half ( 1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Shareholders and Optionholders for whom shares of 724 Solutions Common Stock otherwise issuable to them have been deposited in the Escrow Fund, or who hold Subject Options, as applicable, shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration. If the Shareholders and the Optionholders are deemed to be the Non-Prevailing Party, such expenses and fees shall be paid first, from the Escrow Shares and the cancellation of Subject Options, and second, by 724 Solutions, provided that the Shareholders and Optionholders shall be and remain liable to 724 Solutions for the amount that the total of all such fees and expenses exceeds the total Escrow Shares and Subject Options, valued at the 724 Solutions Stock Price (the "Excess Fees"), and the Shareholders and Optionholders, severally, hereby indemnify and hold harmless the 724 Solutions Indemnified Persons from and against all such Excess Fees.

    8.8 SHAREHOLDERS' AGENT.

    (a) By executing a Holders' Agreement, voting to approve the Merger or accepting any Merger Consideration, each Shareholder and each Optionholder appoints Alexandre Balkanski as agent ("Shareholders'

Agent") for and on behalf of such Holder to give and receive notices and communications, to authorize delivery to 724 Solutions of the 724 Solutions Common Stock or other property from the Escrow Fund and, if applicable, the cancellation of Subject Options, in satisfaction of claims by 724 Solutions, to object to such deliveries and cancellations, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund and the Subject Options from time to time upon not less than ten (10) days' prior written notice to 724 Solutions. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Ezlogin Shareholders and Optionholders.

    (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Ezlogin Shareholders and Optionholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

    (c) The Shareholders' Agent shall have reasonable access to information about Ezlogin, the Surviving Corporation and 724 Solutions and the reasonable assistance of Ezlogin's, the Surviving Corporation's and 724 Solutions' respective officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Ezlogin, the Surviving Corporation or 724 Solutions to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

    (d) Alexandre Balkanski hereby agrees to act as the Shareholders' Agent pursuant to the terms hereof.

    8.9 ACTIONS OF THE SHAREHOLDERS' AGENT. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Shareholders with an interest in the Escrow Fund and all Optionholders holding Subject Options and shall be final, binding and conclusive upon each such Shareholder and Optionholder, and the Escrow Agent and 724 Solutions may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Shareholder and Optionholder. The Escrow Agent, 724 Solutions, Ezlogin and the Surviving Corporation are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

    8.10 THIRD-PARTY CLAIMS. In the event 724 Solutions becomes aware of a third-party claim which 724 Solutions believes may result in a demand against the Escrow Fund or the Subject Options, 724 Solutions shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent, on behalf of the Shareholders and the Optionholders, shall be entitled, at the Shareholders' and Optionholders' expense, to participate in any defense of such claim. 724 Solutions shall have the right in its sole discretion to settle any such claim; provided, however, that 724 Solutions may not effect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 8.6 or any other provision of this Article VIII to the amount of any claim by 724 Solutions against the Escrow Fund or the Subject Options for indemnity with respect to such settlement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1 NON-SURVIVAL AT EFFECTIVE TIME. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.3 (Access to Information; Confidentiality),
Section 5.9 (Ezlogin Options and Ezlogin Convertible Securities), Section 5.10 (Termination of Employee Plans), Section 5.11 (Granting of 724 Solutions Options), Section 5.14 (Best Efforts and Further Assurances), Section 5.18 (Director and Officer Indemnification), Section 5.19 (Employee Benefit Plans),

Section 7.3 (Expenses), Section 7.4 (Amendment), Article VIII and this
Article IX shall survive the Effective Date and the Closing.

    9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

    (a) if to 724 Solutions, to:

        724 Solutions Inc.
       4101 Yonge Street, Suite 702
       Toronto, Ontario
       Canada, M2P 1N6
       Attention: Jay Howard, Legal Counsel
       Facsimile No.: (416) 228-8199
       Telephone No.: (416) 226-2900

    with a copy to:

      Morrison & Foerster LLP
       425 Market Street
       San Francisco, CA 94105
       Attention: Robert S. Townsend, Esq.
       Facsimile No.: (415) 268-7522
       Telephone No.: (415) 268-7080

    and a copy to:

      Ogilvy Renault
       Suite 2100, P.O. Box 141
       Royal Trust Tower, TD Centre
       77 King St. West
       Toronto, Ontario
       Canada, M5K 1H1
       Attention: Brian Ludmer, Esq.
       Facsimile No.: (416) 216-3930
       Telephone No.: (416) 216-4001

    (b) if to Ezlogin, to:

        Ezlogin.com, Inc.
       1927 Landings Drive
       Mountain View, CA 94043
       Attention: Jean-Noel Lebrun
       Facsimile No.: (650) 526-3810
       Telephone No.: (650) 526-3800

    with a copy to:

      Wilson Sonsini Goodrich & Rosati
       650 Page Mill Road
       Palo Alto, CA 94304-1050
       Attention: Larry W. Sonsini, Esq.
       Michael S. Dorf, Esq.
       Facsimile No.: (650) 493-6811
       Telephone No.: (650) 493-9300

    (c) if to Shareholders' Agent, to:

        C-Cube Microsystems Inc.
       1778 McCarthy Boulevard
       Milpitas, CA 95035
       Attention: Alexandre Balkanski
       President and CEO
       Facsimile: (408) 490-8402

    with a copy to:

      Wilson Sonsini Goodrich & Rosati
       650 Page Mill Road
       Palo Alto, CA 94304-1050
       Attention: Larry W. Sonsini, Esq.
       Michael S. Dorf, Esq.
       Facsimile No.: (650) 493-6811
       Telephone No.: (650) 493-9300

    9.3 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrases "the date of the Original Merger Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the March 30, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.4 COUNTERPARTS; FACSIMILE DELIVERY. This Agreement may be executed in one or more counterparts and delivered by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    9.5 ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Ezlogin Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms;
(b) amend and restate the Original Merger Agreement and the Employee Shareholders' Agreements entered into in connection therewith and supersede and replace such Original Merger Agreement and such Employee Shareholders' Agreements in their entirety; (c) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a) and (c)-(f), 1.7, 1.9-1.11, 5.9, 5.11, 5.18, and 5.19; and (d) shall not be assigned by operation of law or otherwise except as otherwise specifically provided. Notwithstanding anything herein to the contrary, except as expressly provided herein, or as otherwise required by applicable law, no party hereto shall have been deemed be bound by any implied representations, warranties or other covenants, except as required by law.

    9.6 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    9.7 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

    9.8 GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without regard to conflict of laws. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the States of California or New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the States of California or New York for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process. EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR OTHER TRANSACTION AGREEMENTS.

    9.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                            [Signature page follows]

    IN WITNESS WHEREOF, Ezlogin and 724 Solutions have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized and Shareholders' Agent has executed and delivered this Agreement, all as of the date first written above.

                                          EZLOGIN.COM INC.
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________
                                          724 SOLUTIONS INC.
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________
                                          SAPPHIRE MERGER SUB, INC.
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________
                                          With respect to Section 5.12 and
                                          Article VIII only,
                                          SHAREHOLDERS' AGENT
                                          ______________________________________
                                          ALEXANDRE BALKANSKI

               [SIGNATURE PAGE TO AMENDED AND RESTATED AGREEMENT
                     AND PLAN OF MERGER AND REORGANIZATION]

                                    ANNEX I
                                  DEFINITIONS

"280G PAYMENTS" shall have the meaning set forth in Section 5.8(c)(iii).

"724 SOLUTIONS COMMON STOCK" means the common shares of 724 Solutions.

"724 SOLUTIONS DAMAGES" shall have the meaning set forth in Section 8.2(b).

"724 SOLUTIONS FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 3.4(b).

"724 SOLUTIONS INDEMNIFIED PERSON(S)" shall have the meaning set forth in
Section 8.2(b).

"724 SOLUTIONS SEC DOCUMENTS" shall have the meaning set forth in
Section 3.4(a).

"724 SOLUTIONS STOCK PRICE" means the average of the closing prices for a share of 724 Solutions Common Stock as quoted on the Nasdaq Stock Market for the ten
(10) trading days immediately preceding and ending on February 28, 2000.

"ADDITIONAL EZLOGIN OPTIONS" shall have the meaning set forth in
Section 4.2(e)(iv).

"AGREEMENT OF MERGER" shall have the meaning set forth in Section 1.2 and Exhibit A.

"ALTRAN IP" shall have the meaning set forth in Section 2.11(a).

"ARTICLES OF INCORPORATION" shall have the meaning set forth in Section 2.1

"ASSUMED OPTIONS" shall have the meaning set forth in Section 5.9(b)(i).

"BONUS SHARE AGREEMENTS" shall have the meaning set forth in Section 5.21.

"BONUS SHARES" shall have the meaning set forth in Section 2.2(a).

"CALIFORNIA LAW" shall have the meaning set forth in Section 1.1.

"CERTIFICATES" shall have the meaning set forth in Section 1.7(c).

"CLOSING DATE" shall have the meaning set forth in Section 1.2.

"CLOSING" shall have the meaning set forth in Section 1.2.

"COBRA" shall have the meaning set forth in Section 2.14(c).

"CODE" shall have the meaning set forth in Recital E.

"CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 2.11(g).

"CONTRACTS REQUIRING NOVATION OR CONSENT TO CHANGE OF CONTROL" shall have the meaning set forth in Section 2.31.

"DISCLOSURE SCHEDULE UPDATE" shall have the meaning set forth in
Section 5.17(b).

"DISSENTING SHAREHOLDER" shall have the meaning set forth in Section 1.6(f).

"DISSENTING SHARES" means any shares of Ezlogin Capital Stock held by a holder who has exercised such holder's dissenters' rights in accordance with the California General Corporations Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenter's rights.

"DOLLAR" or "$" means the lawful currency of the United States.

"EFFECTIVE TIME" shall have the meaning set forth in Section 1.2.

"EMPLOYEE HOLDER" shall have the meaning set forth in Section 5.2(a).

"EMPLOYEE HOLDERS' AGREEMENT" shall have the meaning set forth in
Section 5.2(a).

"EMPLOYMENT AGREEMENT" shall have the meaning set forth in Section 5.15(b) and Exhibit G.

"EMPLOYMENT AND NON-COMPETITION AGREEMENT" shall have the meaning set forth in
Section 5.15(a) and Exhibit F.

"ERISA AFFILIATE" shall have the meaning set forth in Section 2.14(a).

"ERISA" shall have the meaning set forth in Section 2.14(a).

"ESCROW AGENT" shall have the meaning set forth in Section 8.1.

"ESCROW AGREEMENT" shall have the meaning set forth in Section 5.12 and Exhibit E.

"ESCROW FUND" shall have the meaning set forth in Section 1.7(b).

"ESCROW PERIOD" shall have the meaning set forth in Section 8.4(a).

"ESCROW SHARES" shall have the meaning set forth in Section 1.7(d).

"EXCHANGE ACT" shall have the meaning set forth in Section 3.4(a).

"EXCHANGE AGENT" shall have the meaning set forth in Section 1.7(a).

"EXCHANGE RATIO" means a number equal to the quotient obtained by dividing
(i) Eight Hundred Eighty-Eight Thousand Nine Hundred Thirty-Four (888,934) unregistered shares of 724 Solutions Common Stock by (ii) the Total Outstanding Shares.

"EXCLUDED DAMAGES" shall have the meaning set forth in Section 8.2(c).

"EZLOGIN AUTHORIZATIONS" shall have the meaning set forth in Section 2.9.

"EZLOGIN BALANCE SHEET DATE" shall have the meaning set forth in Section 2.5.

"EZLOGIN BALANCE SHEET" shall have the meaning set forth in Section 2.6.

"EZLOGIN CAPITAL STOCK" shall have the meaning in Recital C.

"EZLOGIN COMMON STOCK" shall have the meaning set forth in Section 2.2.

"EZLOGIN CONVERTIBLE SECURITIES" means warrants or rights to purchase or otherwise acquire shares of Ezlogin Common Stock, whether or not presently exercisable or subject to additional conditions prior to exercise (including, without limitation, all Bonus Shares to the extent accrued or paid prior to the Effective Time), other than Ezlogin Options.

"EZLOGIN DISCLOSURE SCHEDULE" shall have the meaning set forth in introductory paragraph to Article II.

"EZLOGIN EMPLOYEE PLANS" shall have the meaning set forth in Section 2.14(a).

"EZLOGIN OPTIONS" means any and all options outstanding under the Ezlogin Stock Option Plan.

"EZLOGIN SHAREHOLDERS MEETING" shall have the meaning set forth in
Section 5.8(c)(i).

"EZLOGIN STOCK OPTION PLAN" shall have the meaning set forth in Section 1.6(c).

"EZLOGIN TRANSACTION EXPENSES" shall have the meaning set forth in
Section 2.38.

"FAIRNESS HEARING INFORMATION STATEMENT" shall have the meaning set forth in
Section 5.8(b).

"FAIRNESS HEARING" shall have the meaning set forth in Section 1.11(a) and
Section 5.1(c).

"FINANCIAL STATEMENTS" shall have the meaning set forth in Section 2.4.

"GAAP" shall have the meaning set forth in Section 2.4.

"GOVERNMENTAL ENTITY" shall have the meaning set forth in Section 2.3.

"HEARING DOCUMENTS" shall have the meaning set forth in Section 5.1(c).

"HOLDERS' AGREEMENTS" shall have the meaning set forth in Sections 5.2(d).

"HOLDERS" shall mean Shareholders and Optionholders.

"INDEMNIFICATION CAP" shall have the meaning set forth in Section 8.2(d).

"INDEMNIFICATION THRESHOLD" shall have the meaning set forth in Section 8.2(d).

"INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 2.11(a).

"IPO LOCKUP" shall have the meaning set forth in Section 5.11(d).

"IPO" shall have the meaning set forth in Section 3.4(a).

"IRREVOCABLE PROXY" shall have the meaning set forth in Section 2.23 and Exhibit B.

"KEY EMPLOYEES" shall have the meaning set forth in Section 5.15(a).

"KNOWLEDGE" means actual knowledge of a party's officers and directors and provided that such persons shall have made due and diligent inquiry of those employees of such party whom such officers and directors reasonably believe would have actual knowledge of the matters represented.

"LEASED PREMISES" shall have the meaning set forth in Section 2.32(b).

"LEASES" shall have the meaning set forth in Section 2.32(b).

"MATERIAL ADVERSE EFFECT" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, prospects, operations or results of operations of such entity and its subsidiaries, taken as a whole, PROVIDED, HOWEVER, that in no event shall any effect that results from (x) the public announcement, pendency or consummation of the transactions contemplated hereby (including any effect on the current or prospective employees, customers or suppliers of such entity or group of entities) or any actions taken in compliance with this Agreement, (y) changes generally affecting the industry in which such entity or group of entities conducts business or
(z) changes affecting the United States economy generally, constitute a Material Adverse Effect.

"MATERIAL CONTRACTS" shall have the meaning set forth in Section 2.29.

"MERGER" shall have the meaning set forth in Recital C.

"MERGER CONSIDERATION" shall have the meaning specified in Section 1.6(a).

"NASDAQ CONFIRMATION" shall have the meaning set forth in Section 1.6(c).

"NON-EMPLOYEE SHAREHOLDERS AGREEMENT" shall have the meaning set forth in
Section 5.2(b) and Exhibit C-2.

"NON-EMPLOYEE SHAREHOLDERS" shall have the meaning set forth in Section 5.2(b).

"OFFERING CIRCULAR" shall have the meaning set forth in Section 5.20(a)(ii).

"OFFICER'S CERTIFICATE" shall have the meaning set forth in Section 8.5(a).

"OPTIONHOLDER" shall mean any holder of Ezlogin Options.

"ORIGINAL EZLOGIN OPTIONS" shall have the meaning set forth in
Section 4.2(e)(iii).

"ORIGINAL MERGER AGREEMENT" shall have the meaning set forth in Recital A.

"OTHER EMPLOYEES" shall have the meaning set forth in Section 5.15(b).

"PERMIT" shall have the meaning set forth in Section 5.1(c).

"PERMITTED LIENS" shall have the meaning set forth in Section 2.10.

"QUALIFIED SUBSIDIARY" shall mean a "QUALIFIED SUBSIDIARY" or a "QUALIFIED PARTNERSHIP" (as each is defined in Treasury Regulation
Section 1.367(a)-3(c)(5)) that has been engaged in the active conduct of a trade or business outside the United States within the meaning of Treasury Regulation Sections 1.367(a)-2T(b)(2) through (4) (which does not include the making or managing of investments on behalf of 724 Solutions or any Affiliate of 724 Solutions) for the entire 36-month period prior to the Effective Time.

"REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in
Section 5.20(b) and Exhibit D.

"REPLACEMENT MERGER SUB" shall have the meaning set forth in Section 1.1.

"RULE 506 DOCUMENTS" shall have the meaning set forth in Section 5.20(a)(ii).

"RULE 506 INFORMATION STATEMENT" shall have the meaning set forth in
Section 5.20(a)(ii).

"SECURITIES ACT" shall have the meaning set forth in Section 1.11(a).

"SHAREHOLDER" means any holder of Ezlogin Capital Stock on the relevant date.

"SHAREHOLDERS' AGENT" shall have the meaning set forth in Section 8.8.

"SUBJECT OPTIONS" shall have the meaning set forth in Section 1.7(d)(i).

"SUBJECT SHARES" shall have the meaning set forth in Section 1.7(d)(iv).

"SURVIVING CORPORATION" shall have the meaning set forth in Section 1.1.

"TAKEOVER PROPOSAL" means any offer or proposal for a merger or other business combination involving Ezlogin or the acquisition of 20% or more of the outstanding shares of Ezlogin Capital Stock, or a significant portion of the assets of, Ezlogin, other than the transactions contemplated by this Agreement.

"TAX AUTHORITY" shall have the meaning set forth in Section 2.13(f).

"TAX RETURN" shall have the meaning set forth in Section 2.13(f).

"TAX; TAXES; TAXABLE" shall have the meaning set forth in Section 2.13(f).

"THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" shall have the meaning set forth in
Section 2.11(b).

"TOTAL OUTSTANDING SHARES" means the aggregate number of shares of Ezlogin Capital Stock outstanding immediately prior to the Effective Time, on a fully diluted basis, assuming exercise or conversion of all Ezlogin Options and Ezlogin Convertible Securities (including the Bonus Shares to the extent paid or accrued prior to the Effective Time) and all other rights to acquire Ezlogin Capital Stock, whether or not vested, but excluding any Additional Ezlogin Options or shares of Ezlogin Common Stock issuable on the exercise thereof.

"TRANSACTION AGREEMENTS" shall mean (1) this Agreement, (2) the Voting Agreement, (3) the Holders' Agreements; (4) the Registration Rights Agreement, if applicable; (5) the Escrow Agreement; (6) the Employment and Non-Competition Agreements, and (7) the Employment Agreements.

"UNVESTED SHARE" shall have the meaning set forth in Section 5.2(c).

"UNVESTED SHARE REPURCHASE OPTION" shall have the meaning set forth in
Section 5.2(c).

"VOTING AGREEMENT" shall have the meaning set forth in Section 2.23 and Exhibit B.

                                SCHEDULE 4.2(O)
            Restrictions on Conduct of Business -- Employee Bonuses

Salary Increases to US Employees:

      Charles Edouard Ruault: $110,000 to $120,000
       Thierry Beauchesne: $95,000 to $100,000
       Wanich Kantasima: $75,000 to $85,000

Salary Increases to French Employees:

      Francois Kruta: 300,000 frs. to 355,000 frs.
       Djilali Saiah: 120,000 frs. to 180,000 frs.

EMPLOYEE NAME                                       BONUS AMOUNT (US DOLLARS)
-------------                                       -------------------------
Alain Boussard....................................          $  4,000
Ashok Tankala.....................................          $  9,000
Charles Edouard-Ruault............................          $ 29,000
Dave Dalton.......................................          $ 30,000
Fabrice Armisen...................................          $  6,000
Francois Kruta....................................          $ 27,000
Jeff Skokes.......................................          $ 12,000
Rebecca Carillo...................................          $  1,000
Renaud Campredon..................................          $  6,000
Saurav Upaphyay...................................          $  5,000
Shelia Meyer......................................          $  2,000
Subra Kumaraswamy.................................          $ 30,000
Thierry Beauchesne................................          $  8,000
Wanich Kantasima..................................          $  4,000

        TOTAL.....................................          $173,000

                                SCHEDULE 5.2(B)
                           NON-EMPLOYEE SHAREHOLDERS

      Abbasi, Sohaib
       Angel Investors, L.P.
       Angel (Q) Investors, L.P.
       Angel Investors, Q L.P.
       Balkanski, Alexandre
       Boich, Michael
       The Camden Group
       Dailey, Andrew
       Dewost, Phillipe
       D.G. Mars Capital B.V.
       Friedman, Michael
       Frye, Wayne
       Halatre, Dominique
       Intuit Inc.
       Nguyen, Julien
       Nguyen 1995 Charitable Remainder Unitrust
       Pillet, Pierre
       Platane Fund
       Platane Investments
       Poitevin Investments Ltd.
       Raffin, Francois
       Stamm, David A.
       Swernofsky, Steve
       Tan Investment Trust
       Tilli, Marco
       Touma Family Trust
       Tran, Thinh
       Tran Family Trust
       Verisign, Inc.

                                  SCHEDULE 5.6
                                   AFFILIATES

      Jonqille Investment Limited
       Jean-Noel Lebrun
       Tan Investment Trust
       Alexandre Balkanski
       Julien Nguyen
       Nguyen 1995 Charitable Remainder Unitrust
       Intuit, Inc.

                                SCHEDULE 5.15(A)
                                 KEY EMPLOYEES

      Jean-Noel LeBrun
       Charles-Edouard Ruault
       Thierry Beauchesne
       Wanich Kantasima
       Renaud Campredon
       Francois Kruta

                                SCHEDULE 5.15(B)
                                OTHER EMPLOYEES

The following Other Employees will execute and deliver an Employment Agreement concurrently with the execution of this Agreement:

Fabrice Armisen
Antonin Djilali-Sahia
Laurent Sohier

At least three (3) of the following Other Employees must execute and deliver the Employment Agreement to satisfy the Closing condition in Section 6.3(l) hereof:

Jean-Michel Vourgere
Yves Degoyon
Alain Boussard
Subra Kumaraswamy
Patrick Benon
Guillaume Canu

At least two (2) of the following Other Employees must execute and deliver the Employment Agreement to satisfy the Closing condition in Section 6.3(l) hereof:

Guillaume Jeux
Sheila Meyer Dailey
Jeff Skoke

                                   EXHIBIT A

                              AGREEMENT OF MERGER
                          OF SAPPHIRE MERGER SUB, INC.
                                      AND
                                  EZLOGIN.COM

    This Agreement of Merger (the "Agreement") is made and entered into as of June 15, 2000, between Ezlogin.com, a California corporation (the "Company"), and Sapphire Merger Sub, Inc., a California corporation ("Merger Sub" and, together with the Company, the "Constituent Corporations") and a wholly owned subsidiary of 724 Solutions Inc., a corporation amalgamated under the laws of Ontario ("Parent").

                                    RECITALS

    A. Parent, the Company, Merger Sub and Alexandre Balkinski, as the Shareholders' Agent, have entered into that certain First Amended and Restated Agreement and Plan of Merger and Reorganization dated as of May 9, 2000, as amended (the "Reorganization Agreement"), providing, among other things, for the execution and filing of this Agreement and the merger of Merger Sub with and into the Company (the "Merger").

    B. The respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective shareholders that Merger Sub be merged with and into the Company and have approved this Agreement and the Merger.

    C. The Reorganization Agreement, this Agreement and the Merger have been approved by the shareholders of the Company and by the sole shareholder of Merger Sub.

    NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                          THE CONSTITUENT CORPORATIONS

    1.1 The Company. The authorized capital stock of the Company consists of 25,000,000 shares of common stock, par value $0.001 per share ("Company Common Stock"), and 9,100,000 shares of preferred stock, par value $0.001 per share, of which 2,400,000 shares have been designated as Series A Preferred Stock and 6,700,000 shares have been designated as Series B Preferred Stock (collectively "Company Preferred Stock"). Company Common Stock and Company Preferred Stock are sometimes referred to herein, collectively, as "Company Capital Stock." As of the date of this Agreement, there are issued and outstanding (i) 7,846,823 shares of Company Common Stock, (ii) 2,400,000 shares of Series A Preferred Stock, and (iii) 3,701,665 shares of Series B Preferred Stock, all of which are validly issued, fully paid and nonassessable. The Company was incorporated under the laws of the State of California on January 19, 1999.

    1.2 Merger Sub. The authorized capital stock of Merger Sub consists of 10,000 shares of common stock, no par value ("Merger Sub Common Stock"). As of the date of this Agreement, 1,000 shares of Merger Sub Common Stock are outstanding, all of which are validly issued, fully paid and nonassessable, and held by Parent. Merger Sub was incorporated under the laws of the State of California on March 2, 2000.

                                   ARTICLE II
                                   THE MERGER

    2.1 The Merger. At the Effective Time (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the laws of the State of California ("California Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

    2.2 Effective Time; Closing. This Agreement shall be effective upon filing with the Secretary of State of the State of California (the time of such filing, the "Effective Time").

    2.3 Effect of the Merger. The effect of the Merger shall be as provided in this Agreement and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    2.4 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Company shall be amended and restated as set forth in Exhibit A attached hereto.

    2.5 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

        (i) Company Common Stock. At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Common Stock cancelled pursuant to Section 2.5(ii) and excluding any Dissenting Shares (as defined in Section 2.6)) will be cancelled and extinguished and automatically converted into the right to receive 0.0719513 shares (the "Exchange Ratio") of the Common Stock of Parent ("Parent Common Stock").

        (ii) Cancellation of Company-Owned Stock. At the Effective Time, all shares of Company Capital Stock that are owned by the Company as treasury stock immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

        (iii) Company Preferred Stock. Immediately prior to the Effective Time, all Company Preferred Stock then outstanding shall be automatically converted into shares of Company Common Stock.

        (iv) Merger Sub Common Stock. At the Effective Time, each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation.

        (v) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or general distribution of securities convertible into or exchangeable for Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after March 30, 2000 and prior to the Effective Time.

        (vi) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $40.5750, less any amount required to be withheld under foreign, federal, state or local tax laws.

    2.6 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares") shall not be converted into the right to receive Parent Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, such shares shall automatically be converted into and represent only the right to receive the number of shares of Parent Common Stock into which such shares would otherwise be converted under Section 2.5.

                                  ARTICLE III
                                 MISCELLANEOUS

    3.1 Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either the Company or Merger Sub, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

    3.2 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same agreement. This Agreement shall become effective when one or more counterparts has been signed by each of the parties and delivered to each of the other parties.

    3.3 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to choice of law provisions.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          SAPPHIRE MERGER SUB, INC.

                                          By: __________________________________
                                            Karen Basian, President

                                          By: __________________________________
                                            Karen Basian, Secretary

                                          EZLOGIN.COM

                                          By: __________________________________
                                            Jean-Noel Lebrun, President

                                          By: __________________________________
                                            Julien Nguyen, Secretary

                                   EXHIBIT B
                                VOTING AGREEMENT

    THIS VOTING AGREEMENT (this "Agreement") is entered into as of March 30, 2000 by and between 724 Solutions Inc., a corporation amalgamated under the laws of Ontario ("724 Solutions"), and the undersigned shareholder (the "Shareholder") of Ezlogin.com, Inc. ("Ezlogin").

                                    RECITALS

    A. This Agreement is entered into in connection with the Agreement and Plan of Merger and Reorganization, dated as of March 30, 2000, among 724 Solutions, Ezlogin, Merger Sub and Shareholders' Agent, as the same may be amended (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into Ezlogin. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

    B. Shareholder holds and/or has options to acquire shares of Ezlogin Capital Stock (the "Shares").

    C. Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of Ezlogin Capital Stock will be converted into the right to receive shares of 724 Solutions Common Stock (the "724 Solutions Shares") and cash in lieu of any fractional shares thereof.

    D. Shareholder is entering into this Agreement as a material inducement to, and in consideration of, 724 Solutions' willingness to enter into the Merger Agreement.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the promises and the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Agreement, it is hereby agreed as follows:

    1. AGREEMENT TO RETAIN SHARES. Shareholder agrees not to directly or indirectly offer, sell, assign, transfer, encumber, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, any Shares or any securities convertible into or exercisable or exchangeable for Shares or publicly disclose the intention to make any such offer, sale, assignment, transfer, pledge, grant or disposal ("Transfer"), or deposit any Shares into a voting trust or grant a proxy or enter into an agreement of any kind with respect to the voting of any Shares, except for the Proxy at any time prior to the Expiration Date (as defined in the Proxy), other than as may be otherwise permitted in the Transaction Agreements, including Section 2 of the applicable Shareholders' Agreement.

    2. AGREEMENT TO VOTE SHARES. Prior to the earlier to occur of (i) the Effective Time of the Merger, and (ii) termination of the Merger Agreement, at every meeting of the Shareholders called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written resolution of the Shareholders with respect to any of the following, Shareholder shall vote all Shares in favor of approval of the Merger and any matter that could reasonably be expected to facilitate the Merger.

    3. IRREVOCABLE PROXY. Contemporaneously with the execution of this Agreement, Shareholder is delivering to 724 Solutions a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to each and every meeting of Shareholders or action or approval by written resolution of Shareholders prior to the Expiration Date, such Proxy to cover all Shares in respect of which Shareholder is entitled to vote at any such meeting or in connection with any such written consent.

    4. NO SOLICITATION. Until the Expiration Date, Shareholder will not (and will use commercially reasonable best efforts to cause Ezlogin, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Shareholder or them, not to):
(i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any substantial part of the business or properties or capital stock of Ezlogin, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Ezlogin or otherwise distribute to the shareholders of Ezlogin all or any substantial part of the business, properties or capital stock of Ezlogin (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal;
(iii) furnish non-public information concerning Ezlogin's business, properties or assets to any corporation, partnership, person or other entity or group (other than 724 Solutions, or any associate, agent or representative of 724 Solutions) under any circumstances that could reasonably be expected to result in an Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal. In the event Shareholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, Shareholder shall promptly inform 724 Solutions as to any such matter and the details thereof.

    5. AFFILIATE AGREEMENT.

    (a) If Shareholder is determined by Ezlogin or 724 Solutions to be (but does not hereby admit to be) an "affiliate" of Ezlogin within the meaning of Rule 145 under the Securities Act in connection with the Merger, then (unless Shareholder has been advised by 724 Solutions that the issuance of the Shares in the Merger will not be registered under the Securities Act in reliance upon the exemption of Section 4(2) of the Securities Act rather than Section 3(a)(10) of the Securities Act), Shareholder shall not sell, transfer or otherwise dispose of the Shares issued to Shareholder in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Act, or (ii) Shareholder delivers to 724 Solutions a written opinion of counsel, reasonably acceptable to 724 Solutions in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

    (b) To the extent Shareholder is deemed to be an "affiliate" of Ezlogin, 724 Solutions will give stop-transfer instructions to its transfer agent with respect to the Shares received by Shareholder pursuant to the Merger and there will be placed on the certificates representing such Shares, or any substitutions therefor, a legend stating in substance:

    "The shares represented by this certificate may only be transferred in conformity with Rule 145(d) or in accordance with a written opinion of counsel, reasonably acceptable to the issuer in form and substance, that such transfer is exempt from registration under the Securities Act of 1933."

    The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) if Shareholder delivers to 724 Solutions
(i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to 724 Solutions, to the effect that public sale of the shares in the U.S. by the holder thereof is no longer subject to Rule 145.

    6. ADDITIONAL DOCUMENTS; PRIOR AGREEMENTS. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of 724 Solutions, to carry out the purpose and intent of this Agreement. Shareholder also agrees that all the shares of 724 Solutions Common Stock issued in the Merger (including any Escrow Shares and any cash paid in lieu of fractional shares) shall be deemed to satisfy all rights pertaining to the Ezlogin Capital Stock and any other rights or agreements relating thereto shall be of no further force or effect, except as otherwise contemplated by the Merger Agreement.

    7. CONSENT AND WAIVER. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

    8. CONFIDENTIALITY. Shareholder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Merger has been publicly disclosed by 724 Solutions or Shareholder is legally compelled to disclose such information.

    9. MISCELLANEOUS.

    (a) AMENDMENT AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

    (b) ASSIGNMENT. This Agreement will be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns, transferees and personal representatives of the respective parties hereto.

    (c) COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.

    (d) COUNTERPART EXECUTION; FACSIMILE DELIVERY. This Agreement may be executed in several counterparts and delivered by facsimile, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    (e) EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

    (f) ENTIRE AGREEMENT. This Agreement and the exhibits hereto contains the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

    (g) FURTHER ASSURANCES. Shareholder agrees to execute and deliver, before or after the Effective Time, any additional documents reasonably necessary or desirable to carry out the purposes and intent of this Agreement.

    (h) GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without regard to conflict of laws. Each of the parties hereto irrevocably consents to the jurisdiction of any court located within the State of New York or the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process. EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR OTHER TRANSACTION AGREEMENTS.

    (i) NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

    IF TO THE SHAREHOLDER, at the address set forth below the Shareholder's signature at the end hereof.

       with a copy to:

          Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, CA 94304
           Attn:  Larry W. Sonsini, Esq.
                 Michael S. Dorf, Esq.
           Fax: (650) 493-6811
           Phone: (650) 493-9300

    IF TO 724 SOLUTIONS:

      724 Solutions Inc.
       4101 Yonge Street, Suite 702
       Toronto, Ontario M2P 1N6
       Canada

       Attn: Jay Howard, Legal Counsel
       Fax: (416) 228-8199
       Phone: (416) 226-2900
       with a copy to:

          Morrison & Foerster LLP
           425 Market Street
           San Francisco, CA 94105
           Attn: Robert S. Townsend, Esq.
           Fax: (415) 268-7522
           Phone: (415) 268-7080

           and

           Oglivy Renault
           Suite 2100, P. O. Box 141
           Royal Trust Tower, TD Centre
           Toronto, Ontario M5K 1H1
           Attn: Brian Ludmer
           Fax: (416) 216-3930
           Phone: (416) 216-4000

    IF TO EZLOGIN:

      Ezlogin.com, Inc.
       4699 Old Ironsides Dr., Suite 275
       Santa Clara, CA 95054
       Attn: Jean-Noel Lebrun
       Fax: (408) 566-0224
       Phone: (408) 566-0235

       with a copy to:

          Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, CA 94304
           Attn:  Larry W. Sonsini, Esq.
                 Michael S. Dorf, Esq.
           Fax: (650) 493-6811
           Phone: (650) 493-9300

or to such other address as any party hereto may designate for itself by notice given as herein provided.

    (j) SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, such provision and all other related provisions shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other unrelated provisions of this Agreement shall be deemed valid and enforceable to the full extent.

    (k) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that 724 Solutions will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to 724 Solutions upon any such violation, 724 Solutions shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to 724 Solutions at law or in equity and the Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

    (l) TERMINATION. This Agreement may be terminated by either Shareholder or 724 Solutions, if the Closing has not occurred on or prior to June 30, 2000, or such other date, if any, as 724 Solutions and Shareholder shall agree upon; provided, that the party seeking to terminate this Agreement shall not have breached in any material respect its obligations under this Agreement.

                            [Signature page follows]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          724 SOLUTIONS INC.

                                          By: __________________________________

                                             Its

                                          SHAREHOLDER:

                                          ______________________________________

                                          Name:  _______________________________

                                          Address: _____________________________

                                                   _____________________________

                                          Fax:    ______________________________

Total Number of Shares of Ezlogin Capital Stock owned on the date hereof:


Common Stock:
                                       ------------------------------------

Series A Preferred Stock:
                                       ------------------------------------

Series B Preferred Stock:
                                       ------------------------------------

State or Country of Residence:
                                       ------------------------------------

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                   EXHIBIT A
                               IRREVOCABLE PROXY
                                TO VOTE STOCK OF
                                  EZLOGIN.COM

    The undersigned shareholder of Ezlogin.com, Inc., a California corporation ("Ezlogin"), hereby irrevocably (to the fullest extent permitted by the California Corporations Code) appoints the members of the Board of Directors of 724 Solutions Inc., a corporation amalgamated under the laws of Ontario ("724 Solutions"), and each of them, or any other designee of 724 Solutions, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Ezlogin that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Ezlogin issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned shareholder of Ezlogin as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

    This Irrevocable Proxy is irrevocable (to the fullest extent provided in the California Corporations Code), is coupled with an interest, including, but not limited to, that certain Voting Agreement dated as of even date herewith by and among 724 Solutions and the undersigned, and is granted in consideration of 724 Solutions entering into that certain Agreement and Plan of Merger and Reorganization, among Ezlogin, 724 Solutions, Sapphire Merger Sub, Inc., a California corporation and wholly-owned subsidiary of 724 Solutions ("Merger Sub"), and Shareholders' Agent, as may be amended (the "Merger Agreement"), which agreement provides for the merger of Merger Sub with and into the Ezlogin (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (ii) the date of termination of the Merger Agreement, and (iii) the Voting Agreement is terminated.

    The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the California Corporations Code), at every annual, special or adjourned meeting of the stockholders of the Ezlogin and in every written consent in lieu of such meeting as follows: (a) in favor of approval of the Merger and the Merger Agreement and (b) in favor of any matter that could reasonably be expected to facilitate the Merger.

    The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

    All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                            [SIGNATURE PAGE FOLLOWS]

                                     B-A-1

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: ____________________________________ , 2000

                                          SHAREHOLDER:

                                          ______________________________________

                                          Name:  _______________________________

                                          Address: _____________________________

                                                   _____________________________

                                          Fax:    ______________________________

Total Number of Shares of Ezlogin Capital Stock owned on the date hereof:


Common Stock:
                                       ------------------------------------

Series A Preferred Stock:
                                       ------------------------------------

Series B Preferred Stock:
                                       ------------------------------------

State or Country of Residence:
                                       ------------------------------------

                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                     B-A-2

                                  EXHIBIT C-1
                          EMPLOYEE HOLDERS' AGREEMENT

    THIS EMPLOYEE HOLDERS' AGREEMENT (this "Agreement") is entered into as
      , 2000 by and between 724 Solutions Inc., a corporation amalgamated under the laws of Ontario ("724 Solutions"), and the undersigned ("Holder").

                                    RECITALS

    This Agreement is entered into in connection with the First Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of May 9, 2000, among 724 Solutions, Ezlogin.com, Inc. ("Ezlogin"), Sapphire Merger
Sub, Inc. ("Merger Sub") and the Shareholders' Agent named therein (as the same may be amended, the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into Ezlogin. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

    Holder holds, and/or has options to acquire, shares of Ezlogin Capital
Stock.

    Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of Ezlogin Capital Stock will be converted into the right to receive shares of 724 Solutions Common Stock (the "724 Solutions Shares") and cash in lieu of any fractional shares thereof. All Ezlogin options then outstanding under the Ezlogin Stock Option Plan (the "Ezlogin Options") will be assumed by 724 Solutions (as such, the "Assumed Options") or, if prior to the Closing
724 Solutions shall not have received written confirmation from the Nasdaq National Market that a vote of the 724 Solutions shareholders will not be required in connection with such assumption, will become exercisable and, if exercised, the resulting shares of Ezlogin Common Stock will be converted into the right to receive 724 Solutions Shares.

    It is currently contemplated that the 724 Solutions Shares will be issued to Holder pursuant to an exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof, pursuant to a permit (the "Permit") to be issued by the California Commissioner of Corporations after a Fairness Hearing. In the event the Permit is not issued following the Fairness Hearing, the 724 Solutions Shares shall, if the exemption is available, be issued in a private placement as "restricted securities" as defined under Rule 144 of the Securities Act.

    The 724 Solutions Shares issued in the Merger and, if applicable, upon the exercise of Assumed Options, will be subject to contractual transfer restrictions, including a lock-up. Additionally, certain of such 724 Solutions Shares issued in the Merger and, if applicable, certain of the Assumed Options and certain of the 724 Solutions Shares issued upon exercise thereof, will be subject to an escrow or cancellation, as applicable, as security for Holder's indemnity obligations under Article VIII of the Merger Agreement.

    If 724 Solutions does not assume the Ezlogin Options in connection the Merger, then the 724 Solutions Shares issued in exchange for shares of Ezlogin Capital Stock issued upon the early exercise of Ezlogin Options ("Repurchase Shares") will be subject to a repurchase right held by 724 Solutions (the "Repurchase Option").

    Holder is entering into this Agreement as a material inducement to, and in consideration of, 724 Solutions' willingness to enter into the Merger Agreement.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

    REPRESENTATIONS, WARRANTIES AND COVENANTS. Holder hereby represents, warrants and covenants to 724 Solutions as follows:

        OWNERSHIP OF EZLOGIN CAPITAL STOCK. Holder now owns and will own immediately prior to the Effective Time (including shares held both beneficially and of record and shares held either beneficially or of record) such number of shares of Ezlogin Capital Stock and/or the number of Ezlogin Options as is set forth on

                                     C-1-1

    Schedule 1. Holder does not directly or indirectly own, either beneficially or of record, any shares of capital stock of Ezlogin or rights to purchase or acquire or otherwise receive any shares of Ezlogin Capital Stock or Ezlogin Options or other securities of Ezlogin, whether vested, unvested or subject to any other contingency, other than the shares of Ezlogin Capital Stock and/or Ezlogin Options listed on Schedule 1.

        ABSENCE OF LIENS AND ENCUMBRANCES. Except as provided on Schedule 1 attached hereto, the shares of Ezlogin Capital Stock and/or the Ezlogin Options owned or held by Holder (including shares held both beneficially and of record and shares held either beneficially or of record) are now and at the Effective Time will be free and clear of all liens and encumbrances. None of the liens or encumbrances listed on Schedule 1 will prevent, delay or otherwise interfere with the conversion of shares in the Merger. Prior to Closing, Holder shall obtain any such lien holder's agreement in writing to be bound by the terms of this Agreement and the other Transaction Agreements, or in the absence of such written agreement, Holder shall discharge the lien prior to Closing.

        CONVERSION OF PREFERRED STOCK/EXERCISE OF OPTIONS. Immediately prior to the Effective Time of the Merger, Holder covenants (i) to convert any Ezlogin Preferred Stock into Ezlogin Common Stock and (ii) if the Ezlogin Options are not assumed by 724 Solutions, to exercise the Ezlogin Options.

    AUTHORITY, ENFORCEABILITY.

    Holder has the authority, legal capacity and financial capability to enter into, execute, deliver and perform his obligations under this Agreement and each of the other documents contemplated to be executed by Holder in connection with the Merger Agreement, including, if applicable, the Voting Agreement, and to perform the obligations of the "Shareholders," "Optionholders" or "Holders" under Merger Agreement, the Escrow Agreement and the other Transaction Agreements, as applicable. This Agreement and each of the other Transaction Agreements to which Holder is or is to become a party constitutes, or when executed and delivered by Holder will constitute, a valid and binding obligation of Holder enforceable against Holder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally, general equity principles, and limitations upon rights to indemnity.

    Holder has delivered evidence, reasonably satisfactory to 724 Solutions, that (1) Holder (if not an individual) has the authority and power to execute this Agreement and the individual executing this Agreement has the authority to do so on Holder's behalf; provided that the execution and delivery of a Certificate of Trust by a Holder that is a trust, and an Incumbency Certificate by a Holder that is a corporate entity or partnership (in the forms attached as Exhibits 1 and 2 hereto) shall be deemed to satisfy this condition; but provided further, that notwithstanding the above, in the event 724 Solutions has a reasonable belief that such certificate is materially untrue or contains a material misstatement of fact, 724 Solutions may demand additional reasonable evidence from such Holder as to such authority; and (2) prior to the Closing Date, any lienholder over shares of Ezlogin Capital Stock or Ezlogin Options shall have agreed to be subject to the transfer restrictions and the Repurchase Option set forth in Section 3 hereof, or Holder shall have discharged any such lien.

    The execution, delivery, and performance of this Agreement by Holder and each of the other Transaction Agreements to which Holder is or is to become a party will not violate any other agreement to which Holder is a party, other than any violation that would not prevent, materially alter or delay any of the transactions contemplated by this Agreement or any such other Transaction Agreement or result in any cost to 724 Solutions or the Surviving Corporation. No consent, approval, authorization, order, registration or qualification of or by any person is required in connection with the execution, delivery and performance of the Transaction Agreements by Holder or the consummation of the transactions contemplated hereby or thereby, other than any consent, approval, authorization, order, registration or qualification that would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or any such other Transaction Agreement.

    If Holder is married, and the 724 Solutions Shares or Assumed Options do or will constitute community property, this Agreement and each of the other Transaction Agreements to which Holder is or is to become a party has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Holder's spouse, enforceable against such person in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable

                                     C-1-2
principles relating to or limiting creditors' rights generally, general equity principles, and limitations upon rights to indemnity.

    Holder has not, at any time, taken or been the subject of any action that may have an adverse effect on his ability to comply with or perform Holder's covenants or obligations under any of the Transaction Agreements to which Holder is or is to become a party.

    There is no private or governmental action, suit, proceeding, claim, arbitration or investigation (collectively, a "Proceeding") pending, and no person has threatened to commence any Proceeding, that may have a material adverse effect on the ability of Holder to either comply with or perform his covenants or obligations under any of the Transaction Agreements to which he is or is to become a party. To the Knowledge of Holder, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might reasonably be expected to directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

    SECURITIES EXEMPTION.

    Holder acknowledges that 724 Solutions shall have no obligation, except as otherwise provided in the Registration Rights Agreement, to register the 724 Solutions Shares under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.

    Holder further acknowledges that in the event the Permit is not issued, the Merger may be consummated and 724 Solutions Shares shall be issued in connection therewith pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. If the Permit is not issued promptly following the Fairness Hearing, Holder shall execute and deliver to 724 Solutions, promptly upon request, a Registration Rights Agreement and shall take such other reasonable steps as may be requested by 724 Solutions in connection with such exemption and issuance. Holder understands that the exemption pursuant to Section 4(2) of the Securities Act depends upon, among other things, the bona fide nature of Holder's investment intent as expressed in the Registration Rights Agreement.

    MERGER AGREEMENT; DISCLOSURE DOCUMENTS. Holder has received and carefully reviewed copies of the Transaction Agreements (including the Escrow Agreement), together with all exhibits and schedules thereto, and has had the opportunity to discuss such Agreements with counsel and other advisors.

    WAIVER OF CERTAIN CLAIMS. At the Effective Time of the Merger, Holder waives any and all claims, demands, damages, actions, causes of action, suits or proceedings, fixed or contingent, matured or unmatured, of whatever nature, character, type of description that have been or in the future might be asserted by Holder (or by any other person as successor to Holder) against Ezlogin or against 724 Solutions or Merger Sub, or any of their respective predecessors, successors or assigns, any past or present, direct or indirect, partner, subsidiary, or affiliated entity or corporation, or any past or present employee, agent, representative, attorney, officer, director or stockholder of any of them acting in its capacity as such an employee, agent, representative, attorney, officer, director or stockholder, arising out of facts or circumstances occurring at any time on or prior to the date hereof and relating to such person's ownership of Ezlogin Capital Stock or any rights or options to acquire Ezlogin Capital Stock (either beneficially or of record), or any federal, state or local law, statute or regulation, at law or in equity, or any act or omission on the part of such parties, other than matters relating to Dissenting Shares.

    TRANSFER RESTRICTIONS.

    Holder may not, directly or indirectly:

        (i) offer, sell, assign, transfer, encumber, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, any 724 Solutions Shares or any securities convertible into or exercisable or exchangeable for 724 Solutions Shares,

        (ii) or publicly disclose the intention to make any such offer, sale, assignment, transfer, pledge, grant or disposal,

                                     C-1-3

(collectively "Transfer") its 724 Solutions Shares received in connection with the Merger or upon the exercise of Assumed Options unless the restrictions under this SECTION 2 and SECTION 3 have been released or complied with. Notwithstanding the foregoing, Holder may Transfer such 724 Solutions Shares
(i) if required by court order or by operation of law or in connection with the settlement of such holder's estate, (ii) to a family member, (iii) to a trust controlled by or for the benefit of Holder or a family member solely for tax or estate planning purposes, or (iv) to any corporation, partnership, limited liability company or other entity that, directly or indirectly, controls or is controlled by Holder, provided that in each of (i), (ii), (iii) and
(iv) transferee agrees in writing to assume all the obligations of Holder under this Agreement and the other Transaction Agreements. In addition, Holder may Transfer up to one-half of the 724 Solutions Shares it receives in the Merger other than Repurchase Shares (which may not be transferred until they lose their status as such) to his or her ex-spouse (or, if such Holder is a trust, to the ex-spouse of an affiliate of such Holder) pursuant to a valid, court approved divorce decree or in connection with a valid and enforceable divorce settlement (provided, that for purposes of this Agreement a divorce settlement shall be deemed to be valid and enforceable upon filing with the court), provided that such transferee agrees to be bound by a Non-Employee Holder Agreement in the form attached the Merger Agreement, in which case such shares shall be subject to such Agreement rather than this Agreement.

    IPO Lock-Up. Until July 25, 2000, Holder will not:

        (i) Transfer any 724 Solutions Shares or any securities convertible into or exercisable or exchangeable for 724 Solutions Shares;

        (ii) exercise any and all rights to request or demand registration pursuant to the Securities Act of 1933, as amended, of the 724 Solutions Shares; or

       (iii) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of the 724 Solutions Shares,

whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of 724 Solutions Shares, such other securities, in cash or otherwise (the "IPO Lock-Up"). None of the above provisions shall be deemed to prohibit Holder from exercising an option or a warrant to purchase
724 Solutions Shares.

    Notwithstanding the foregoing, until July 25, 2000, Holder shall be permitted to Transfer:

        (i) 724 Solutions Shares or securities convertible into or exercisable or exchangeable for 724 Solutions Shares in a gratuitous Transfer (including a Transfer into a Registered Retirement Savings Plan), so long as the recipient of such securities executes a written agreement stating that such recipient will be bound by the provisions of this Agreement, and

        (ii) shares of 724 Solutions Common Stock purchased on or after the date hereof in the open market.

    In addition, if Holder is a corporation, partnership, limited liability company or other entity, Holder shall be permitted during the period set forth above to Transfer such securities to any entity that controls Holder, that is controlled by Holder, or that is under common control with Holder, so long as the recipient of such securities executes a written agreement stating that it will be bound by the provisions of this Agreement. Notwithstanding the foregoing, the IPO Lock-Up shall be of no further force and effect if Credit Suisse First Boston Corporation ("CSFB") shall have consented to at least 50% of the shares of 724 Solutions Common Stock subject to the lock-up agreement among CSFB and the holders of shares of 724 Solutions Common Stock in connection with 724 Solutions' initial public offering (the "Lock-Up Agreement") taking any action otherwise prohibited thereby. The foregoing release from the IPO-Lockup shall not apply to a secondary offering of 724 Solutions Common Stock.

    ADDITIONAL EMPLOYEE LOCK-UP. Holder will not Transfer any 724 Solutions Shares until March 30, 2001 (the date one year after the Execution Date of the Original Merger Agreement), provided that 25% of the 724 Solutions Shares shall be released from this restriction on July 25, 2000 (or such earlier date as the IPO Lock-Up shall terminate) provided, however, that any such released shares may remain subject to the Repurchase Option. This restriction applies whether or not Holder remains an employee of the Surviving Company.

                                     C-1-4

    COMPLIANCE WITH LAWS. Holder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any Transfer of the 724 Solutions Shares or any part thereof.

    OTHER TRANSFER RESTRICTIONS. Holder may not Transfer any 724 Solutions Shares until the earlier of (i) January 1, 2001 or (ii) the date 724 Solutions' current employees are entitled to sell their shares of 724 Solutions Common Stock.

    AUTHORIZATION. To the extent consistent with this Agreement, Holder authorizes 724 Solutions to cause 724 Solutions' transfer agent to decline Transfer and/or to note stop-transfer restrictions on the transfer books and records of 724 Solutions with respect to any 724 Solutions Shares received by Holder pursuant to the Merger and, in the case of any such shares for which Holder is the beneficial owner but not the record holder, agrees to cause the record holder to authorize 724 Solutions to cause the transfer agent to decline to Transfer and/or to note stop-transfer restrictions on such books and records with respect to such shares.

    EXERCISE OF ASSUMED OPTIONS. Holder hereby acknowledges and agrees that any shares of 724 Solutions Common Stock issued to Holder upon the exercise of any Assumed Option shall be subject to this Agreement and the Merger Agreement and shall be treated as 724 Solutions Shares in all respects hereunder.

    REPURCHASE OPTION.

    TRANSFER RESTRICTIONS. Except as otherwise provided herein, Holder shall not Transfer any Repurchase Shares prior to the date when the Holder shall become vested in such Repurchase Shares pursuant to this Section 3. Any attempt to Transfer Repurchase Shares in violation of this Section 3 shall be null and void and shall be disregarded by 724 Solutions.

    REPURCHASE SHARES. Each Repurchase Share shall be subject to the Repurchase Option in favor of 724 Solutions set forth in the Shareholders' Stock Option Agreement issued under the Ezlogin Stock Option Plan, as if all such Repurchase Option was set forth in full in the body of this Agreement. The Repurchase Price for the Repurchase Shares shall be adjusted by the Exchange Ratio.

    ASSIGNMENT OF REPURCHASE OPTION. The Repurchase Option may be assigned by 724 Solutions to any third party.

    DELIVERY OF REPURCHASE SHARES. Delivery of any Repurchase Shares that are subject to vesting shall be in book entry form only until such vesting restrictions have lapsed, following which time such shares shall be delivered promptly to the Holder.

    SECTION 83(B) ELECTION. Holder is responsible determining whether to make an election under Section 83(b) of the Internal Revenue Code or similar provision of state law upon receipt of the Repurchase Shares, and for making such election if applicable.

    ADDITIONAL COVENANTS.

    OBLIGATIONS; INDEMNIFICATION. Holder will perform all of the obligations of the "Shareholders," "Optionholders" and "Holders," as applicable, described in the Merger Agreement and the other Transaction Agreements, including without limitation the Escrow Agreement and the obligation to indemnify 724 Solutions Indemnitees and the Shareholders' Agent as provided in Article VIII of the Merger Agreement. Holder acknowledges and agrees that certain of the 724 Solutions Shares received by Holder in connection with the Merger and, if applicable, certain of the Assumed Options and certain of the 724 Solutions Shares issued upon exercise thereof, will be subject to an escrow, or subject to cancellation, as applicable, as security for the indemnification obligations of the Holders described in the Merger Agreement. Holder further acknowledges and agrees that such 724 Solutions Shares may be delivered to 724 Solutions and, if applicable, Assumed Options may be cancelled by 724 Solutions in order to compensate 724 Solutions for certain damages as further set forth in the Merger Agreement and the Escrow Agreement.

    RIGHTS OF FIRST REFUSAL, ETC. Holder hereby waives any rights Holder may have of first refusal, rights of co-sale, registration rights, information rights, preemptive rights, rights of redemption or repurchase, board observer

                                     C-1-5
rights and similar rights of Holder under any agreement, arrangement or understanding applicable to the Ezlogin Shares as the same may apply to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

    LEGEND. All certificates representing the 724 Solutions Shares deliverable to Holder pursuant to the Merger Agreement and any certificates subsequently issued with respect thereto or in substitution therefor, shall bear a legend substantially as set forth in Section 1.11 of the Merger Agreement.

    SHAREHOLDERS' AGENT.

    Holder irrevocably authorizes, directs and appoints Alexandre Balkanski (the "Shareholders' Agent") to act as the sole and exclusive agent, attorney-in-fact and representative of Holder and Holder's heirs, representatives and successors in connection with the Merger Agreement, as provided in Article VIII of the Merger Agreement.

    Without limiting the generality of the foregoing, with respect to the matters covered by or related to Article VIII of the Merger Agreement, the Escrow Agreement and this Agreement:

        Holder irrevocably relinquishes his or her right to act independently and other than through the Shareholders' Agent with respect to such subject matter (except with respect to appointment of a successor Shareholders' Agent);

        Holder shall not have any right to institute any suit, action or proceeding against Ezlogin, 724 Solutions or the Escrow Agent with respect to any such matter, any such right being irrevocably and exclusively delegated to the Shareholders' Agent; and

        Holder agrees that any notice delivered to 724 Solutions or a 724 Solutions Indemnified Person by Holder other than through the Shareholders' Agent shall be of no effect, and each notice delivered by 724 Solutions or any other 724 Solutions Indemnified Person to the Shareholders' Agent shall be effective as against Holder; provided that 724 Solutions and the other 724 Solutions Indemnified Persons may elect at their sole discretion to give effect to any notice delivered by Holder.

    In the event of the death, physical or mental incapacity or resignation of the Shareholders' Agent, Holder shall promptly (and in any event within thirty
(30) days of notice of such event) appoint a successor Shareholders' Agent.

    MISCELLANEOUS.

    AMENDMENT AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

    ASSIGNMENT. This Agreement will be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns, transferees (except as otherwise provided herein) and personal representatives of the respective parties hereto. If any transferee of any Holder shall acquire 724 Solutions Shares, in any manner, whether by operation of law or otherwise, such 724 Solutions Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such 724 Solutions Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

    COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.

    COUNTERPART EXECUTION; FACSIMILE DELIVERY. This Agreement may be executed in several counterparts and delivered by facsimile, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                                     C-1-6

    ENTIRE AGREEMENT. This Agreement and the exhibits hereto contains the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

    FURTHER ASSURANCES. Holder agrees to execute and deliver, before or after the Effective Time, any additional documents reasonably necessary or desirable to carry out the purposes and intent of this Agreement.

    GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without regard to conflict of laws. Each of the parties hereto irrevocably consents to the jurisdiction of any court located within the State of New York or the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process. EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR OTHER TRANSACTION AGREEMENTS.

    NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

    If to Holder, at the address set forth below Holder's signature at the end hereof.

    with a copy to:

      Wilson Sonsini Goodrich & Rosati
       650 Page Mill Road
       Palo Alto, CA 94304-1050
       Attn:  Larry W. Sonsini, Esq.
             Michael S. Dorf, Esq.
       Fax.: (650) 493-6811
       Phone: (650) 493-9300

    If to 724 Solutions:

      724 Solutions Inc.
       4101 Yonge Street, Suite 702
       Toronto, Ontario M2P 1N6
       Canada
       Attn: Jay Howard, Legal Counsel
       Fax: (416) 228-8199
       Phone: (416) 226-2900

    with a copy to:

      Morrison & Foerster LLP
       425 Market Street
       San Francisco, CA 94105
       Attn: Robert S. Townsend, Esq.
       Fax: (415) 268-7522
       Phone: (415) 268-7080

                                     C-1-7
    and

      Ogilvy Renault
       Suite 2100, P. O. Box 141
       Royal Trust Tower, TD Centre
       Toronto, Ontario M5K 1H1
       Attn: Brian Ludmer
       Fax: (416) 216-3930
       Phone: (416) 216-4000

or to such other address as any party hereto may designate for itself by notice given as herein provided.

    SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, such provision and all other related provisions shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other unrelated provisions of this Agreement shall be deemed valid and enforceable to the full extent.

    SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that 724 Solutions will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Holder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to 724 Solutions upon any such violation, 724 Solutions shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to 724 Solutions at law or in equity and Holder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

    TERMINATION. This Agreement may be terminated by either Holder or 724 Solutions, if the Closing has not occurred on or prior to June 30, 2000, or such other date, if any, as 724 Solutions and Holder shall agree upon; provided, that the party seeking to terminate this Agreement shall not have breached in any material respect its obligations under this Agreement.

    AMENDMENT AND RESTATEMENT. To the extent that Holder executed and delivered a Employee Shareholders' Agreement in connection with the Original Merger Agreement, this Agreement amends and restates the original Employee Shareholders' Agreement executed and delivered by such Holder and supersedes and replaces such original Employee Shareholders' Agreement in its entirety.

                            [signature page follows]

                                     C-1-8

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          724 SOLUTIONS INC.

                                          By: __________________________________

                                             Its

                                          HOLDER:

                                          ______________________________________

                                          Name:  _______________________________

                                          Address: _____________________________

                                                        ________________________

                                                        ________________________

                                          Fax:    ______________________________

          [COUNTERPART SIGNATURE PAGE TO EMPLOYEE HOLDERS' AGREEMENT]

                                     C-1-9

                                   SCHEDULE 1
                       OWNERSHIP OF EZLOGIN CAPITAL STOCK


Common Stock:
                                       ------------------------------------

Series A Preferred Stock:
                                       ------------------------------------

Series B Preferred Stock:
                                       ------------------------------------

Stock Options
                                       ------------------------------------

State or Country of Residence:
                                       ------------------------------------

Other Beneficial Owners:

Liens and Encumbrances:

                                     C-1-10

                                   EXHIBIT 1
                              CERTIFICATE OF TRUST

                                     C-1-11

                                   EXHIBIT 2
                             INCUMBENCY CERTIFICATE

                                     C-1-12

                                  EXHIBIT C-2

                      NON-EMPLOYEE SHAREHOLDERS' AGREEMENT

    THIS NON-EMPLOYEE SHAREHOLDERS' AGREEMENT (this "Agreement") is entered into
as of             , 2000 by and between 724 Solutions Inc., a corporation
amalgamated under the laws of Ontario ("724 Solutions"), and the undersigned (the "Shareholder").

                                    RECITALS

    A. This Agreement is entered into in connection with the Agreement and Plan of Merger and Reorganization, dated as of March 30, 2000, among 724 Solutions, Ezlogin, Merger Sub and Shareholders' Agent, as the same may be amended (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into Ezlogin. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

    B. Shareholder holds and/or has options to acquire shares of Ezlogin Capital Stock.

    C. Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of Ezlogin Capital Stock will be converted into the right to receive shares of 724 Solutions Common Stock (the "724 Solutions Shares") and cash in lieu of any fractional shares thereof.

    D. It is currently contemplated that the 724 Solutions Shares will be issued to the Shareholder pursuant to an exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof, pursuant to a permit (the "Permit") to be issued by the California Commissioner of Corporations after a Fairness Hearing. In the event the Permit is not issued following the Fairness Hearing, the 724 Solutions Shares shall be issued in a private placement as "restricted securities" as defined under Rule 144 of the Securities Act.

    E. The 724 Solutions Shares issued in the Merger shall be subject to certain contractual transfer restrictions, including a lock-up.

    F. Shareholder is entering into this Agreement as a material inducement to, and in consideration of, 724 Solutions' willingness to enter into the Merger Agreement.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

    1. REPRESENTATIONS, WARRANTIES AND COVENANTS. Shareholder hereby represents, warrants and covenants to 724 Solutions as follows:

       (a) Ownership of Ezlogin Capital Stock. Shareholder now owns and will own immediately prior to the Effective Time (including shares held both beneficially and of record and shares held either beneficially or of record) such number of shares of Ezlogin Capital Stock as is set forth on Schedule 1. Shareholder does not directly or indirectly own, either beneficially or of record, any shares of capital stock of Ezlogin or rights to purchase or acquire or otherwise receive any shares of Ezlogin Capital Stock or other securities of Ezlogin, whether vested, unvested or subject to any other contingency, other than the shares of Ezlogin Capital Stock listed on Schedule 1.

       (b) Absence of Liens and Encumbrances. Except as provided on Schedule 1 attached hereto, the shares of Ezlogin Capital Stock owned by Shareholder (including shares held both beneficially and of record and shares held either beneficially or of record) are now and at the Effective Time will be free and clear of all liens and encumbrances. None of the liens or encumbrances listed on Schedule 1 will prevent, delay or otherwise interfere with the conversion of shares in the Merger. Prior to Closing, Shareholder shall obtain any such lien holder's agreement in writing to be bound by the terms of this Agreement and the other Transaction Agreements, or in the absence of such written agreement, Shareholder shall discharge the lien prior to Closing.

                                     C-2-1

       (c) Exercise of Options; Conversion of Preferred Stock. Immediately prior to the Effective Time of the Merger, Shareholder covenants to exercise its options, if any, to acquire Ezlogin Common Stock and to convert any Ezlogin Preferred Stock into Ezlogin Common Stock.

       (d) AUTHORITY, ENFORCEABILITY.

            (i) Shareholder has the authority, legal capacity and financial capability to enter into, execute, deliver and perform his obligations under this Agreement and each of the other documents contemplated to be executed by Shareholder in connection with the Merger Agreement, including, if applicable, the Voting Agreement, and to perform the obligations of the "Shareholders" under Merger Agreement, the Escrow Agreement and the other Transaction Agreements. This Agreement and each of the other Transaction Agreements to which Shareholder is or is to become a party constitutes, or when executed and delivered by Shareholder will constitute, a valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally, general equity principles, and limitations upon rights to indemnity.

            (ii) Shareholder has delivered evidence, reasonably satisfactory to
                 724 Solutions that (1) Shareholder (if not an individual) has the authority and power to execute this Agreement and the individual executing this Agreements has the authority to do so on the Shareholder's behalf; provided that the execution and delivery of a Certificate of Trust by a Shareholder that is a trust, and an Incumbency Certificate by a Shareholder that is a corporate entity or partnership (in the forms attached as Exhibits 1 and 2 hereto) shall be deemed to satisfy this condition; but provided further, that notwithstanding the above, in the event 724 Solutions has a reasonable belief that such certificate is materially untrue or contains a material misstatement of fact, 724 Solutions may demand additional reasonable evidence from such Shareholder as to such authority; and (2) prior to the Closing Date, any lienholder over shares of Ezlogin Capital Stock shall have agreed to be subject to the transfer restrictions or Shareholder shall have discharged any such lien.

           (iii) The execution, delivery, and performance of this Agreement by Shareholder and each of the other Transaction Agreements to which Shareholder is or is to become a party will not violate any other agreement to which Shareholder is a party, other than any violation that would not prevent, materially alter or delay any of the transactions contemplated by this Agreement or any such other Transaction Agreement or result in any cost to 724 Solutions or the Surviving Corporation. No consent, approval, authorization, order, registration or qualification of or by any person is required in connection with the execution, delivery and performance of the Transaction Agreements by Shareholder or the consummation of the transactions contemplated hereby or thereby, other than any consent, approval, authorization, order, registration or qualification that would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or any such other Transaction Agreement.

            (iv) If Shareholder is married, and the 724 Solutions Shares constitute community property, this Agreement and each of the other Transaction Agreements to which Shareholder is or is to become a party has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Shareholder's spouse, enforceable against such person in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally, general equity principles, and limitations upon rights to indemnity.

            (v) Shareholder has not, at any time, taken or been the subject of any action that may have an adverse effect on his ability to comply with or perform Shareholder's covenants or obligations under any of the Transaction Agreements to which Shareholder is or is to become a party.

                                     C-2-2

            (vi) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation (collectively, a "Proceeding") pending, and no person has threatened to commence any Proceeding, that may have a material adverse effect on the ability of Shareholder to either comply with or perform his covenants or obligations under any of the Transaction Agreements to which he is or is to become a party. To the Knowledge of Shareholder, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might reasonably be expected to directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

       (e) SECURITIES EXEMPTION.

            (i) Shareholder acknowledges that 724 Solutions shall have no obligation, except as otherwise provided in the Registration Rights Agreement, to register the 724 Solutions Shares under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.

            (ii) Shareholder further acknowledges that in the event the Permit is not issued, the Merger may be consummated and 724 Solutions Shares issued in connection therewith pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. If the Permit is not issued promptly following the Fairness Hearing, Shareholder shall execute and deliver to 724 Solutions, promptly upon request, a Registration Rights Agreement and shall take such other reasonable steps as may be requested by 724 Solutions in connection with such exemption and issuance. Shareholder understands that the exemption pursuant to Section 4(2) of the Securities Act depends upon, among other things, the bona fide nature of Shareholder's investment intent as expressed in the Registration Rights Agreement.

       (f) MERGER AGREEMENT; DISCLOSURE DOCUMENTS. Shareholder has received and carefully reviewed copies of the Transaction Agreements (including the Escrow Agreement), together with all exhibits and schedules thereto, and has had the opportunity to discuss such Agreements with counsel and other advisors.

       (g) WAIVER OF CERTAIN CLAIMS. At the Effective Date of the Merger, Shareholder waives any and all claims, demands, damages, actions, causes of action, suits or proceedings, fixed or contingent, matured or unmatured, of whatever nature, character, type of description that have been or in the future might be asserted by Shareholder (or by any other person as successor to Shareholder) against Ezlogin or against 724 Solutions or Merger Sub, or any of their respective predecessors, successors or assigns, any past or present, direct or indirect, partner, subsidiary, or affiliated entity or corporation, or any past or present employee, agent, representative, attorney, officer, director or stockholder of any of them acting in its capacity as such an employee, agent, representative, attorney, officer, director or stockholder, arising out of facts or circumstances occurring at any time on or prior to the date hereof and relating to such person's ownership of Ezlogin Capital Stock or any rights or options to acquire Ezlogin Capital Stock (either beneficially or of record), or any federal, state or local law, statute or regulation, at law or in equity, or any act or omission on the part of such parties, other than matters relating to Dissenting Shares.

    2. TRANSFER RESTRICTIONS. Shareholder may not directly or indirectly offer, sell, assign, transfer, encumber, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, any 724 Solutions Shares or any securities convertible into or exercisable or exchangeable for 724 Solutions Shares or publicly disclose the intention to make any such offer, sale, assignment, transfer, pledge, grant or disposal ("Transfer") its 724 Solutions Shares received in the Merger unless the restrictions under this Section 2 have been released or complied with. Notwithstanding the foregoing, Shareholder may Transfer such 724 Solutions Shares (i) if required by court order or by operation of law or in connection with the settlement of such holder's estate, (ii) to a family member, (iii) to a trust controlled by or for the benefit of a Shareholder solely for tax or estate planning purposes, or (iv) to any corporation, partnership, limited liability company or other entity that, directly or indirectly, controls or is

                                     C-2-3
       controlled by the Shareholder, provided that in each of (i), (ii),
       (iii) and (iv) transferee agrees in writing to assume all the obligations of Shareholder under this Agreement and the other Transaction Agreements.

       (a) IPO LOCK-UP. Until July 25, 2000, Shareholder will not (i) Transfer any 724 Solutions Shares or any securities convertible into or exercisable or exchangeable for 724 Solutions Shares; (ii) exercise any and all rights to request or demand registration pursuant to the Securities Act of 1933, as amended, of the 724 Solutions Shares; or
           (iii) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of the 724 Solutions Shares, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of 724 Solutions Shares, such other securities, in cash or otherwise. None of the above provisions shall be deemed to prohibit the Shareholder from exercising an option or a warrant to purchase 724 Solutions Shares. Notwithstanding the foregoing, until July 25, 2000, the Shareholder shall be permitted to Transfer
           (i) 724 Solutions Shares or securities convertible into or exercisable or exchangeable for 724 Solutions Shares in a gratuitous Transfer (including a Transfer into a Registered Retirement Savings
           Plan) so long as the recipient of such securities executes a written agreement stating that such recipient will be bound by the provisions of this Agreement and (ii) shares of 724 Solutions Common Stock purchased on or after the date hereof in the open market. In addition, if the Shareholder is a corporation, partnership, limited liability company or other entity, the Shareholder shall be permitted during the period set forth above to Transfer such securities to any entity that controls the Shareholder, that is controlled by the Shareholder, or that is under common control with the Shareholder, so long as the recipient of such securities executes a written agreement stating that it will be bound by the provisions of this Agreement (the "IPO Lock-Up"). Notwithstanding the foregoing, the IPO Lock-Up shall be of no further force and effect if Credit Suisse First Boston Corporation ("CSFB") shall have consented to at least 20% of the shares of 724 Solutions Common Stock subject to the lock-up agreement among CSFB and the holders of shares of 724 Solutions Common Stock in connection with 724 Solutions' initial public offering (the "Lock-Up Agreement") taking any action otherwise prohibited thereby. The foregoing release from the IPO-Lockup shall not apply to a secondary offering of 724 Solutions Common Stock.

       (b) COMPLIANCE WITH LAWS. Shareholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any Transfer of the 724 Solutions Shares or any part thereof.

       (c) AUTHORIZATION. To the consistent with this Agreement, Shareholder authorizes 724 Solutions to cause 724 Solutions' transfer agent to decline Transfer and/or to note stop-transfer restrictions on the transfer books and records of 724 Solutions with respect to any 724 Solutions Shares received by the Shareholder pursuant to the Merger and, in the case of any such shares for which Shareholder is the beneficial owner but not the record holder, agrees to cause the record holder to authorize 724 Solutions to cause the transfer agent to decline to Transfer and/or to note stop-transfer restrictions on such books and records with respect to such shares.

    3.  ADDITIONAL COVENANTS.

       (a) OBLIGATIONS; INDEMNIFICATION. Shareholder will perform all of the obligations of the "Shareholders" described in the Merger Agreement and the other Transaction Agreements, including without limitation the Escrow Agreement and the obligation to indemnify 724 Solutions Indemnitees and the Shareholder Agent as provided in Article VIII of the Merger Agreement.

       (b) RIGHTS OF FIRST REFUSAL, ETC. Shareholder hereby waives any rights Shareholder may have of first refusal, rights of co-sale, registration rights, information rights, preemptive rights, rights of redemption or repurchase, board observer rights and similar rights of Shareholder under any agreement, arrangement or understanding applicable to the Ezlogin Shares as the same may apply to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

                                     C-2-4

       (c) LEGEND. All certificates representing the 724 Solutions Shares deliverable to Shareholder pursuant to the Merger Agreement and any certificates subsequently issued with respect thereto or in substitution therefor, shall bear a legend substantially as set forth in Section 1.11 of the Merger Agreement.

    4.  SHAREHOLDER AGENT.

       (a) Shareholder irrevocably authorizes, directs and appoints Alexandre Balkanski (the "Shareholder Agent") to act as the sole and exclusive agent, attorney-in-fact and representative of Shareholder and Shareholder's heirs, representatives and successors in connection with the Merger Agreement, as provided in Article VIII of the Merger Agreement.

       (b) Without limiting the generality of the foregoing, with respect to the matters covered by or related to Article VIII of the Merger Agreement and the Escrow Agreement:

            (i) Shareholder irrevocably relinquishes his or her right to act independently and other than through the Shareholder Agent with respect to such subject matter (except with respect to appointment of a successor Shareholder Agent), and

            (ii) Shareholder shall not have any right to institute any suit, action or proceeding against Ezlogin, 724 Solutions or the Escrow Agent with respect to any such matter, any such right being irrevocably and exclusively delegated to the Shareholder Agent.

           (iii) Shareholder agrees that any notice delivered to 724 Solutions or a 724 Solutions Indemnified Person by Shareholder other than through the Shareholder Agent shall be of no effect, and each notice delivered by 724 Solutions or any other 724 Solutions Indemnified Person to the Shareholder Agent shall be effective as against Shareholder; provided that 724 Solutions and the other 724 Solutions Indemnified Persons may elect at their sole discretion to give effect to any notice delivered by Shareholder.

       (c) In the event of the death, physical or mental incapacity or resignation of the Shareholder Agent, Shareholder shall promptly (and in any event within thirty (30) days of notice of such event) appoint a successor Shareholder Agent.

    5.  MISCELLANEOUS.

       (a) AMENDMENT AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

       (b) ASSIGNMENT. This Agreement will be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns, transferees and personal representatives of the respective parties hereto. If any transferee of any Shareholder shall acquire 724 Solutions Shares, in any manner, whether by operation of law or otherwise, such 724 Solutions Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such 724 Solutions Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

       (c) COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.

       (d) COUNTERPART EXECUTION; FACSIMILE DELIVERY. This Agreement may be executed in several counterparts and delivered by facsimile, each of which shall be an original, but all of which together shall constitute one and the same agreement.

       (e) EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                                     C-2-5

       (f) ENTIRE AGREEMENT. This Agreement and the exhibits hereto contains the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

       (g) FURTHER ASSURANCES. Shareholder agrees to execute and deliver, before or after the Effective Time, any additional documents reasonably necessary or desirable to carry out the purposes and intent of this Agreement.

       (h) GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without regard to conflict of laws. Each of the parties hereto irrevocably consents to the jurisdiction of any court located within the State of New York or the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process. EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR OTHER TRANSACTION AGREEMENTS.

       (i) NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

    If to the Shareholder, at the address set forth below the Shareholder's signature at the end hereof.

    with a copy to:

       Wilson Sonsini Goodrich & Rosati
       650 Page Mill Road
       Palo Alto, CA 94304-1050
       Attn: Larry W. Sonsini, Esq.
           Michael S. Dorf, Esq.
           Fax: (650) 493-6811
       Phone: (650) 493-9300

    If to 724 Solutions:

    724 Solutions Inc.
    4101 Yonge Street, Suite 702
    Toronto, Ontario M2P 1N6
    Canada
    Attn: Jay Howard, Legal Counsel
    Fax: (416) 228-8199
    Phone: (416) 226-2900

    with a copy to:

       Morrison & Foerster LLP
       425 Market Street
       San Francisco, CA 94105
       Attn: Robert S. Townsend, Esq.
       Fax: (415) 268-7522
       Phone: (415) 268-7080

                                     C-2-6
    and

       Oglivy Renault
       Suite 2100, P. O. Box 141
       Royal Trust Tower, TD Centre
       Toronto, Ontario M5K 1H1
       Attn: Brian Ludmer
       Fax: (416) 216-3930
       Phone: (416) 216-4000

or to such other address as any party hereto may designate for itself by notice given as herein provided.

       (j) SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, such provision and all other related provisions shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other unrelated provisions of this Agreement shall be deemed valid and enforceable to the full extent.

       (k) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that 724 Solutions will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to 724 Solutions upon any such violation, 724 Solutions shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to 724 Solutions at law or in equity and the Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

       (l) TERMINATION. This Agreement may be terminated by either Shareholder or 724 Solutions, if the Closing has not occurred on or prior to June 30, 2000, or such other date, if any, as 724 Solutions and Shareholder shall agree upon; provided, that the party seeking to terminate this Agreement shall not have breached in any material respect its obligations under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                     C-2-7

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          724 SOLUTIONS INC.

                                          By: __________________________________

                                              Its

                                          SHAREHOLDER:

                                          ______________________________________

                                          Name:  _______________________________

                                          Address: _____________________________

                                                   _____________________________

                                                   _____________________________

                                          Fax:    ______________________________

      [COUNTERPART SIGNATURE PAGE TO NON-EMPLOYEE SHAREHOLDERS' AGREEMENT]

                                     C-2-8

                                   SCHEDULE 1
                       OWNERSHIP OF EZLOGIN CAPITAL STOCK

Common Stock:

Series A Preferred Stock:

Series B Preferred Stock:

State or Country of Residence:

Other Beneficial Owners:

Liens and Encumbrances:

                                     C-2-9

                                   EXHIBIT 1
                              Certificate of Trust

                                     C-2-10

                                   EXHIBIT 2
                             Incumbency Certificate

                                     C-2-11

                                   EXHIBIT D
                         REGISTRATION RIGHTS AGREEMENT

    THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of
            , 2000 by and between 724 Solutions Inc., a corporation amalgamated under the laws of Ontario ("724 Solutions"), and each of the undersigned shareholders (each, a "Shareholder") of 724 Solutions.

                                    RECITALS

    A. This Agreement is entered into in connection with that certain Agreement and Plan of Merger and Reorganization, dated as of March 30, 2000 (the "Merger Agreement") among Ezlogin, 724 Solutions, Merger Sub and the Shareholders' Agent, pursuant to which Merger Sub will be merged with and into Ezlogin. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

    B. Shareholder holds and/or has options to acquire shares of Ezlogin Capital Stock.

    C. Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of the Ezlogin Capital Stock will be converted into the right to receive shares of 724 Solutions Common Stock (the "724 Solutions Shares") and cash in lieu of any fractional shares thereof.

    D. The 724 Solutions Shares issued to the Shareholders pursuant to the Merger will be issued pursuant to an exemption from registration under the Securities Act based on Section 4(2) of that Act, which requires, among other things, certain representations and agreements to be made by Shareholder, some of which are reflected in this Agreement.

    E. Shareholder is entering into this Agreement as a material inducement to, and in consideration of, 724 Solutions' willingness to consummate the transactions contemplated by the Merger Agreement.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

                                   ARTICLE 1
                           INVESTMENT REPRESENTATIONS

    1.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. SHAREHOLDER HEREBY REPRESENTS, WARRANTS AND COVENANTS TO 724 SOLUTIONS AS FOLLOWS:

    (a) STATUS.

       Unless otherwise indicated on Schedule 1, Shareholder is an "accredited investor," as defined in Rule 501(a) of Regulation D of the Securities Act, and, for the purpose of Section 25102(f) of the California Corporations Code, he or she is excluded from the count of "purchasers" pursuant to Rule 260.102.13 thereunder.

       If Shareholder is not an "accredited investor", then such Shareholder, either alone or through appropriate representation by a "purchaser representative" (as such terms used in the Securities Act and the rules promulgated thereunder), has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of the prospective investment in the 724 Solutions Common Stock; provided that the execution and delivery of this Agreement with no exceptions to the representations and warranties and a customary investor questionnaire, with reasonably acceptable answers thereon, shall be deemed to satisfy this condition; but provided further, that notwithstanding the above, in the event 724 Solutions has a reasonable belief that any relevant representation or the questionnaire is materially untrue or contains a material misstatement of fact, 724 Solutions may demand additional reasonable evidence from such Shareholder as to such Shareholders' investor status.

       The address listed below the signature of Shareholder is the principal residence of Shareholder. If Shareholder is not an accredited investor, Shareholder has indicated on Schedule 1 the name of any relative, spouse or relative of spouse of Shareholder who has the same principal residence as Shareholder and who is an accredited investor. If Shareholder is an accredited investor, Schedule 1 also indicates the name of any Shareholder who is not an accredited investor and who is a relative, spouse or relative of spouse of Shareholder having the same principal residence as Shareholder.

    (b) INVESTMENT INTENT.

           (i) Shareholder is acquiring, in connection with the Merger, the 724 Solutions Shares for investment for Shareholder's own account, not as a nominee or agent and not with the view to, or any intention of, a resale or distribution thereof, in whole or in part, or the grant of any participation therein, but subject nevertheless to any requirement of law that the disposition of his property shall at all times be within his control.

           (ii) Shareholder understands that the 724 Solutions Shares are not registered under the Securities Act, on the basis that the sale provided for in the Merger Agreement and the issuance of securities thereunder is exempt from registration under the Securities Act pursuant to
       Section 4(2) thereof, and is exempt from registration under applicable state securities laws by reason of specific exemptions therefrom, and that 724 Solutions' reliance on such exemptions is predicated on each Shareholder's representations set forth herein. Shareholder realizes that the basis for these exemptions may not be present if, notwithstanding such representations, Shareholder has in mind merely acquiring the 724 Solutions Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Shareholder does not have any such intention.

           (iii) Shareholder understands that the 724 Solutions Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act and any applicable state securities laws or an exemption therefrom, and that, in the absence of an effective registration statement covering the 724 Solutions Shares or an available exemption from registration under the Securities Act and any applicable state securities laws, the 724 Solutions Shares must be held indefinitely. In particular, each Shareholder is aware that the 724 Solutions Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of the applicable Rule is met. Shareholder represents that, in the absence of an effective registration statement covering the 724 Solutions Shares, he will sell, transfer, or otherwise dispose of the 724 Solutions Shares only in a manner consistent with his representations set forth herein and then only in accordance with the provisions hereof.

           (iv) Shareholder understands that 724 Solutions shall have no obligation, except as provided herein, to register any of the 724 Solutions Shares under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. Shareholder hereby acknowledges that, because of the restrictions on transfer or assignment of the 724 Solutions Shares, Shareholder may have to bear the economic risk of the investment commitment in the 724 Solutions Shares for an indefinite period of time. Shareholder is able, without materially impairing his financial condition, to hold the 724 Solutions Shares for an indefinite period of time.

    (c) MERGER AGREEMENT; DISCLOSURE DOCUMENTS.

       Shareholder has received and carefully reviewed copies of the Merger Agreement and other Transaction Agreements (including the Escrow Agreement), together with all exhibits and schedules thereto, and has had the opportunity to discuss such Agreements with counsel and other advisors.

       Shareholder has received and carefully reviewed copies of the Rule 506 Documents and has had the opportunity to discuss the Rule 506 Documents with counsel and other advisors.

       Shareholder, either alone or together with Shareholder's purchaser representative (as that term is used in Regulation D to the Securities Act ("Purchaser Representative")), has such knowledge and experience in financial and business matters such that Shareholder is capable of
       (1) evaluating the merits and risks of the investment in the 724 Solutions Shares pursuant to the terms of the Merger

       Agreement and (2) protecting Shareholder's interests in connection therewith. If Shareholder has appointed a Purchaser Representative, Shareholder has delivered to 724 Solutions a written acknowledgement by Purchaser Representative of such appointment, in form and substance reasonably satisfactory to 724 Solutions.

       Shareholder understands that an investment in the 724 Solutions Shares is speculative in nature and involves substantial risks. Shareholder has been given the opportunity to make a thorough investigation of the proposed activities of 724 Solutions and has been furnished with materials relating to 724 Solutions and its proposed activities. Shareholder confirms that all documents, records and books pertaining to his investment in the 724 Solutions Shares and requested in writing by Shareholder have been made available or delivered to Shareholder. Shareholder has been afforded the opportunity to obtain any additional information deemed necessary by Shareholder to verify the accuracy of any representations made or information furnished to Shareholder and to ask questions of a person or persons acting on behalf of 724 Solutions concerning 724 Solutions' business and financial affairs and the terms and conditions of Shareholder's acquisition of the 724 Solutions Shares pursuant to the Merger Agreement, and all such questions have been answered to Shareholder's satisfaction, none of which answers are in any way inconsistent with any information otherwise provided to him or by or on behalf of 724 Solutions. Shareholder has taken full cognizance of and understands the risks relating to his acquisition of the 724 Solutions Shares. Shareholder has relied upon, and is making its decision solely upon, the 506 Documents.

    1.2 COMPLIANCE WITH RULE 144 AND THE SECURITIES ACT.

    (a) COMPLIANCE. Shareholder will observe and comply with the Securities Act and the rules and regulations promulgated thereunder, as now in effect and as from time to time amended, in connection with any offer, sale, pledge, transfer or other disposition of the 724 Solutions Shares. In furtherance of the foregoing, and in addition to the restrictions contained in any Transaction Agreement executed by Shareholder, Shareholder will not offer to sell, exchange, transfer, pledge, or otherwise dispose of any of the 724 Solutions Shares unless at such time at least one of the following is satisfied:

        (i) a registration statement under the Securities Act covering the 724 Solutions Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act;

        (ii) such transaction shall be permitted pursuant to the provisions of Rule 144 under the Securities Act;

        (iii) counsel representing Shareholder, satisfactory to 724 Solutions, shall have advised 724 Solutions in a written opinion letter reasonably satisfactory to 724 Solutions and its counsel, and upon which 724 Solutions and its counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition; or

        (iv) an authorized representative of the SEC shall have rendered written advice to Shareholder (sought by Shareholder or counsel to Shareholder, with a copy thereof and of all other related communications delivered to 724 Solutions) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or other disposition if consummated.

    (b) LEGEND. All certificates representing the 724 Solutions Shares deliverable to Shareholder pursuant to the Merger Agreement and any certificates subsequently issued with respect thereto or in substitution therefor, unless a sale, transfer or other disposition is executed pursuant to one or more of the alternative conditions set forth in Section 1.3(a) shall have occurred, or unless the conditions of paragraph (k) of Rule 144 promulgated under the Securities Act shall have been satisfied, shall bear a legend as set forth in
Section 1.11 of the Merger Agreement.

                                   ARTICLE 2
                              REGISTRATION RIGHTS

    2.1 PIGGYBACK REGISTRATION RIGHTS.

    (a) If, at any time 724 Solutions proposes to register shares of its common stock ("724 Solutions Common Stock") under the Securities Act in connection with any offering of 724 Solutions Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose or which otherwise does not include at least substantially the same information as would be required to be included in a registration statement covering the sale of registrable securities, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity or in a registration in which the only 724 Solutions Common Stock being registered is 724 Solutions Common Stock issuable upon conversion of debt securities which are also being registered), whether or not for its own account, 724 Solutions shall furnish prompt (but in no event later than twenty-one (21) days prior to the filing of the applicable registration statement) written notice to Shareholder of its intention to effect such registration and the intended method of distribution in connection therewith. Upon the written request of Shareholder made to 724 Solutions within twenty-one
(21) days after the furnishing such notice by 724 Solutions, 724 Solutions shall include in such registration the requested number of 724 Solutions Shares issued pursuant to the Merger (the "Registrable Securities"), subject to the provisions hereof and other customary terms, conditions and limitations relating to the registration of securities generally, provided, that 724 Solutions shall not be required to register any Registrable Securities the Transfer of which is restricted by the terms of any other Transaction Agreement (other than the "IPO Lock-Up" (as defined in such other Transaction Agreement), which restriction shall be waived with respect to the shares included in any such registration). All rights granted to Shareholder pursuant to this SECTION 2.1 shall terminate with respect to any Registrable Securities held by Shareholder upon the earliest to occur of (i) the time when all of the Registrable Securities may immediately be sold pursuant to Rule 144 under the Securities Act within any ninety
(90) day period, (ii) upon any sale of the Registrable Securities pursuant to a registration statement or Rule 144 under the Securities Act or (iii) the date two (2) years after the date hereof.

    (b) Nothing in this SECTION 2.1 shall create any liability on the part of 724 Solutions or any other person to Shareholder if 724 Solutions or any other person should, for any reason, decide not to file a registration statement proposed to be filed or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that Shareholder may have taken, whether as a result of the issuance by 724 Solutions of any notice under this
Section 2.1 or otherwise.

    (c) It shall be a condition precedent to the obligation of 724 Solutions to include any Registrable Securities in a registration statement pursuant to this
Section 2.1 that Shareholder shall furnish to 724 Solutions such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such securities as shall be required pursuant to the Securities Act and the rules and regulations thereunder to effect the registration of the Registrable Securities held by Shareholder. Any such information, or any comments on any such information included in a draft of a registration statement provided to Shareholder for his comment, shall be provided to 724 Solutions within any reasonable time period requested by 724 Solutions.

    (d) 724 Solutions may suspend any applicable registration statement and require that Shareholder immediately cease the sale of 724 Solutions Shares pursuant to the registration statement in any period during which 724 Solutions is engaged in any activity or transaction or preparations or negotiations for any activity or transaction (the "724 Solutions Activity") that 724 Solutions in good faith desires to keep confidential for business reasons, if 724 Solutions determines in good faith (and so certifies to Shareholder) that the public disclosure requirements imposed on 724 Solutions under the Securities Act in connection with the registration statement would require disclosure of 724 Solutions Activity, or during which there exists any other material non-public information relating to 724 Solutions which 724 Solutions determines in good faith should not be disclosed; provided that (i) 724 Solutions shall use commercially reasonable efforts to minimize the length of any such period of suspension, and (ii) any such suspension shall be applied in the same manner to all other security holders included in such registration statements and to any other registration statement or proposed offering of 724 Solutions' securities proposed or then in effect.

    (e) Shareholder shall notify 724 Solutions, at any time when a prospectus is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in the applicable registration statement, as then in effect, with respect to information provided or confirmed by Shareholder, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Shareholder shall immediately upon the occurrence of any such event cease using such prospectus. If so requested by 724 Solutions, Shareholder promptly shall return to 724 Solutions any copies of any prospectus in its possession (other than permanent file copies) that contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

    (f) 724 Solutions shall bear and pay all reasonable expenses incurred by it in connection with any registration, filing or qualification of the Registrable Securities pursuant to this Section 2.1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for 724 Solutions, but excluding underwriting discounts and commissions relating to the Registrable Securities. 724 Solutions shall pay the reasonable fees and expenses up to $15,000 of one counsel for all Shareholders in connection with any registration, filing or qualification hereunder, except to the extent mandated by applicable law, regulations, policies or rules of governmental bodies or stock exchanges.

    (g) In connection with any underwritten offering of securities, 724 Solutions shall not be required under this SECTION 2.1 to register any of Shareholder's Registrable Securities in connection with such underwritten offering unless Shareholder accepts the underwriters selected by 724 Solutions and executes an underwriting agreement with such underwriters containing such provisions as are customary in an underwritten offering (including a market stand-off agreement of up to 180 days if required by such underwriters) that includes shares held by a shareholder. Registrable Securities shall be sold in such offering only in such quantity as the lead managing underwriter determines, in its sole discretion, will not jeopardize the success of the offering by 724 Solutions. To the extent that the lead managing underwriter advises 724 Solutions in writing that, in its opinion, the number of securities proposed to be included in the offering exceeds the number that can be sold in such offering without adversely affecting the price of the securities to be sold, then the securities to be included shall be apportioned as follows: (i) first, 724 Solutions and any holders of securities of 724 Solutions exercising any demand registration rights granted to such holders shall be entitled to register all securities that 724 Solutions or such other holders propose to sell for their own accounts, in such proportion as they shall agree upon; (ii) second, any holders of 724 Solutions securities exercising piggyback registration rights as and to the extent that such registration rights have priority over the registration rights granted to Shareholder hereunder pursuant to agreements entered into on or prior to the date of execution of the Merger Agreement; and
(iii) lastly, Shareholder, together with any holders of other 724 Solutions securities exercising piggyback registration rights as and to the extent that such registration rights rank pari passu with the piggyback registration rights hereunder (it being understood that 724 Solutions shall not grant any piggyback registration rights having priority over the rights granted hereunder on or after the date of execution of the Merger Agreement), shall be entitled to register, on a pro rata basis, up to that number of Registrable Securities and other shares of 724 Solutions Common Stock that is equal to the remaining shares of 724 Solutions Common Stock that the lead managing underwriter will permit to be registered after giving effect to the apportionment set forth in clauses (i) and (ii) above, in connection with such offering. If Shareholder disapproves of the terms of any such underwriting, Shareholder may elect to withdraw therefrom by written notice to 724 Solutions and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

    (h) Whenever required to effect the registration of any Registrable Securities under this Agreement, 724 Solutions shall:

        (i) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

        (ii) Furnish to Shareholder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Shareholder that are included in such registration; and

        (iii) Use its reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholder, provided that 724 Solutions shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

    (i) Shareholder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.1.

    2.2 INDEMNIFICATION.

    (a) To the extent permitted by law, 724 Solutions will indemnify and hold harmless Shareholder against any losses, claims, damages, or liabilities to which he may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by 724 Solutions: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by 724 Solutions of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and 724 Solutions will reimburse Shareholder for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the indemnity agreement contained in this Section 2.2(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of 724 Solutions, which consent shall not be unreasonably withheld, nor shall 724 Solutions be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Shareholder.

    (b) To the extent permitted by law, Shareholder will, if the 724 Solutions Shares held by Shareholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless 724 Solutions, each of its directors and officers, its legal counsel, each person, if any, who controls 724 Solutions within the meaning of the Securities Act, each underwriter and each other shareholder selling securities under such registration statement against any losses, claims, damages or liabilities (joint or several) to which 724 Solutions or any such director, officer, counsel, controlling person, underwriter or other shareholders may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Shareholder expressly for use in connection with such registration by Shareholder; and Shareholder will reimburse any legal or other expenses reasonably incurred by 724 Solutions or any such director, officer, counsel, controlling Person, underwriter or other shareholders in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided that the indemnity agreement contained in this
Section 2.2(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Shareholder, which consent shall not be unreasonably withheld.

    (c) The foregoing indemnity agreements of 724 Solutions and the Shareholder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                                   ARTICLE 3
                                 MISCELLANEOUS

    3.1 AMENDMENT AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

    3.2 ASSIGNMENT. This Agreement will be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto. If any transferee of any Shareholder shall acquire 724 Solutions Shares, in any manner, whether by operation of law or otherwise, such 724 Solutions Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such 724 Solutions Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

    3.3 COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.

    3.4 COUNTERPART EXECUTION; FACSIMILE DELIVERY. This Agreement may be executed in several counterparts and delivered by facsimile, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    3.5 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

    3.6 ENTIRE AGREEMENT. This Agreement and the exhibits hereto contains the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

    3.7 FURTHER ASSURANCES. Shareholder agrees to execute and deliver, before or after the Effective Time, any additional documents reasonably necessary or desirable to carry out the purposes and intent of this Agreement.

    3.8 GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without regard to conflict of laws. Each of the parties hereto irrevocably consents to the jurisdiction of any court located within the State of New York or the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process. EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR OTHER TRANSACTION AGREEMENTS.

    3.9 NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

    If to the Shareholder, at the address set forth below the Shareholder's signature at the end hereof.

       with a copy to:

           Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, CA 94304-1050
           Attn: Larry W. Sonsini, Esq.
               Michael S. Dorf, Esq.
               Fax: (650) 493-6811
           Phone: (650) 493-9300

       If to 724 Solutions:

       724 Solutions Inc.
       4101 Yonge Street, Suite 702
       Toronto, Ontario M2P 1N6
       Canada
       Attn: Jay Howard, Legal Counsel
       Fax: (416) 228-8199
       Phone: (416) 226-2900

       with a copy to:

           Morrison & Foerster LLP
           425 Market Street
           San Francisco, CA 94105
           Attn: Robert S. Townsend, Esq.
           Fax: (415) 268-7522
           Phone: (415) 268-7080

       and

           Oglivy Renault
           Suite 2100, P. O. Box 141
           Royal Trust Tower, TD Centre
           Toronto, Ontario M5K 1H1
           Attn: Brian Ludmer
           Fax: (416) 216-3930
           Phone: (416) 216-4000

or to such other address as any party hereto may designate for itself by notice given as herein provided.

    3.10 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, such provision and all other related provisions shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other unrelated provisions of this Agreement shall be deemed valid and enforceable to the full extent.

    3.11 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that 724 Solutions will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to 724 Solutions upon any such violation, 724 Solutions shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to 724 Solutions at law or in equity and the Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

                            [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          724 SOLUTIONS INC.
                                          By: __________________________________
                                              Its
                                          SHAREHOLDER:
                                          ______________________________________
                                          Name: ________________________________
                                          Address: _____________________________
                                           _____________________________________
                                           _____________________________________
                                          Fax: _________________________________

         [COUNTERPART SIGNATURE PAGE FOR REGISTRATION RIGHTS AGREEMENT]

                                   SCHEDULE 1

Total number of shares of Ezlogin Capital Stock owned immediately prior to the Effective Time:


Common Stock:

Series A Preferred Stock:

Series B Preferred Stock:

State or Country of Residence:

Other Beneficial Owners:

Accredited Investors:

Total Number of 724 Solutions Shares owned as of the Effective Time: ___________

Other Beneficial Owners:

                                   EXHIBIT E

                                ESCROW AGREEMENT

    THIS ESCROW AGREEMENT (the "Escrow Agreement") is entered into this
June 15, 2000 by and among 724 Solutions Inc., a corporation amalgamated under the laws of Ontario ("724 Solutions"), U.S. Bank Trust, National Association (the "Escrow Agent), and Alexandre Balkanski, as representative (the "Shareholders' Agent") for the shareholders and optionholders of Ezlogin (as defined below).

                                    RECITALS

    A. This Agreement is entered into in connection with the First Amended and Restated Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of May 9, 2000 and entered into by and among 724 Solutions, Ezlogin.com, Inc. ("Ezlogin"), Merger Sub and the Shareholders' Agent, pursuant to which Merger Sub will be merged with and into Ezlogin. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

    B.  Sections 1.7(d), 5.12 and 8.1 of the Merger Agreement provide that
(i) an amount equal to ten percent (10%) of the shares of 724 Solutions Common Stock issued in the Merger in respect of Ezlogin Capital Stock outstanding at the Effective Time, and (ii) if 724 Solutions assumes the Ezlogin Options in connection with the Merger, any Subject Shares (as defined below) will be held in escrow to compensate 724 Solutions for certain indemnification obligations of the Shareholders of Ezlogin.

    In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.  Deposit of Property.

        (a) Escrow Shares. Pursuant to Section 1.7(d)(ii) of the Merger Agreement, as soon as reasonably practicable but not later than five days, after the Effective Date, 724 Solutions will distribute to the Escrow Agent a certificate or certificates for One Hundred Thousand Three Hundred Sixty-One and Twelve Hundredth (100,361.12) shares of 724 Solutions Common Stock (the "Escrow Shares") shares representing ten (10%) of the shares of 724 Solutions Common Stock issued in the Merger in respect of Ezlogin Capital Stock outstanding at the Effective Time, at the following address:

       U.S. Bank Trust N.A.
       One California Street, Suite 2550
       San Francisco, CA 94111
       Account No.: 94416760
       Reference: 724 Solutions/Ezlogin
       Attn: Ann Gadsby

    The Escrow Shares shall be registered in the name of the Escrow Agent as nominee for the beneficial owners of such shares. The number of Escrow Shares beneficially owned by each Shareholder, the percentage interest of each Shareholder in the Escrow Fund and the address of each Shareholder are set forth in Schedule 1 attached hereto.

        (b) Subject Shares. Pursuant to the Merger Agreement, if 724 Solutions assumes Ezlogin's Stock Option Plan and the outstanding Ezlogin Options, ten percent (10%) of the options to purchase 724 Solutions Common Stock resulting from the assumption of Ezlogin Options in connection with the Merger (the "Subject Options") shall be subject to cancellation as security for the Optionholders' indemnification obligations under the Merger Agreement. However, to the extent that an Optionholder exercises a Subject Option prior to the termination of the Escrow Period (or after the Escrow Period, if such Subject Option has been subject to cancellation to satisfy any unsatisfied claims specified in any Officers' Certificate delivered to the Escrow Agent and the Shareholders' Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the expiration of the Escrow Period and until such claims have been resolved), 724 Solutions shall distribute to the Escrow Agent, at the address set forth in Section 1(a) above and as soon as reasonably practical after the exercise of such Subject Option, a certificate or certificates representing the resulting shares of 724 Solutions Common Stock, subject to and in accordance with the provisions of Article VIII of the Merger Agreement (the "Subject Shares"). The Subject Shares shall be registered in the name of the Escrow Agent as nominee for the Optionholder and shall constitute Escrow Shares in all respects hereunder and under the Merger Agreement. As soon as reasonably possible after any delivery of Subject Shares to the Escrow Agent, 724 Solutions and the Shareholders' Agent will deliver to the Escrow Agent a new Schedule 1 to this Agreement, reflecting the additional Escrow Shares and the change in each Shareholder's pro rata portion of the Escrow Fund.

2. Holding in Escrow; Earnings on Escrow Shares; Voting of 724 Solutions Common Stock.

        (a) Escrow Agent agrees to hold in escrow the Escrow Shares and any additional monies which may be delivered to it (the "Escrow Fund"), subject to the terms and conditions of this Escrow Agreement, shall treat such Escrow Fund as a trust fund in accordance with the terms of this Agreement and the Merger Agreement and not as the property of the 724 Solutions, and shall dispose of the Escrow Shares only in accordance with the terms hereof.

        (b) All dividends payable on the Escrow Shares held by Escrow Agent shall be paid or made to the Ezlogin Shareholders, by check mailed via first class mail, to the Shareholders at their addresses, and in the percentage interests, set forth in Schedule 1 attached hereto; PROVIDED, HOWEVER, that any dividend or other distribution payable ratably to all holders of 724 Solutions Common Stock in the form of additional shares of 724 Solutions Common Stock, or entitling the holder thereof to receive, directly or indirectly, additional shares of 724 Solutions Common Stock, and any securities issued in exchange for 724 Solutions Common Stock, shall remain part of the Escrow Fund and shall not be paid to the Ezlogin Shareholders except pursuant to the provisions of Section 4 of this Escrow Agreement.

        (c) Each of the Shareholders of Ezlogin shall have the power to vote such Shareholder's share of the 724 Solutions Common Stock remaining in the Escrow Fund at any time, provided that each Shareholder shall not exercise voting power over any shares of 724 Solutions Common Stock that are distributed to 724 Solutions under SECTION 3 OR 5 hereof. The Escrow Shares shall be voted by the Escrow Agent, as record holder, in accordance with the instructions received by the Escrow Agent from the beneficial owners of such shares. In the absence of such instructions, the Escrow Agent shall be under no obligation to vote such shares.

3.  Payment for 724 Solutions Damages.

        (a) Upon 724 Solutions' delivery of an Officer's Certificate or Certificates identifying 724 Solutions Damages to the Escrow Agent as provided in SECTION 5 below and the determination that such amount is payable pursuant to this Escrow Agreement, 724 Solutions shall receive Escrow Shares from the Escrow Fund equal in value to the Shareholders' pro rata portion of the of 724 Solutions Damages (such Shareholders' pro rata amount to be specified in the Officers' Certificate); provided, however, that in no event shall 724 Solutions receive more than the number of shares of 724 Solutions Common Stock originally placed in the Escrow Fund or added to the Escrow Fund upon the exercise of any Subject Options. Payment of 724 Solutions Damages shall be taken ratably from Escrow Shares and, if applicable, the cancellation of Subject Options by 724 Solutions with such Optionholder's vested and unvested Subject Options being cancelled ratably (including with respect to vesting dates). 724 Solutions shall receive Escrow Shares ratably from Shareholders' Escrow Shares not subject to an Unvested Share Repurchase Option, as defined in Section 5.2(c) of the Merger Agreement and as set forth on Schedule 1, and from Escrow Shares subject to an Unvested Share Repurchase Option (including with respect to lapsing dates).

        (b) Notwithstanding anything herein to the contrary, the Shareholders' and Optionholders' total indemnification obligations pursuant to
    Article VIII of the Merger Agreement shall not exceed 10% of the Merger Consideration (the "Indemnification Cap") valued at the 724 Solutions Stock Price, and no Shareholder or Optionholder shall have liability for any 724 Solutions Damages unless and until Officer's Certificates (as defined in SECTION 5 below) identifying aggregate 724 Solutions Damages in excess of $375,000 (the "Indemnification Threshold") have been received by the Escrow Agent, in which case 724 Solutions shall be entitled to recover all 724 Solutions Damages; provided that all 724 Solutions Damages relating to the representations and warranties set forth in Sections 2.2 and 2.38 of the Merger Agreement

    (collectively, the "Excluded Damages") shall not be subject to either the Indemnification Cap or the Indemnification Threshold.

4.  Escrow Period.

        (a) The escrow shall terminate on the one year anniversary of the Effective Time ("Escrow Period"); provided, however, that a portion of the Escrow Shares, which is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. 724 Solutions shall deliver to the Escrow Agent a certificate specifying the Effective Time.

        (b) If 724 Solutions assumes the Ezlogin Options in connection with the Merger, 724 Solutions shall hold the Subject Options as security for the Optionholders' indemnity obligations under the Merger Agreement for the entire Escrow Period (unless such Subject Option is exercised, in which case the Subject Shares issuable upon exercise thereof shall be delivered to the Escrow Agent in accordance with the terms hereof); provided, however, that a portion of the Subject Options which is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Shareholders' Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period and until such claims have been resolved, shall remain subject to cancellation and subject to the provisions of Article VIII of the Merger Agreement until such claims have been resolved.

        (c) Any amounts remaining in the Escrow Fund after the Escrow Period that are not in dispute relating to the indemnification obligations of the Shareholders arising under the Merger Agreement and this Escrow Agreement shall be promptly distributed to the Shareholders (including Shareholders of Subject Shares) and any Subject Options then outstanding that are not in dispute relating to the indemnification obligations of the Optionholders arising under the Merger Agreement shall be promptly released to the Optionholders. As soon as all such disputed claims have been resolved, the Escrow Agent shall deliver to the Shareholders all of the Escrow Shares and other property remaining in the Escrow Fund and not required to satisfy such claims and expenses. Each Shareholder shall receive that number of Escrow Shares equivalent to such Shareholder's percentage interest in the Escrow Fund as set forth in SCHEDULE 1 attached hereto.

5.  Claims upon Escrow Fund.

        (a) In order to receive Escrow Shares or cancel Subject Options as compensation for 724 Solutions Damages, 724 Solutions must first deliver to the Escrow Agent and the Shareholders' Agent, on or before the last day of the Escrow Period, a certificate signed by any officer of 724 Solutions (an "Officer's Certificate"), stating that 724 Solutions Damages exist and specifying in reasonable detail the individual items of such 724 Solutions Damages included in the amount so stated, the date each such item was paid, or properly accrued in accordance with U.S. GAAP, or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related and the specific representation, warranty or covenant alleged to have been the subject of such misrepresentation, breach or default. The Officer's Certificate shall also specify the amount of Escrow Shares and identify the category of shares to be delivered (as set forth in Section 3(a)) to 724 Solutions out of the Escrow Fund and, if applicable, the number and identity of Subject Options, if any, which shall be cancelled if the claim represented in the Officer's Certificate were to be paid. Upon receipt of the Officer's Certificate, the Escrow Agent shall, subject to the provisions of SECTIONS 6 AND 7 below, deliver to 724 Solutions out of the Escrow Fund, as promptly as practicable, 724 Solutions Common Stock or other assets held in the Escrow Fund, having a value equal to the portion of such 724 Solutions Damages attributable to the indemnity obligations of the Shareholders as specified in the Officer's Certificate.

        (b) For the purpose of compensating 724 Solutions for its 724 Solutions Damages pursuant to this Agreement, the Escrow Shares, and, if applicable, the Subject Options, shall be valued at the 724 Solutions Stock Price. 724 Solutions shall set forth the 724 Solutions Stock Price in a certificate delivered to the Escrow Agent. If the value to be distributed to 724 Solutions with respect to each Shareholder or

    Optionholder is not evenly divisible by the 724 Solutions Stock Price, the Escrow Agent shall round down the number of shares to be distributed to the next highest number of shares and shall distribute that number to 724 Solutions. The fractional interests remaining will be aggregated with future claims against the Escrow Fund and Subject Options and will be delivered to 724 Solutions or cancelled when any fractional shares in the aggregate are equal to a whole number of shares or options. Upon the release of the Escrow Fund, 724 Solution may direct the Escrow Agent to distribute the fractional interests to the Shareholders and Optionholders or to monetize such fractional interests in exchange for a pro rata payment of the 724 Solutions Stock Price, to be paid as provided with respect to fractional shares in the manner set forth in Section 1.6(c) of the Merger Agreement.

        (c) In lieu of the fractional interest not distributed, 724 Solutions shall furnish to the Escrow Agent cash equal to such fractional interest times the 724 Solutions Stock Price, and the Escrow Agent in turn will distribute to 724 Solutions a whole share of 724 Solutions Common Stock. Accordingly, the Escrow Agent, upon receipt of such funds, shall deliver the corresponding number of shares to 724 Solutions. In all events, 724 Solutions shall so purchase only a whole number of shares. Any cash so received from 724 Solutions and not so immediately distributed by the Escrow Agent shall be retained by the Escrow Agent as part of the Escrow Fund, but need not be invested.

6. Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent and, for a period of forty-five
    (45) days after such delivery to the Escrow Agent of such Officer's Certificate, the Escrow Agent shall make no delivery of 724 Solutions Common Stock or other property pursuant to Section 5 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of the 724 Solutions Common Stock or other property in the Escrow Fund in accordance with Section 5 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to 724 Solutions prior to the expiration of such forty-five
    (45) day period.

7.  Resolution of Conflicts; Arbitration.

        (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by 724 Solutions made in any Officer's Certificate, 724 Solutions shall have forty-five (45) days after receipt by the Escrow Agent and 724 Solutions of an objection by the Shareholders' Agent to respond in a written statement to the objection of the Shareholders' Agent. If after such forty-five (45) day period there remains a dispute as to any claims, the Shareholders' Agent and 724 Solutions shall attempt in good faith for sixty
    (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and 724 Solutions should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the 724 Solutions Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

        (b) If no such agreement can be reached after good faith negotiation, either 724 Solutions or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen
    (15) days after such written notice is sent, 724 Solutions and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in SECTION 6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

        (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this SECTION 7(C), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, 724 Solutions shall be deemed to be the Non-Prevailing Party unless the arbitrators award 724 Solutions more than one-half ( 1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Shareholders and Optionholders for whom shares of 724 Solutions Common Stock otherwise issuable to them have been deposited in the Escrow Fund, or who hold Subject Options, as applicable, shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration. If the Shareholders and the Optionholders are deemed to be the Non-Prevailing Party, such expenses and fees shall be paid first, from the Escrow Shares and the cancellation of Subject Options, and second, by 724 Solutions, provided that the Shareholders and Optionholders shall be and remain liable to 724 Solutions for the amount that the total of all such fees and expenses exceeds the total Escrow Shares and Subject Options, valued at the 724 Solutions Stock Price (the "Excess Fees"), and the Shareholders and Optionholders, severally, hereby indemnify and hold harmless the 724 Solutions Indemnified Persons from and against all such Excess Fees.

8.  Shareholders' Agent.

        (a) By executing an Employee Holders' Agreement or Non-Employee Shareholders' Agreement, voting to approve the Merger or accepting any Merger Consideration, each Shareholder and Optionholder appoints Alexandre Balkanski as agent (the "Shareholders' Agent") for and on behalf of such Shareholder and Optionholder to give and receive notices and communications, to authorize delivery to 724 Solutions of the 724 Solutions Common Stock or other property from the Escrow Fund and, if applicable, the cancellation of Subject Options, in satisfaction of claims by 724 Solutions, to object to such deliveries and cancellations, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund and the Subject Options from time to time upon not less than ten (10) days' prior written notice to 724 Solutions. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Ezlogin Shareholders and Optionholders.

        (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Ezlogin Shareholders and Optionholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

        (c) The Shareholders' Agent shall have reasonable access to information about Ezlogin, the Surviving Corporation and 724 Solutions and the reasonable assistance of Ezlogin's, the Surviving Corporation's and 724 Solutions' respective officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Ezlogin, the Surviving Corporation or 724 Solutions to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

        (d) Alexandre Balkanski hereby agrees to act as the Shareholders' Agent pursuant to the terms hereof.

9. Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Shareholders with an interest in the Escrow Fund and all Optionholders holding Subject Options and shall be final, binding and conclusive upon each such Shareholder and Optionholder, and the Escrow Agent and 724 Solutions may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Shareholder and Optionholder. The Escrow Agent, 724 Solutions, Ezlogin and the Surviving Corporation are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

10. Third-Party Claims. In the event 724 Solutions becomes aware of a third-party claim which 724 Solutions believes may result in a demand against the Escrow Fund or the Subject Options, 724 Solutions shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent, on behalf of the Shareholders and the Optionholders, shall be entitled, at the Shareholders' and Optionholders' expense, to participate in any defense of such claim. 724 Solutions shall have the right in its sole discretion to settle any such claim; provided, however, that 724 Solutions may not effect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under
    Section 6 or any other provision of Article VIII of the Merger Agreement to the amount of any claim by 724 Solutions against the Escrow Fund or the Subject Options for indemnity with respect to such settlement.

11. Fees and Expenses. 724 Solutions shall pay Escrow Agent compensation, as payment in full for the services to be rendered by Escrow Agent hereunder per the Fee Schedule as attached as Schedule 2 hereto. Any such reimbursement to which Escrow Agent is entitled shall be borne by 724 Solutions. It is understood that the fees and usual charges agreed upon for services of Escrow Agent shall be considered compensation for ordinary services as contemplated by this Escrow Agreement. In the event that the conditions of this Escrow Agreement are not promptly fulfilled, or if Escrow Agent renders any service not provided for in this Escrow Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, Escrow Agent shall be reasonably compensated by 724 Solutions for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation (collectively, "Extraordinary Expenses") and Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by Escrow Agent in this escrow (other than the Escrow Funds) until such compensation, fees, costs, and expenses are paid.

12. Limitation on Escrow Agent's Liability. The Escrow Agent's responsibilities and liabilities shall be limited as follows:

        (a) The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Merger Agreement or any other agreement between the parties thereto. The Escrow Agent shall not be responsible or liable in any manner whatsoever for the performance by the Shareholders' Agent or 724 Solutions of their respective obligations under the Merger Agreement or this Escrow Agreement, nor shall the Escrow Agent be responsible or liable in any manner whatsoever for the failure of any other party to the Merger Agreement to honor any of the provisions of the Merger Agreement.

        (b) The duties and obligations of the Escrow Agent shall be limited to and determined solely by the express provisions of this Escrow Agreement and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent is not bound by and is under no duty to inquire into the terms or validity of any other agreements or documents, including any agreements which may be related to, referred to in or deposited with the Escrow Agent in connection with this Escrow Agreement.

        (c) The Escrow Agent shall be entitled to rely upon and shall be protected in acting in reliance upon any instruction, notice, information, certificate, instrument or other document which is submitted to it in connection with its duties under this Escrow Agreement and which the Escrow Agent in good faith believes to have been signed or presented by the proper party or parties. The Escrow Agent shall have no liability with respect to the form, execution, validity or authenticity thereof.

        (d) The Escrow Agent shall not be liable for any act which the Escrow Agent may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent or attorney appointed by it, while acting in good faith, unless caused by or arising from its own gross negligence or willful misconduct.

        (e) The Escrow Agent shall be entitled to consult with counsel of its own selection and the opinion of such counsel shall be full and complete authorization and protection to the Escrow Agent in respect of any action taken or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

        (f) The Escrow Agent shall have the right at any time to resign for any reason and be discharged of its duties as Escrow Agent hereunder by giving written notice of its resignation to the parties hereto at least thirty
    (30) calendar days prior to the date specified for such resignation to take effect. In addition, 724 Solutions and the Shareholders' Agent may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent which shall be a bank or trust company organized under the laws of the United States of America or of the State of California having (or if such bank or trust company is a member of a bank company, its bank holding company has) a combined capital and surplus of not less than $50,000,000, shall be appointed by 724 Solutions with the approval of the Shareholders' Agent, which approval shall not be unreasonably withheld. Any such successor escrow agent shall deliver to 724 Solutions and the Shareholders' Agent a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the Escrow Fund. All obligations of the Escrow Agent hereunder shall cease and terminate on the effective date of its resignation or removal and its sole responsibility thereafter shall be to hold the Escrow Fund, for a period of thirty (30) calendar days following the effective date of resignation or removal, at which time,

           (1) if a successor Escrow Agent shall have been appointed and written notice thereof shall have been given to the resigning or removed Escrow Agent by parties hereto and the successor Escrow Agent, then the resigning Escrow Agent shall deliver the remaining Escrow Funds to the successor Escrow Agent; or

           (2) if a successor Escrow Agent shall not have been appointed, for any reason whatsoever, the resigning or removed Escrow Agent shall deliver the Escrow Funds to a court of competent jurisdiction in the county in which the Escrow Funds are then being held and give written notice of the same to 724 Solutions and the Shareholders' Agent.

           (3) The resigning or removed Escrow Agent shall be reimbursed by 724 Solutions for any reasonable expenses incurred in connection with its resignation and transfer of the Escrow Funds pursuant to and in accordance with the provisions of this SECTION 12.

        (g) 724 Solutions agrees to indemnify and hold the Escrow Agent harmless from and against any and all liabilities, causes of action, claims, demands, judgments, damages, costs and expenses (including reasonable attorneys fees and expenses) that may arise out of or in connection with the Escrow Agent's good faith acceptance of and performance of its duties and obligations under this Escrow Agreement. The Escrow Agent shall be under no duty to institute any suit, or to take any remedial procedures under this Escrow Agreement, or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided above.

        (h) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Funds which, in its sole discretion, are in conflict either with other instructions received by it or with any provision of this Escrow Agreement, the Escrow Agent shall have the absolute right to suspend all further performance under this Escrow Agreement (except for the safekeeping of the Escrow Funds) until such uncertainty or conflicting instructions have been resolved by alternative dispute resolution, to the Escrow Agent's sole satisfaction, pursuant to SECTION 7 hereof or by final judgment of a court of competent jurisdiction, joint written instructions from all of the other parties hereto, or otherwise. In the event that any controversy arises between one or more of the parties hereto or any other party with respect to this Escrow Agreement or the Escrow Funds, the Escrow Agent shall not be required to determine the proper resolution of such controversy or the proper disposition of the Escrow

    Funds and shall have the absolute right, in its sole discretion, to deposit the Escrow Funds with the clerk of a court of competent jurisdiction specified in SECTION 7 hereof, file a suit in interpleader in that court and obtain an order from that court requiring all parties involved to resolve their respective claims to the Escrow Funds pursuant to SECTION 7 or to litigate their respective claims arising out of or in connection with the Escrow Funds in that court. Upon the deposit by the Escrow Agent of the Escrow Funds with the clerk of that court in accordance with this provision, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

13. Notices. Unless otherwise agreed, all notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been duly given if delivered by hand, by telecopier, (with receipt confirmed, which confirmation may be mechanical) or by reputable overnight courier, charges prepaid, addressed as follows:

           if to 724 Solutions to:

              724 Solutions
              4101 Yonge Street, Suite 702
              North York, Ontario
              Canada, M2P 1N6
              Attention: Jay Howard, Legal Counsel
              Phone: (416) 226-2900
              Fax: (416) 228-8199

              with a copy (which shall not constitute notice) to:

              Morrison & Foerster LLP
              425 Market Street
              San Francisco, CA 94110
              Attention: Robert Townsend, Esq.
              Phone: (415) 268-7080

              Fax: (415) 268-6554

              if to the Shareholders' Agent to:

              Benchmark Capital
              2480 Sand Hill Road
              Menlo Park, CA 94025
              Attention: Alexandre Balkanski
              Fax: (650) 854-8183

              with a copy (which shall not constitute notice) to:

              Wilson Sonsini Goodrich & Rosati
              650 Page Mill Road
              Palo Alto, CA 94304
              Attention: Larry Sonsini, Esq./Michael S. Dorf, Esq.
              Phone: (650) 493-6811
              Fax: (650) 493-6811

           if to the Escrow Agent to:

              U.S. Bank Trust, N.A.
              One California Street, Suite 2550
              San Francisco, CA 94111
              Attention: Ann Gadsby
              Phone: (415) 273-4532
              Fax: (415) 273-4590

    Notice by 724 Solutions to the Shareholders' Agent shall be deemed notice to all Shareholders and Optionholders for all purposes of this Escrow Agreement and Article VIII of the Merger Agreement.

        14. Entire Agreement. This Escrow Agreement, the Merger Agreement and the agreements specifically referred to herein and therein constitute the entire agreement among the parties hereto other than the Escrow Agent and supersede all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof or thereof. The Escrow Agent shall be bound only by this Escrow Agreement. To the extent this Escrow Agreement is inconsistent with the Merger Agreement, the Merger Agreement shall control. This Escrow Agreement may be amended, modified or revoked only with the express written consent of 724 Solutions, the Escrow Agent and the Shareholders' Agent.

        15. General. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California and shall be binding upon, and inure to the benefit of the parties hereto and their respective successors, heirs at law, legatees, administrators, and executors; but this Escrow Agreement and the rights and obligations hereunder shall not be assignable by any party.

        16. Counterpart Signatures, Facsimile Delivery. This Escrow Agreement may be executed in counterparts and delivered by facsimile, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

                     [SIGNATURES FOLLOW ON A SEPARATE PAGE]

    IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement on the day and year first above written.

                                          "724 Solutions"
                                          724 SOLUTIONS INC.,
                                          a corporation amalgamated under the
                                          laws
                                          of Ontario

                                          By: __________________________________

                                              Its
                                          "Escrow Agent"
                                          U.S. BANK TRUST, NATIONAL
                                          ASSOCIATION

                                          By: __________________________________

                                              Its
                                          "Shareholders' Agent"
                                          ______________________________________
                                          ALEXANDRE BALKANSKI

                        [SIGNATURE PAGE TO ESCROW AGREEMENT]